EXECUTION VERSION

THIRTEENTH AMENDED AND RESTATED FISCAL AND PAYING AGENCY AGREEMENT

Dated as of April 4, 2014

among

GENERAL ELECTRIC CAPITAL CORPORATION

GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467)

GE CAPITAL EUROPEAN FUNDING

GE CAPITAL UK FUNDING

and

THE BANK OF NEW YORK MELLON

and

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

Programme for the Issuance of Euro Medium-Term Notes Due

9 Months or More from Date of Issue

Allen & Overy LLP

THIRTEENTH AMENDED AND RESTATED FISCAL AND PAYING AGENCY AGREEMENT, dated as of April 4, 2014 between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467), a company incorporated under the laws of the Commonwealth of Australia (“GE Capital Australia Funding”), GE CAPITAL EUROPEAN FUNDING (“GECEF”) and GE CAPITAL UK FUNDING (“GECUKF”, and together with GECEF, the “Irish Issuers” and each an “Irish Issuer”, each of which was incorporated as a public unlimited liability company under the Irish Companies Acts 1963-2013) (GE Capital, GE Capital Australia Funding, the Irish Issuers and each Additional Issuer (as defined herein) acceding hereto pursuant to Section 16 hereof, each an “Issuer” and collectively, the “Issuers”), THE BANK OF NEW YORK MELLON, as fiscal and principal paying agent, and THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as initial registrar and transfer agent (such agreement, as further amended and supplemented from time to time, the “Agreement”).

Pursuant to the Fifteenth Amended and Restated Distribution Agreement, dated April 4, 2014, among the Issuers (including GE Capital in its capacity as guarantor (the “Guarantor”) of Notes issued by an Issuer other than GE Capital) and the dealers named therein (the “Dealers”) (as further amended from time to time, the “Distribution Agreement”), each Issuer has agreed to issue from time to time its Euro Medium-Term Notes having maturities from 9 months or more from date of issue (the “Notes”). The Notes will be subject to the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting the Series (as defined below), the terms and conditions being in or substantially in the form set out in Appendix 3 hereto or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Fiscal Agent (as defined below) and the relevant dealer as completed by the applicable Final Terms (as defined below) (the “Conditions”). The Guarantor has agreed to guarantee Notes issued on a senior basis by each Issuer other than GE Capital in the form of the guarantee attached hereto as Exhibit D-1 (the “Senior Guarantee”) and Notes issued on a subordinated basis by each Issuer other than GE Capital in the form of the guarantee attached hereto as Exhibit D-2 (the “Subordinated Guarantee”) (each, a “Guarantee” and, together, the “Guarantees”). Administrative procedures, which have been agreed to by the Issuers (including GE Capital in its capacity as Guarantor) and the Dealers as of the date hereof, are set out in an Administrative Procedures Memorandum dated on or around the date hereof (such procedures, as amended from time to time pursuant to the Distribution Agreement, are hereinafter referred to as the “Administrative Procedures”).

Pursuant to this Agreement, the Twelfth Amended and Restated Fiscal and Paying Agency Agreement dated April 5, 2013 (the “Prior Agency Agreement”) shall be amended and restated on the terms of this Agreement. Any Notes issued on or after the date of this Agreement shall be issued pursuant to this Agreement, but this shall not affect any Notes issued prior to the date of this Agreement. Subject to such amendment and restatement, the Prior Agency Agreement shall continue in full force and effect.

Words and expressions defined in the terms and conditions set out in Appendix 3 hereto as completed by the applicable Final Terms shall have the same meanings where used in this Agreement unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the terms and conditions set out in Appendix 3 hereto and the applicable Final Terms, the applicable Final Terms will prevail. References to “applicable Final Terms” shall, for the purposes of this Agreement and so far as the context permits, include any applicable pricing supplement for the issuance of Notes for which no prospectus is required to be published under Directive 2003/71/EC as amended, which includes the amendments made by Directive 2010/73/EU to the extent that such

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amendments have been implemented in a relevant Member State of the European Economic Area, setting out the particular contractual terms applicable to, and other prescribed information in respect of, that tranche of Notes.

1. Appointment of Agents.

Each Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) hereby appoints The Bank of New York Mellon, acting through its London Branch located at One Canada Square, London E14 5AL, as the fiscal agent and as the principal paying agent (in such capacities and including any successor fiscal and paying agent appointed hereunder, the “Fiscal Agent”, and, together with any other paying agents appointed by the relevant Issuer and the Guarantor, the “Paying Agents”), in respect of the Notes, upon the terms and subject to the conditions stated herein and in the Conditions and the Notes. The Fiscal Agent hereby accepts such appointment and agrees, upon such terms and subject to such conditions, to perform its obligations under this Agreement, the Conditions, the Notes and the Administrative Procedures. In addition, unless otherwise agreed by the parties hereto, the Fiscal Agent agrees to appoint its local branch or affiliate located in the jurisdiction of the country where any Notes are listed from time to time as an additional paying agent, to the extent required by the rules and regulations of the applicable exchange and to the extent the Fiscal Agent has a branch or affiliate located in such jurisdiction.

2. Notes Issuable in Series.

(a) Each Issuer may issue Notes hereunder in one or more series of Notes, each series (a “Series”) having identical terms but for authentication date, effectuation date (in the case of an NGN or Registered Note issued under the NSS, each as defined below) and public offering price; provided that a Series of Notes may not comprise Notes in bearer form (“Bearer Notes”) and Notes in registered form (“Registered Notes”). Each such Series may contain one or more tranches of Notes, each such tranche (a “Tranche”) having identical terms, including authentication date and public offering price; provided that a Tranche of Notes may not comprise both Bearer Notes and Registered Notes.

(b) Notes issued hereunder shall be issued pursuant to authority granted by the Board of Directors of the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) or any duly authorized committee thereof and shall be substantially in the form set out in Exhibit A hereto.

(c) Prior to the issue of the first Tranche of Notes of a Series hereunder, the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) shall advise the Fiscal Agent in writing of the following terms which shall be applicable to such Series of Notes (each such set of written instructions shall be provided by such persons as are designated by an Issuer Authorized Representative (as defined in Section 3(a)) from time to time in an incumbency certificate delivered to the Fiscal Agent and shall hereinafter be referred to as a “Corporate Order”):

(1) the title of the Series (which shall distinguish the Notes of such Series from all other Notes);

(2) any limit upon the aggregate principal amount of the Notes of such Series which may be authenticated and effectuated (as applicable) and delivered under this Agreement (except

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for Notes authenticated and effectuated (as applicable) and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Series pursuant to Sections 3, 4, 6 and 7);

(3) the date or dates on which the principal of and premium, if any, on the Notes of the Series are payable;

(4) the rate or rates, or the method of determination thereof, at which the Notes of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and, in the case of any Registered Note, if other than as set forth in Section 3, the record dates for the determination of holders to whom interest is payable;

(5) the place or places where the principal of, and premium, if any, and interest on Notes of the Series shall be payable;

(6) the currency or composite currency in which the Notes of such Series are denominated (the “Specified Currency”);

(7) the price or prices at which, the period or periods within which and the terms and conditions upon which the Notes of such Series may be redeemed, in whole or in part, at the option of the relevant Issuer;

(8) the obligation, if any, of the relevant Issuer or the Guarantor as the case may be, to redeem, purchase or repay the Notes of such Series pursuant to any right to do so contained in the Notes or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which the Notes of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(9) the denominations in which the Notes of such Series shall be issuable, in all cases subject to compliance with all applicable laws and regulations;

(10) if other than the principal amount thereof, the portion of the principal amount of the Notes of such Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Condition 10 (“Events of Default”);

(11) if other than as provided in Sections 3, 4 and 5 hereof, whether the Notes of such Series will be issuable as Registered Notes or Bearer Notes (with or without coupons and receipts), or any combination of the foregoing, any restriction applicable to the offer, sale or delivery of Bearer Notes or the payment of interest thereon and the terms upon which Bearer Notes of any Series may be exchanged for Registered Notes of such Series, except that the Notes of such Series shall not be issuable as Bearer Notes unless such issuance is (i) permitted under U.S. federal income tax law at the time of issuance without adverse consequences to the relevant Issuer or the Guarantor and (ii) conducted in accordance with the requirements of U.S. federal income tax law in effect at the time of such issuance;

(12) if Bearer Notes are to be issued in temporary bearer global form (“Temporary Bearer Global Notes”) or permanent bearer global form (“Permanent Bearer Global Notes” and, together with Temporary Bearer Global Notes, “Bearer Global Notes”), whether such Notes

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are intended to be issued in new global note (“NGN”) form or classic global note (“CGN”) form and whether a NGN is intended to be held in a manner which would allow Eurosystem eligibility (a “Eurosystem-eligible NGN”);

(13) if Registered Notes are to be issued in global form (“Registered Global Notes”), whether the Global Note to be issued is intended to be issued under the new safekeeping structure (the “NSS”) or under the classic safekeeping structure (“CSS”) and whether a Global Note issued under the NSS is intended to be held in a manner which would allow Eurosystem eligibility (a “Eurosystem-eligible NSS”);

(14) if other than those named herein, any other depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to such Series;

(15) the stock exchange, competent authority and/or market, if any, on or by which the Notes will be listed and/or admitted to trading and related information;

(16) any applicable restrictions on the transfer of any of the Notes of such Series;

(17) whether Notes of such Series and/or the related Guarantee, if any, are senior or subordinated and, if such Notes and/or Guarantee are subordinated, the terms of such subordination; and

(18) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Agreement).

All Notes of any one Series and coupons, if any, appertaining thereto, shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Corporate Order. The Notes, coupons and receipts, if any, appertaining thereto shall be in substantially the form set out in Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and the Conditions, and may have such legends or endorsements placed thereon as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement or the Conditions or as may be required to comply with the directions of Euroclear Bank SA/NV (“Euroclear”), Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or any other clearance system specified for a particular Tranche or Series of Notes, or any successors thereto, or with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, competent authority and/or market on or by which such Notes may be listed and/or admitted to trading or to conform to usage.

(d) The Issuer may issue Notes from time to time having terms identical to a prior Tranche of Notes but for the original issue date and the public offering price (“Additional Notes”). Additional Notes may be issued following the receipt by the Fiscal Agent of a Corporate Order pertaining to such Tranche, which Corporate Order will identify the Series to which such Tranche belongs and the issue date and aggregate principal amount of the Notes of such Tranche. Any such Additional Notes shall be issued initially as provided in Section 3.

(e) Notwithstanding anything in this Section 2 to the contrary, Notes may not be issued in the form of Bearer Notes unless such issuance is (i) permitted under U.S. federal income tax law

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at the time of issuance without adverse consequences to the relevant Issuer or the Guarantor and (ii) conducted in accordance with the requirements of U.S. federal income tax law in effect at the time of such issuance.

3. Execution and Authentication of Notes; Date and Denomination of Notes

(a) Execution, delivery and safekeeping of Notes. The Notes and, if applicable, coupons and receipts appertaining thereto substantially in the form set out in Exhibit A hereto shall each be executed (i) in the case of Notes issued by GE Capital, by any one of GE Capital’s Chairman, one of its Presidents, its Vice Chairman and Chief Financial Officer, its Senior Vice President-Corporate Treasury and Global Funding Operation or by a duly authorized attorney-in-fact of GE Capital or (ii) in the case of Notes issued by an Issuer other than GE Capital, by a duly authorized officer of such Issuer or a duly authorized attorney-in-fact of such Issuer (each an “Issuer Authorized Representative”). Such signatures may be the manual or facsimile signatures of any person who, at the time of such execution, holds any such office or of a duly authorized attorney-in-fact. Any signature in facsimile may be imprinted or otherwise reproduced on the Notes or the coupons. Each definitive Note shall have imprinted thereon a facsimile of the corporate seal of the relevant Issuer attested by the Secretary or any Assistant Secretary of such Issuer. In case any authorized officer of such Issuer or attorney-in-fact who shall have signed any Note or coupon shall cease to hold such office or be such attorney-in-fact before the Note so signed (or the Note to which the coupon so signed is attached) shall be authenticated and delivered by the Fiscal Agent or disposed of by such Issuer, such Note or coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note or coupon had not ceased to hold such office or be such attorney-in-fact; and any Note or coupon may be signed on behalf of such Issuer by any person who, as at the actual date of the execution of such Note or coupon, shall hold such office or be an attorney-in-fact, although at the date of the execution and delivery of this Agreement any such person did not hold such office or was not an attorney-in-fact.

The relevant Issuer will furnish the Fiscal Agent with an adequate supply of Notes, which will be blank as to certain terms of such Notes, having attached thereto appropriate coupons, if any, in the form attached at Exhibit A hereto, bearing consecutive control numbers. Such blank Notes shall have been executed by an Issuer Authorized Representative and attested by the Secretary or an Assistant Secretary of such Issuer in accordance with this Section 3. The Fiscal Agent or its designated agent will hold such blank Notes in safekeeping in accordance with its customary practice. Only upon notice from the Company of the applicable Final Terms for an issuance of Notes in accordance with this Agreement and the Administrative Procedures, the Fiscal Agent shall, in accordance with the Administrative Procedures, append the applicable Final Terms to such blank Note, authenticate and issue such Notes in the order of the control numbers imprinted thereon. Once such Notes have been executed, authenticated and effectuated in accordance with this Agreement and the Administrative Procedures, the presence of blanks or placeholders in the Notes alone shall not affect the validity of such Notes. The Fiscal Agent will permit the relevant Issuer and its agents, at all reasonable times and upon reasonable notice, to examine the Notes and all books, records and other materials and information of the Fiscal Agent relating thereto.

(b) Execution of Guarantee. The Guarantee endorsed on Notes issued by an Issuer other than GE Capital shall be executed on behalf of the Guarantor by any one of its Chairman, one of its Presidents, its Vice Chairman and Chief Financial Officer, its Senior Vice President-Corporate Treasury and Global Funding Operation or by a duly authorized attorney-in-fact. Such signatures may be the manual or facsimile signatures of any person who, at the time of such execution, holds any such office or of a duly authorized attorney-in-fact. Any signature in facsimile may be imprinted or otherwise

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reproduced on the Guarantee endorsed on such Notes. Each Guarantee endorsed on each definitive Note shall have imprinted thereon a facsimile of the corporate seal of the Guarantor. In case any authorized officer of the Guarantor or attorney-in-fact who shall have signed any Guarantee shall cease to hold such office or be such attorney-in-fact before the Note endorsed with the Guarantee so signed shall be authenticated and delivered by the Fiscal Agent or disposed of by the relevant Issuer, such Note or coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Guarantee endorsed on such Note had not ceased to hold such office or be such attorney-in-fact; and any Guarantee may be signed on behalf of the Guarantor by any person who, as at the actual date of the execution of such Guarantee, shall hold such office or be an attorney-in-fact, although at the date of the execution and delivery of this Agreement any such person did not hold such office or was not an attorney-in-fact.

(c) Authentication of Temporary Bearer Global Notes. Unless otherwise specified in the applicable Corporate Order or by the relevant Dealer or Dealers, each Tranche of Bearer Notes, including any Tranche of Additional Notes issued prior to the Exchange Date for a prior Tranche of Bearer Notes of the same Series, shall initially be issued in the form of a single Temporary Bearer Global Note. The Temporary Bearer Global Notes shall be authenticated by the Fiscal Agent or by a duly authorized officer or attorney-in-fact of the Fiscal Agent, upon the same conditions, in substantially the same manner and with the same effect as the definitive Notes, and shall be deposited with a common depositary (the “Common Depositary”) (if the Temporary Bearer Global Note is a CGN) or specified common safekeeper (the “Common Safekeeper”) (if the Temporary Bearer Global Note is a NGN) for the accounts of Euroclear and Clearstream, Luxembourg or any other recognized and agreed clearance system (in the case of a CGN). In the case of the Temporary Bearer Global Note which is a Eurosystem-eligible NGN, the Fiscal Agent will instruct the Common Safekeeper to effectuate the same. The Fiscal Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Notes (if the Temporary Bearer Global Note is an NGN) and credit the respective securities clearance accounts of the relevant Dealers (or to such other accounts as they may have directed) maintained with Euroclear, Clearstream, Luxembourg or other recognized and agreed clearance system.

“Exchange Date” for any Series of Notes shall mean the first Business Day that is at least 40 days after the issue date of such Series; provided that in the event a Tranche of Additional Notes of the same Series is issued prior to the Exchange Date of a prior Tranche of such Series (as such Exchange Date may have been extended pursuant to this sentence), such Exchange Date shall be extended (or further extended, as the case may be) to a date not earlier than 40 days after the issue date of such subsequent Tranche; provided however, in no event shall the Exchange Date for any Tranche of Notes be extended to a date more than 160 days after their issue date. No such exchange will be made on a day that is not a London Business Day, but shall instead be made on the next succeeding day that is a London Business Day. For the purposes of this Section 3(c) “London Business Day” means a day upon which banks are generally open for business (including dealings in foreign currency) in London, England.

(d) Exchange of Temporary Bearer Global Notes; certification requirements. On or up to 10 days prior to the Exchange Date for any Series of Notes held in temporary global form, the holders of such Temporary Bearer Global Notes shall deliver to Euroclear, Clearstream, Luxembourg or other recognized and agreed clearance system, as the case may be, in accordance with the rules of the relevant clearance system, certification of non-U.S. beneficial ownership substantially similar to the form set forth in Exhibit B-1 or such other form as is then required by U.S. federal income tax law in effect at such time. On or after the Exchange Date for any Series of Notes, upon the request of the Common

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Depositary (in the case of a CGN) or the common service provider as described in Appendix 1 hereto (a “Common Service Provider”) (in the case of a NGN), acting on behalf of Euroclear, Clearstream, Luxembourg or such other clearance system (in the case of a CGN), acting in turn on behalf of such holders, the Fiscal Agent shall authenticate a Permanent Bearer Global Note in bearer form or (if specified in the applicable Corporate Order) definitive Bearer Notes and/or definitive Registered Notes in the amounts requested in an aggregate principal amount equal to the aggregate principal amount of the Temporary Bearer Global Note beneficially owned by such owners, but only upon delivery by Euroclear, Clearstream, Luxembourg and/or such other clearance system, acting on behalf of such owners, to the Fiscal Agent or its duly authorized attorney-in-fact of certification of non-U.S. beneficial ownership substantially similar to the form set forth in Exhibit B-2 or such other form as is then required by U.S. federal income tax law in effect at such time. Such Permanent Bearer Global Note, if any, shall be authenticated by the Fiscal Agent or by a duly authorized officer or attorney-in-fact of the Fiscal Agent, upon the same conditions, in substantially the same manner and with the same effect as the definitive Notes, and shall be deposited with the Common Depositary (if the Permanent Bearer Global Note is a CGN) or the Common Safekeeper (if the Permanent Bearer Global Note is a NGN) for the accounts of Euroclear, Clearstream, Luxembourg and/or such other clearance system (in the case of a CGN) for credit to the respective accounts of such holders. In the case of a Permanent Bearer Global Note which is a Eurosystem-eligible NGN, the Fiscal Agent shall instruct the Common Safekeeper to effectuate the same.

Upon any such exchange of all or a portion of a Temporary Bearer Global Note for a Permanent Bearer Global Note or definitive Notes, the Fiscal Agent shall (i) in the case of a Permanent Bearer Global Note which is a NGN, instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange or (ii) in the case of any Global Note which is a CGN, procure that the relevant Global Note be endorsed by the Fiscal Agent or its duly authorized attorney-in-fact to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Permanent Bearer Global Note or definitive Notes as to which certification has been provided as set forth in the preceding paragraph.

(e) Delivery of authenticated Global Note by electronic means. Where the Fiscal Agent delivers any authenticated Global Note which is either an NGN or a Registered Global Note issued under the NSS to a Common Safekeeper for effectuation using electronic means, it is authorised and instructed to destroy such Global Note retained by it following its receipt of confirmation from the Common Safekeeper that the relevant Global Note has been effectuated.

(f) Exchange of Permanent Bearer Global Note; certification requirements. Holders of Notes desiring to exchange their interests in any Permanent Bearer Global Note for definitive Bearer Notes or (if the relevant Corporate Order so allows) for definitive Registered Notes instruct Euroclear, Clearstream, Luxembourg or such other clearance system, as the case may be, to request such exchange on their behalf and shall deliver to Euroclear, Clearstream, Luxembourg or such other clearance system, as the case may be, a certificate substantially in the form set forth in Exhibit C-1 hereto, copies of which certificate shall be available at the offices of Euroclear, Clearstream, Luxembourg or such other clearance system, the Fiscal Agent and each other paying agent of the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor). Upon the request of the Common Depositary (in the case of a CGN) or the Common Service Provider (in the case of a NGN), acting on behalf of Euroclear, Clearstream, Luxembourg and/or such other clearance system (in the case of a CGN), acting in turn on behalf of such holders, the Fiscal Agent shall, upon 30 days’ written notice, authenticate and deliver outside the United States and outside the jurisdiction of incorporation or organization of the relevant Issuer (except in compliance with the securities and other laws and regulations of such

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jurisdiction, including any applicable laws and regulations of any political subdivision thereof) to or for the account of such holders, definitive Notes in an aggregate principal amount equal to the aggregate principal amount of such Permanent Bearer Global Note, but only upon delivery by Euroclear, Clearstream, Luxembourg and/or such other clearance system, acting on behalf of such owners, to the Fiscal Agent or its duly authorized attorney-in-fact of a certificate or certificates substantially in the form set forth in Exhibit C-2 hereto. All expenses incurred as a result of any such exchange shall be paid by the relevant Issuer (or, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor). Notwithstanding anything to the contrary contained in this Section 3(f), the Fiscal Agent shall not be required to exchange the entire aggregate principal amount of a Permanent Bearer Global Note for definitive Bearer Notes in the event holders of less than the entire aggregate principal amount of the Permanent Bearer Global Note have requested definitive Bearer Notes, but only to the extent that the operating rules and regulations of the clearance system then in effect would permit less than the entire aggregate principal amount of the Permanent Bearer Global Note to be so exchanged.

Each Permanent Bearer Global Note shall in all respects be entitled to the same benefits under this Agreement as definitive Notes authenticated and delivered hereunder.

Any certification referred to in Sections 3(d) or (e) above which is delivered to the Fiscal Agent by Euroclear, Clearstream, Luxembourg or such other clearance system, as the case may be, may be relied upon by the Fiscal Agent as conclusive evidence that the corresponding certification or certifications of the holder or holders have been delivered to Euroclear, Clearstream, Luxembourg or such other clearance system, as the case may be, pursuant to the terms of this Agreement and the terms of the Notes.

(g) Authentication of Registered Notes. If so specified in the applicable Corporate Order, Notes of any Series may be issued in fully registered form. Such Corporate Order will specify whether Registered Notes of such Series may be issued in exchange for Bearer Notes of such Series and whether the Notes of such Series may initially be issued in permanent global or definitive form. In the case of Registered Global Notes, (i) if the Registered Global Note is intended to be issued under the CSS, it shall be registered in the name of a nominee for and deposited with the Common Depositary for the accounts of Euroclear, Clearstream, Luxembourg, and/or another recognized clearance system, or (ii) if the Registered Global Note is intended to be issued under the NSS, it shall be registered in the name of a nominee of the Common Safekeeper for Euroclear and Clearstream, Luxembourg, in each case for credit to the respective securities clearance accounts of the relevant Dealer or Dealers (or to such other accounts as it or they may have directed) maintained with Euroclear, Clearstream, Luxembourg, another clearance system as is specified in the applicable Corporate Order. Unless otherwise specified in the applicable Corporate Order or by the relevant Dealer or Dealers, each Tranche of Registered Global Notes, shall initially be issued in the form of a single Registered Global Note. The Registered Global Note shall be authenticated by the Fiscal Agent or by a duly authorized officer or attorney-in-fact of the Fiscal Agent, upon the same conditions, in substantially the same manner and with the same effect as any definitive Registered Notes, and shall be registered in the name of a nominee for, and deposited with the Common Depository (if the Registered Global Note is issued under the CSS) or the Common Safekeeper (if the Registered Global Note is issued under the NSS) for the accounts of Euroclear and Clearstream, Luxembourg or any other recognized and agreed clearance system (in the case of a CSS). If the Registered Global Note is intended to be held under the NSS, the Fiscal Agent will instruct the Common Safekeeper to effectuate the same.

(h) Determination of end of Distribution Compliance Period. In the case of a Tranche in respect of which there is only one Dealer, the Fiscal Agent will determine the end of the

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Distribution Compliance Period (as defined below) in respect of the Tranche as being the fortieth day following the date determined and certified by the relevant Dealer to the Fiscal Agent as being the date on which distribution of the Notes of that Tranche was completed.

In the case of a Tranche in respect of which there is more than one Dealer but which is not issued on a syndicated basis, the Fiscal Agent will determine the end of the Distribution Compliance Period in respect of the Tranche as being the fortieth day following the last of the dates determined and certified by all the relevant Dealers to the Fiscal Agent as being the respective dates on which distribution of the Notes of that Tranche purchased by each Dealer was completed.

In the case of a Tranche issued on a syndicated basis, the Fiscal Agent will determine the end of the Distribution Compliance Period in respect of the Tranche as being the fortieth day following the date determined and certified by the lead manager to the Fiscal Agent as being the date on which distribution of the Notes of that Tranche was completed.

Immediately after it determines the end of the Distribution Compliance Period in respect of any Tranche, the Fiscal Agent shall notify the determination to the Issuer, Euroclear, Clearstream, Luxembourg and the relevant Dealer or lead manager, as the case may be.

“Distribution Compliance Period” has the meaning given to that term in Regulation S under the Securities Act.

4. Exchange and Registration of Transfer of Notes.

(a) Exchange of Registered Notes. Registered Notes of any Series may be exchanged for a like aggregate principal amount of Registered Notes of the same Series of other authorized denominations. Bearer Notes will not be issuable in exchange for Registered Notes.

If so provided in the relevant Corporate Order, Bearer Notes of any Series (with all unmatured coupons, if any, and all matured coupons, if any, then in default, attached thereto) will be exchangeable (upon the terms, set forth in Section 3) for Registered Notes of the same Series of any authorized denominations of like tenor and in an equal aggregate principal amount. Bearer Notes surrendered in exchange for Registered Notes after the close of business on (i) any record date with respect to any regular payment of interest and before the opening of business at such office on the relevant interest payment date or (ii) any record date to be established for the payment of defaulted interest and before the opening of business on the related proposed date for payment of defaulted interest, shall be surrendered without the coupon relating to such date for payment of interest.

Notes to be exchanged pursuant to the preceding two paragraphs shall be surrendered, at the option of the holders thereof, either at the office or agency designated and maintained by the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) for such purpose in accordance with the provisions of Section 5 or at any of such other offices or agencies as may be designated and maintained by such Issuer (and the Guarantor, in the case of Notes issued by an Issuer other than GE Capital) for such purpose in accordance with the provisions of Section 5, and such Issuer shall execute and register, the Guarantor shall (in the case of Notes issued by an Issuer other than GE Capital) cause the relevant Guarantee to be endorsed thereon and the Fiscal Agent shall authenticate and deliver in exchange therefor the Note or Notes which the Noteholder making the exchange shall be entitled to receive. Each person designated by the relevant Issuer as a person authorized to register and

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register transfer of the Notes is sometimes herein referred to as a “Registrar”. In no event shall such Issuer designate more than one Registrar for each Series of Registered Notes. No person shall at any time be designated as or act as a Registrar unless such person is at such time empowered under applicable law to act as such and duly registered to act as such under and to the extent required by applicable law and regulations.

(b) Transfers of Registered Notes. Each Registrar shall keep, at each such office or agency outside of the United Kingdom, a register for each Series of Notes (for which it has been appointed Registrar) issuable in registered form (the registers of all Registrars being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Registrar shall register Registered Notes and shall register the transfer of Registered Notes as herein provided. The Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Register shall be open for inspection by the relevant Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital), the Fiscal Agent and any Registrar. Upon due presentment for registration of transfer of any Registered Note of any Series at any designated office or agency, such Issuer shall execute, the Guarantor shall (in the case of Notes issued by an Issuer other than GE Capital) cause the relevant Guarantee to be endorsed thereon, the Registrar shall register and the Fiscal Agent shall authenticate and deliver in the name of the transferee or transferees a new Registered Note or Registered Notes of the same Series for an equal aggregate principal amount. Registration or registration of transfer of any Registered Note by any Registrar in the Register maintained by such Registrar, and delivery of such Registered Note, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Registered Note.

All Registered Notes presented for registration of transfer or for exchange, redemption, repayment or payment shall (i) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange in form satisfactory to the Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) and the Registrar duly executed by the holder or his attorney duly authorized in writing and (ii) be accompanied by a duly completed Form W-8BEN, W-8IMY or other applicable form required by the United States Internal Revenue Code of 1986, as amended, of the transferee.

If so specified in the applicable Corporate Order, the transfer of some or all of the Registered Notes of any Series may be subject to the restrictions set forth therein. If so specified in such Corporate Order, the Registrar for such Notes shall not register the transfer of any such Notes absent compliance with such restrictions.

(c) Exchange and transfer of Bearer Notes. Bearer Notes in definitive form of any Series will be exchangeable for Bearer Notes in definitive form of the same Series in other authorized denominations, in an equal aggregate principal amount. Bearer Notes to be so exchanged shall be surrendered, at the option of the holders thereof, at the office of any Paying Agent appointed by the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) to perform such service in accordance with the provisions of Section 5, and such Issuer shall execute, the Guarantor shall (in the case of Notes issued by an Issuer other than GE Capital) cause the relevant Guarantee to be endorsed thereon and such Paying Agent shall authenticate and deliver in exchange therefor the Bearer Note or Notes which the Noteholder making the exchange shall be entitled to receive. Bearer Notes and any coupons appertaining thereto will be transferable by delivery.

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(d) Repository of master list of holders of Registered Notes. The relevant Issuer will at all times designate one person (who may be such Issuer and who need not be the Registrar of any Series) to act as repository of a master list of names and addresses of the holders of the Registered Notes. The Bank of New York Mellon (Luxembourg) S.A. shall act as such repository unless and until some other person is, by written notice from such Issuer to The Bank of New York Mellon (Luxembourg) S.A., copied to the Fiscal Agent and each Registrar, designated by such Issuer to act as such. Such Issuer shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain such master list on as current a basis as is practicable. For so long as any Registered Global Note is held under the NSS, a nominee for the Common Safekeeper for Euroclear and Clearstream, Luxembourg shall be the registered holder of such Notes and the Registered Global Note representing such Notes shall include a legend to the foregoing effect.

5. Payments of Principal, Premium and Interest; Paying Agents.

(a) Payment generally. In order to provide for the payment of the principal of, premium and interest on each Series of Notes as the same shall become due and payable on any payment date, the relevant Issuer hereby agrees to pay to the Fiscal Agent at the place and in the manner specified below or to such account or at such offices of any paying agent outside of the United States and, in the case of Notes issued by an Issuer other than GE Capital, outside the jurisdiction of incorporation or organization of the relevant Issuer, as the Fiscal Agent shall specify in writing to such Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor), such writing to be delivered not less than five calendar days prior to the payment date, in such currency or currency units as shall be required to make the payment due on such payment date, on each interest payment date and on the maturity date of such Series of Notes or any date fixed for redemption or acceleration of such Series of Notes (in each case determined in accordance with the terms of such Notes), in immediately available funds available on such interest payment, maturity, redemption or acceleration date, as the case may be, in an aggregate amount which (together with any funds then held by the Fiscal Agent and available for the purpose) shall be sufficient to pay the entire amount of the principal of, premium and interest on such Series of Notes (including Additional Amounts (as defined below), if any, becoming due on such interest payment, maturity, redemption or acceleration date), and the Fiscal Agent shall hold such amount in trust and apply it to the payment of any such principal, premium or interest on such interest payment, maturity, redemption or acceleration date. Nothing contained herein shall be construed to require the Fiscal Agent or any other paying agent to make any payment to the holder of a Note until funds have been received from the relevant Issuer pursuant to this Section 5.

The relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) hereby covenants with the Fiscal Agent that it will use its reasonable best efforts to provide the Fiscal Agent with information necessary to enable the Fiscal Agent to determine whether or not any withholding or deduction from or in respect of any payments made by the relevant Issuer (or, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) or the Fiscal Agent pursuant to this Agreement is required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any regulations or agreements thereunder or official interpretations thereof.

Notwithstanding any other provision of this Agreement, the Fiscal Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or

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any law implementing an intergovernmental approach thereto or by virtue of the relevant holder of Notes failing to satisfy any certification or other requirements in respect of the Notes, in which event the Fiscal Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

(b) Payments on Temporary Bearer Global Notes; certification requirements. Upon the request of the Common Depositary (in the case of a CGN) or the Common Service Provider (in the case of a NGN), acting on behalf of Euroclear, Clearstream, Luxembourg or such other clearance system, acting in turn on behalf of holders of Notes, the Fiscal Agent shall make payments of interest to the holders of interests in Temporary Bearer Global Notes, but only upon delivery by Euroclear, Clearstream, Luxembourg, or such other clearance system, acting on behalf of such owners, to the Fiscal Agent or its duly authorized attorney-in-fact of a certificate or certificates of non-U.S. beneficial ownership substantially similar to the form set forth in Exhibit B-2 or such other form as is then required by U.S. federal income tax law in effect at such time.

(c) Place of payment. As long as any Registered Notes remain outstanding hereunder, the relevant Issuer will designate and maintain in London, England an office or agency where such Registered Notes may be presented for payment, and where such Notes may be presented for registration of transfer and for exchange as provided in this Agreement and, for so long as any Registered Notes are listed and/or admitted to trading on or by any stock exchange, competent authority and or market there will at all times be an office or agency for such purposes with a specified office in each location required by the rules and regulations of the relevant stock exchange(s), competent authority(ies) and/or market(s), provided always that the Register for such Registered Notes shall be maintained outside of the United Kingdom.

The relevant Issuer may from time to time designate one or more additional offices or agencies where Notes and any coupons appertaining thereto may be presented for payment, where Notes may be presented for exchange as provided in this Agreement and the Conditions and where Registered Notes may be presented for registration of transfer as in this Agreement provided, and such Issuer may from time to time rescind any such designation, as such Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve such Issuer of its obligation to maintain the agencies provided for in this Section 5. Such Issuer will give to the Fiscal Agent prompt written notice of any such designation or rescission thereof.

The relevant Issuer will give to the Fiscal Agent written notice of the location of each such office or agency and of any change of location thereof. In case such Issuer shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Fiscal Agent in London, England.

The relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) hereby initially designates the offices of The Bank of New York Mellon (Luxembourg) S.A. as the office or agency where Registered Notes may be presented for payment, for registration of transfer and for exchange as in this Agreement provided. Such office of The Bank of New York Mellon (Luxembourg) S.A. is also designated as repository pursuant to Section 4 for the master list of the names and addresses of the holders of Registered Notes.

(d) Payments by the Guarantor. If the relevant Issuer shall fail to provide for the amounts payable on any Notes issued by an Issuer other than GE Capital, or coupons appertaining thereto,

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if any, the Guarantor shall, subject to its right to avail itself of defenses under all relevant laws for the prescription of actions in respect of such Notes and coupons appertaining thereto, forthwith upon receipt of notice of such failure from the Fiscal Agent (who shall give such notice forthwith upon such failure) deliver or cause to be delivered to the Fiscal Agent the amount thereof (to the extent that the same has not then been delivered by the relevant Issuer), which amount shall be held and applied in payment of such amounts by the Fiscal Agent and Paying Agent in all respects as if received from the relevant Issuer under this Agreement.

(e) Taxes; foreign exchange clearance. The Fiscal Agent hereby agrees to use its best efforts to obtain, prior to any payment date on the Notes, any tax or foreign exchange clearance or other authorization required under the laws of the United States or of the country of incorporation or organization of the relevant Issuer (in the case of Notes issued by an Issuer other than GE Capital) or any political subdivision thereof or therein or any applicable foreign country or other authority with respect to the payment to be made on the Notes on such date.

6. Redemption; Repayment at the Option of the Holder.

(a) Notes may be redeemable or subject to repayment at the option of the relevant Issuer or the holders of the Notes before their maturity, in accordance with the Conditions.

(b) In respect of such Notes, any notice of redemption or notice of the exercise of a repayment option by the holders of the Notes shall be published in accordance with Condition 14 (“Notices”). The Fiscal Agent shall promptly furnish to each other Paying Agent a copy of any notice of redemption so published. In the case of any notice relating to the repayment of Notes at the option of the holders of the Notes, the Fiscal Agent shall promptly furnish to each other Paying Agent, the relevant Issuer and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor a copy of any such notice.

(c) On or prior to the redemption date specified in the notice of redemption given as provided in Condition 7.3 (“Redemption and Purchase – Redemption at the option of the Issuer (Issuer Call)”) and this Section 6, the relevant Issuer will deposit with the Fiscal Agent or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Notes or portions thereof so called for redemption, together with accrued interest to the date fixed for redemption. If less than all the Notes of a Series are to be redeemed, the relevant Issuer will give the Fiscal Agent notice not less than 60 days prior to the redemption date as to the aggregate principal amount of Notes of such Series to be redeemed and the Fiscal Agent shall select or cause to be selected, in such manner as in its sole discretion it shall deem appropriate and fair, the Notes or portions thereof to be redeemed. Notes of a Series may be redeemed in part only in multiples of the smallest authorized denomination of that Series.

Upon presentation of any Note redeemed in part only, the relevant Issuer shall execute and the Fiscal Agent shall authenticate and deliver to the holder thereof, at the expense of such Issuer, a new Note or Notes of the same Series, of authorized denominations, together with all unmatured coupons, if any, appertaining thereto, in aggregate principal amount equal to the unredeemed portion of the Note so presented.

7. Mutilated, Destroyed, Stolen or Lost Notes.

(a) The Fiscal Agent is hereby authorized to authenticate (and instruct the Common

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Safekeeper to effectuate any Eurosystem-eligible NGN) and deliver from time to time Notes of any Series, with all unmatured coupons attached, in exchange for or in lieu of Notes of such Series which become mutilated, defaced, destroyed, stolen or lost or Notes of such Series to which mutilated, defaced, destroyed, stolen or lost coupons appertain. In every case the applicant for a substituted Note of such Series or coupon appertaining thereto shall furnish to the relevant Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) and to the Fiscal Agent such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to such Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) and to the Fiscal Agent evidence to their satisfaction of the destruction, loss or theft of such Note or coupon and of the ownership thereof. Each Note authenticated, effectuated (as applicable) and delivered in exchange for or in lieu of any such Note shall carry all the rights to interest accrued and unpaid and to accrue which were carried by such Note and shall have attached thereto coupons such that neither gain nor loss in interest shall result from such exchange or substitution.

Upon the issuance of any substituted Note or coupon, the relevant Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note or coupon which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the relevant Issuer may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note or coupon) if the applicant for such payment shall furnish to such Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) and to the Fiscal Agent such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to such Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) and the Fiscal Agent of the destruction, loss or theft of such Note or coupon and the ownership thereof.

(b) All Notes and coupons surrendered for payment, redemption, repayment, exchange or registration of transfer shall be delivered to, or to the order of, the Fiscal Agent for cancellation. The Fiscal Agent shall cancel and destroy, or procure the cancellation and destruction of, all such Notes and coupons and shall deliver a certificate of destruction to the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor). In the case of any Global Note initially issued in temporary global form, which shall be destroyed by the Fiscal Agent upon exchange in full, the certificate of destruction shall state that a certification in the form required pursuant to the terms of such Global Note was received with respect to each portion thereof exchanged for an interest in a Note in permanent global form or in definitive form. The Fiscal Agent is authorized by the relevant Issuer and instructed to, in the case of any Global Note which is a NGN, instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect any such cancellation, as the case may be.

8. Additional Payments; Tax Redemption.

The Notes will be subject to payments of Additional Amounts and Tax Redemption, in each case as set out in the Conditions.

(a) Other Additional Amounts. In the case of Notes issued by an Additional Issuer acceding to this Agreement pursuant to Section 16 hereof, all payments of principal and interest in respect of Notes issued by such Issuer and any interest coupons appertaining thereto will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or

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governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization of such Issuer or any political subdivision thereof or any authority or agency therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or charges is required by law or the application, administration or interpretation thereof. In the event that such withholding or deduction is so required, such Issuer or the Guarantor (if the Guarantor is required to make payments under the Guarantees) shall pay such additional amounts (the “Other Additional Amounts”) as may be necessary in order that the net amounts received by the beneficial owners of Notes and coupons appertaining thereto after such withholding or deduction shall equal the respective amounts of principal and interest which otherwise would have been received by them in respect of the Notes or coupons, as the case may be, in the absence of such withholding or deduction, except that no Other Additional Amounts shall be payable with respect to any Note or coupon if so provided in the form of Notes (substantially in the form set out at Exhibit A hereto) or otherwise provided in such applicable Corporate Order under which a Series of Notes is issued by such Additional Issuer as contemplated by Section 2(c) hereof; provided, however, that the form of Notes (substantially in the form set out at Exhibit A hereto) or the applicable Corporate Order under which a Series of Notes is issued by an Additional Issuer as contemplated by Section 2(c) hereof may amend, modify or replace these provisions, as necessary to conform such Issuer’s obligation to pay additional amounts on such Notes to applicable laws, rules or regulations of the country of incorporation or organization of such Issuer or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or to comply with any official position regarding the application or interpretation of such laws, rules or regulations, including any guidance from an official source.

(b) Tax Redemption: Notes Issued by Additional Issuers. All Notes of the same Series issued by an Additional Issuer acceding to this Agreement pursuant to Section 16hereof may be redeemed, at the option of such Issuer, in whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described under Condition 7.2 (“Redemption and Purchase – Tax Redemption”) hereof, if such Issuer or the Guarantor, as the case may be, determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the jurisdiction of such Issuer’s organization or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, including any change effected by guidance in any form from an official source, which change or amendment becomes effective on or after the date of issuance of the first Tranche of Notes of such Series (if sold on an agency basis) or the date on which an Agent acting as principal agreed to purchase such Tranche of Notes, such Issuer or the Guarantor, as the case may be, has or will become obligated to pay Other Additional Amounts with respect to the Notes as described under Section 8(a) hereof. The redemption price (except as otherwise specified herein or in the applicable Final Terms) shall be equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or in the case of Original Issue Discount Notes, at 100% of the portion of the face amount thereof that has accreted (at the Accrual Yield specified in the applicable Final Terms on a 30/360 basis) on a straight-line basis to the date of redemption, or in the case of Notes issued at a premium, at 100% of the issue price less the amount of the premium amortized (at the Amortization Rate specified in the applicable Final Terms on a 30/360 basis) on a straight-line basis to the date of redemption. Prior to the giving of any notice of redemption pursuant to this Section 8(b), such Issuer or the Guarantor, as the case may be, shall deliver to the Fiscal Agent (i) a certificate stating that such Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of such Issuer to so redeem have occurred and (ii) an opinion of counsel satisfactory to the Fiscal Agent to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which such Issuer or the

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Guarantor, as the case may be, would be obligated to pay such Other Additional Amounts if a payment in respect of such Notes were then due; provided, however, that the form of Notes (substantially in the form set out at Exhibit A hereto) or the applicable Corporate Order under which a Series of Notes is issued by such Additional Issuer as contemplated by Section 2(c) hereof may amend, modify or replace these provisions, as necessary to conform such Issuer’s right to redeem the Notes to applicable laws, rules or regulations of the country or organization of such Issuer or any political subdivisions thereof or any authority or agency therein or thereof having power to tax, or to comply with any official position regarding the application or interpretation of such laws, rules or regulations, including any guidance from an official source.

9. Obligations of the Fiscal Agent. The Fiscal Agent accepts its obligations set forth herein, in the Notes and in the Conditions upon the terms and conditions hereof and thereof, including the following, to all of which each Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) agrees and to all of which the rights of the holders of the Notes of each Series from time to time shall be subject:

(a) The Fiscal Agent shall be entitled to the compensation to be agreed upon with the relevant Issuer (and the Guarantor, in the case of Notes issued by an Issuer other than GE Capital) for all services rendered by it, and such Issuer and the Guarantor agree promptly to pay such compensation and to reimburse the Fiscal Agent for its reasonable out-of-pocket expenses (including fees and expenses of counsel) incurred by it in connection with the services rendered by it hereunder. The relevant Issuer (and the Guarantor, in the case of Notes issued by an Issuer other than GE Capital) also agree to indemnify the Fiscal Agent and each Paying Agent of such Issuer and the Guarantor for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with their acting as Fiscal Agent or Paying Agent of such Issuer and the Guarantor hereunder. The obligations of such Issuer and the Guarantor under this Section 9(a) shall survive the payment of the Notes and the resignation or removal of the Fiscal Agent and each Paying Agent of such Issuer and the Guarantor, as the case may be.

(b) In acting under this Agreement and the Conditions and in connection with the Notes, the Fiscal Agent and each Paying Agent of the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) is acting solely as agent of such Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) and does not assume any obligation towards or relationship of agency or trust for or with any of the beneficial owners or holders of the Notes except that all funds held by the Fiscal Agent or any other Paying Agent of such Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) for the payment of principal, of premium and of interest on (and Additional Amounts, if any, with respect to) the Notes shall be held in trust by them and applied as set forth herein and in the Conditions, but need not be segregated from other funds held by them, except as required by law; provided that if moneys paid by the relevant Issuer or the Guarantor, as the case may be, to the Fiscal Agent or any other Paying Agent of such Issuer or the Guarantor, as the case may be for the payment of the principal of, premium and interest on (and Additional Amounts, if any, with respect to) any of the Notes remain unclaimed at the end of three years after the date on which such principal, premium or interest (or Additional Amounts, if any) shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Fiscal Agent or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the relevant Issuer or the Guarantor, as the case may be, and any person claiming such moneys shall thereafter look only to the relevant Issuer or the Guarantor, as the case may be, for payment thereof and (ii) such moneys shall be repaid to the relevant Issuer or the Guarantor, as the case may be, as provided

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and in the manner set forth in Section 5, whereupon the aforesaid trust shall terminate and all liability of the Fiscal Agent or any other Paying Agent of the relevant Issuer and the Guarantor, as the case may be, to such Issuer or the Guarantor, as the case may be, with respect to such moneys shall cease.

(c) The Fiscal Agent may consult with counsel and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion.

(d) The Fiscal Agent and each Paying Agent of the relevant Issuer (and the Guarantor, in the case of Notes issued by an Issuer other than GE Capital) shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by them in reliance upon any Note, coupon, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by them to be genuine and to have been presented or signed by the proper party or parties.

(e) The Fiscal Agent or any Paying Agent of the relevant Issuer or the Guarantor, as the case may be, may, in its individual capacity or any other capacity, become the owner of, or acquire any interest in, any Notes or other obligations of such Issuer or the Guarantor with the same rights that it would have if it were not the Fiscal Agent or such Paying Agent of such Issuer or the Guarantor, as the case may be, and may engage or be interested in any financial or other transaction with such Issuer or the Guarantor and may act on, or as depositary, trustee or agent for, any committee or body of beneficial owners or holders of Notes or other obligations of such Issuer or the Guarantor as freely as if it were not the Fiscal Agent or such Paying Agent of such Issuer or the Guarantor.

(f) Neither the Fiscal Agent nor any other Paying Agent of the relevant Issuer or the Guarantor shall be under any liability for interest on any moneys received by it pursuant to any of the provisions of this Agreement or the Notes.

(g) The recitals contained herein, in the Conditions and in the Notes (except in the Fiscal Agent’s certificate of authentication) shall be taken as the statements of the relevant Issuer and the Guarantor (in the case of Notes issued by an Issuer other than GE Capital), and the Fiscal Agent assumes no responsibility for the correctness of the same. The Fiscal Agent does not make any representation as to the validity or sufficiency of this Agreement, the Conditions or the Notes. Neither the Fiscal Agent nor any Paying Agent of the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) shall be accountable for the use or application by such Issuer of any of the Notes or the proceeds thereof.

(h) The Fiscal Agent and each Paying Agent of the relevant Issuer and the Guarantor shall be obligated to perform such duties and only such duties as are herein, in the Conditions and in the Notes specifically set forth (including Appendix 1 (New Global Note Provisions) and Appendix 2 (New Safekeeping Structure Provisions) in the case of the Fiscal Agent), and no implied duties or obligations shall be read into this Agreement, the Conditions or the Notes against the Fiscal Agent or any such Paying Agent. Each Paying Agent of the relevant Issuer (other than the Fiscal Agent) agrees that if any information that is required by the Paying Agent to perform the duties set out in Appendix 1 (New Global Note Provisions) or Appendix 2 (New Safekeeping Structure Provisions) becomes known to it, it will promptly provide such information to the Fiscal Agent. The Fiscal Agent shall not be under any

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obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

(i) Unless otherwise specifically provided herein, in the Conditions or in the Notes, any order, certificate, notice, request, direction or other communication from the relevant Issuer or the Guarantor made or given under any provision of this Agreement shall be sufficient if signed by the President, the Chief Executive Officer, any Senior Vice President or Vice President, the Secretary or any Assistant Secretary or any duly authorized attorney-in-fact of the relevant Issuer or the Guarantor, as the case may be.

(j) The Fiscal Agent and each Paying Agent of the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) shall be obligated to collect IRS Form W-8BEN, W-8IMY or other applicable form required by the United States Internal Revenue Code of 1986, as amended.

(k) The Fiscal Agent and each Paying Agent of the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) shall have the benefit of Condition 13 (Merger, Consolidation, Sale or Conveyance).

10. Maintenance and Resignation of Fiscal Agent.

(a) The relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) will, until all of the Notes and coupons are no longer outstanding or until moneys for the payment of all of the principal of, premium and interest on all outstanding Notes (and Additional Amounts, if any) shall have been made available at the principal office of the Fiscal Agent, and shall have been returned to the relevant Issuer (or, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) as provided in Section 9(b), whichever occurs earlier, maintain a Fiscal Agent hereunder. The Fiscal Agent shall at all times maintain a place of business in, or in lieu thereof maintain an agent for service of process located in, London, England.

(b) Each Issuer and the Guarantor further agrees that (i) so long as any Notes are listed and/or admitted to trading on or by a stock exchange, competent authority and/or market, there will at all times be a Paying Agent (or the Fiscal Agent) having a specified office in each location required by the relevant rules of such stock exchange, competent authority and/or market; (ii) there will at all times be a Paying Agent (or the Fiscal Agent) with a specified office in a city in a member state of the European Union; and (iii) they will ensure that to the extent practicable it maintains a Paying Agent (or the Fiscal Agent) in a Member State of the European Union that will not be obliged to withhold or deduct tax from payment in respect of the Notes pursuant to the EU Savings Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

(c) The Fiscal Agent may at any time resign by giving written notice of its resignation mailed to the relevant Issuer and the Guarantor specifying the date on which its resignation shall become effective; provided that such date shall be at least 90 days after the date on which such notice is given unless such Issuer and the Guarantor agree to accept less notice. Upon receiving such notice of resignation, the relevant Issuer and the Guarantor shall promptly appoint a successor fiscal and paying agent, qualified as aforesaid, by written instrument in duplicate signed on behalf of such Issuer and the Guarantor, one copy of which shall be delivered to the resigning Fiscal Agent and one copy to the successor fiscal and paying agent. Such resignation shall become effective upon the earlier of (i) the

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effective date of such resignation or (ii) the acceptance of appointment by the successor fiscal and paying agent as provided in this Section 10(c). The relevant Issuer and the Guarantor may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Fiscal Agent and appoint a successor fiscal and paying agent, qualified as aforesaid, by written instrument in duplicate signed on behalf of such Issuer and the Guarantor, one copy of which shall be delivered to the Fiscal Agent being removed and one copy to the successor fiscal and paying agent. The Fiscal Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Fiscal Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Fiscal Agent and any appointment of a successor fiscal and paying agent shall become effective upon acceptance of appointment by the successor fiscal and paying agent as provided in this Section 10(c). Upon its resignation or removal, the Fiscal Agent shall be entitled to the payment by the relevant Issuer or the Guarantor of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder (including any resignation expenses of the Fiscal Agent and fees and expenses of counsel).

(d) Any successor fiscal and paying agent appointed as provided in Section 10(b) shall execute and deliver to its predecessor and to the relevant Issuer and the Guarantor an instrument accepting such appointment hereunder, and thereupon such successor fiscal and paying agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Fiscal Agent hereunder, and such predecessor, upon payment of its compensation and out-of-pocket expenses then unpaid, shall pay over to such successor agent all moneys or other property at the time held by it hereunder.

(e) Any corporation or bank into which the Fiscal Agent may be merged or converted, or with which the Fiscal Agent may be consolidated, or any corporation or bank resulting from any merger, conversion, banking business transfer or consolidation to which the Fiscal Agent shall be a party, or any corporation or bank succeeding to the fiscal agency business of the Fiscal Agent shall be the successor to the Fiscal Agent hereunder (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any paper or any further act on the part of any of the parties hereto.

11. Paying Agency. Each Issuer and the Guarantor shall cause each Paying Agent appointed by such Issuer and the Guarantor to execute and deliver to the Fiscal Agent an instrument in which such agent shall agree with the Fiscal Agent, subject to the provisions of this Section 11:

(a) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest, if any, on such Notes (whether such sums have been paid to it by the Issuer or the Guarantor or by any other obligor on such Notes) in trust for the benefit of the holders of such Notes, or the coupons appertaining thereto, if any;

(b) that it will give the Fiscal Agent notice of any failure by any such Issuer or the Guarantor (or by any other obligor on such Notes) to make any payment of the principal of, premium, if any, or interest, if any, on such Notes when the same shall be due and payable; and

(c) that at any time during the continuance of any failure by any such Issuer or the Guarantor (or by any other obligor on such Notes) specified in the paragraph (b) above, such paying agent

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will, upon the written request of the Fiscal Agent, forthwith pay to the Fiscal Agent all sums so held in trust by it.

The Fiscal Agent shall arrange with all such paying agencies for the payment, from funds furnished by each Issuer and the Guarantor, as the case may be, to the Fiscal Agent pursuant to this Agreement, of the principal of, premium and interest on the Notes (and Additional Amounts, if any, with respect to the Notes).

12. Meetings of Holders of the Notes.

(a) Each Issuer (or, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) may at any time call a meeting of the holders of the Notes of any or all Series, such meeting to be held at such time and at such place as such Issuer or the Guarantor shall determine, for the purpose of obtaining a waiver of or an amendment to any provision of this Agreement or the Notes of any Series (to the extent permitted in Section 15 hereof). For purposes of this Section 12, the “holders of Notes” or “Noteholders” means, in the case of any Bearer Global Note, those persons shown on the records of Euroclear, Clearstream, Luxembourg, or another clearance system in which such Notes are held, as the case may be, as having interests in such Bearer Global Note credited to their respective securities clearance accounts on the date on which notice of the meeting is given. Notice of any meeting of Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to the Noteholders in accordance with Condition 14 (“Notices”). The first publication or mailing of notice, in the case of Registered Notes, shall be made not less than 20 nor more than 180 days prior to the date fixed for such meeting. To be entitled to vote at any meeting of holders of Notes a person shall be (i) a holder of one of more Notes of the relevant Series with respect to which such meeting is being held or (ii) a person appointed by an instrument in writing as proxy by the holder of one or more such Notes. The only persons who shall be entitled to be present or to speak at any meeting of the Noteholders of any Series shall be the persons entitled to vote at such meeting and their counsel and any representatives of the relevant Issuer, the Guarantor and their counsel.

(b) Persons representing a majority in principal amount of the Notes of the relevant Series at the time outstanding shall constitute a quorum for the purpose of obtaining any such waiver or amendment. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall be adjourned for a period of not less than 10 calendar days as determined by the chairman of the meeting. In the absence of a quorum within 30 minutes of the time appointed for any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 calendar days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above, but must be mailed or published not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting further adjourned for lack of a quorum, persons representing 25% in principal amount of the Notes of the relevant Series at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes of the relevant Series which shall constitute a quorum.

(c) At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution with respect to such waiver or amendment shall be effectively passed and decided if passed and decided by the favorable vote of persons entitled to vote the lesser of (i) a

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majority in the principal amount of the Notes of the relevant Series then outstanding or (ii) 75% in principal amount of such Notes represented and voting at the meeting. Any Noteholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Noteholder shall be considered as present and voting only with respect to the matters covered by such instrument in writing (which may include authorization to vote on any other matters as may come before the meeting). Any resolution passed or decision taken at any meeting of Noteholders duly held in accordance with this Section 12 shall be conclusive and binding on all the Noteholders of the relevant Series whether or not present or represented at the meeting.

(d) The holding of definitive Bearer Notes of the relevant Series for purposes of this Section 12 shall be proved by the production of such Notes or by a certificate executed by any trust company, bank, banker or recognized securities dealer satisfactory to the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor), wherever situated, if such certificate shall be deemed by such Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Note of the relevant Series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more such Bearer Notes specified therein. The holding of an interest in any Bearer Global Note of the relevant Series shall be proved by a certificate of Euroclear, Clearstream, Luxembourg or another clearance system in which such Notes are held, as the case may be. The holding by the person named in any such certificate of any such Bearer Note or interest in a Bearer Global Note specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Note or interest in a Bearer Global Note shall be produced, (ii) such Bearer Note specified in such certificate shall be produced by some other person or (iii) such Bearer Note specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or New York Stock Exchange member firm satisfactory to the relevant Issuer and the Guarantor.

(e) Each Issuer and the Guarantor shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes of the relevant Series represented at the meeting. At any meeting each Noteholder of the relevant Series or proxy shall be entitled to one vote for each $1,000 (or the equivalent thereof in any foreign or composite currency) of principal amount (in the case of Original Issue Discount Notes of the relevant Series, such principal amount thereof that would be due and payable as of the date of such meeting upon a declaration of acceleration of the maturity thereof pursuant to Condition 10 (“Events of Default”)) of such Notes held or represented by such Noteholder or proxy; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note of the relevant Series challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a Noteholder or proxy. Any meeting of Noteholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(f) The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of such Noteholders or proxies and on which shall be inscribed the principal amount (in the case of Original Issue Discount Notes of the relevant

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Series, such principal amount thereof that would be due and payable as of the date of such vote upon a declaration of acceleration of the maturity thereof pursuant to Condition 10 (“Events of Default”)) and the identifying number or numbers of the Notes of such Series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record will show the principal amount of the Notes (and, in the case of Original Issue Discount Notes, such principal amount thereof that would be due and payable as of the date of such vote upon a declaration of acceleration of the maturity thereof pursuant to Condition 10 (“Events of Default”)) voting in favor of or against any resolution. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the relevant Issuer or the Guarantor (if applicable) and the other to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

13. Consent of Holders.

(a) Any authorization, direction, notice, consent, waiver, amendment or other action provided by the provisions of this Agreement or the Notes of any Series to be given or taken by holders (which term as used in this Section 13 shall mean with respect to any Bearer Global Note those persons shown on the records of Euroclear, Clearstream, Luxembourg and/or another clearance system, as the case may be, as having interests in such Bearer Global Note credited to their respective securities clearance accounts) of Notes of such Series may be embodied in and evidenced by one or more instruments of substantially similar tenor, listing the serial number of the Note or Notes of such Series in respect of which each such instrument is submitted, signed by the requisite number of such holders in person or by their agent duly appointed in writing; and, except as herein or therein expressly provided, any such instrument shall become irrevocable when delivered, and such action shall become effective when such instrument signed by such holders is delivered to the Fiscal Agent or other paying agency of the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor). Proof of execution of any such instrument or of a writing appointing any such agent by the holder of any such Note shall be sufficient for any such purpose of this Agreement, the Conditions or such Notes and conclusive in favor of (i) the Fiscal Agent or other Paying Agent and (ii) such Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) if made in the manner provided in this Section 13.

(b) The fact and date of execution of any such instrument and the fact that any person is the holder of the Note or Notes of any Series of which the serial numbers are listed in such instrument may be proved by the certificate of a financial institution of recognized standing to such effect, or in any other manner which the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) deem sufficient.

(c) Any authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind every future holder of such Note in respect of anything done, omitted or suffered to be done in reliance thereon, whether or not notation of such action is made upon such Note.

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14. Stamp Taxes. The relevant Issuer or the Guarantor, as the case may be, will pay all stamp or other documentary taxes or duties, if any, to which the execution or delivery of this Agreement or the issuance of the Notes of any Series or any coupons appertaining thereto may be subject.

15. Modifications and Amendments.

(a) This Agreement, the Conditions, the Notes of any Series and the Guarantees may be amended by the parties hereto, without the consent of the holder (which term as used in this Section 15 shall mean with respect to any Bearer Global Note those persons shown on the records of Euroclear, Clearstream, Luxembourg or another clearance system, as the case may be, as having interests in such Bearer Global Note credited to their respective securities clearance accounts) of any Note, for the purposes of (i) providing for the issuance of Notes pursuant to Section 2 hereof; (ii) curing any ambiguity or correcting or supplementing any provision contained herein which may be defective or inconsistent with any other provision contained herein; (iii) adding to the covenants of the relevant Issuer (or, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) for the protection of the holders of all or any Series of the Notes; (iv) effecting any assumption of the relevant Issuer’s or the Guarantor’s obligations hereunder and under the Notes or the Guarantees by a successor corporation pursuant to Condition 13 (“Merger, Consolidation, Sale or Conveyance”); (v) evidencing and providing for the acceptance of appointment hereunder by a successor Fiscal Agent with respect to the Notes of one or more Series; or (vi) amending this Agreement in any other manner which the parties may mutually deem necessary or desirable and which shall not adversely affect the interests of the holders of the Notes of any Series outstanding on the date of such amendment. Nothing in this Agreement prevents the Issuers, the Guarantor and the Fiscal Agent from amending this Agreement in such a manner as to only have a prospective effect on Notes issued on or after the date of such amendment.

(b) Modifications and amendments to this Agreement, the Conditions, the Notes of any Series or the Guarantees may also be made, and future compliance therewith or past default by the relevant Issuer (or, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) may be waived, by holders of not less than a majority in aggregate principal amount of the Notes of such Series (or, in each case, such lesser amount as shall have acted at a meeting of holders of such Notes, pursuant to Section 12 of this Agreement); provided, however, that no such modification or amendment to this Agreement or the Notes may, without the consent of the holders of each such Note of such Series affected thereby, (i) change the stated maturity of the principal of any such Note of such Series or extend the time for payment of interest thereon; (ii) change the amount of the principal of an Original Issue Discount Note of such Series that would be due and payable upon an acceleration of the maturity thereof; (iii) reduce the amount of interest payable thereon or the amount payable thereon in the event of redemption or acceleration; (iv) change the currency of payment of principal of or any other amounts payable on any such Note; (v) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Note or the relevant Guarantee; (vi) reduce the above-stated percentage of the principal amount of Notes of such Series the consent of whose holders is necessary to modify or amend this Agreement or the Notes of such Series or reduce the percentage of Note of such Series required for the taking of action or the quorum required at any such meeting of holders of Notes of such Series; or (vii) modify the foregoing requirements to reduce the percentage of outstanding Notes of such Series necessary to waive any future compliance or past default.

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(c) Any such modification or amendments will be conclusive and binding on all holders of Notes of the relevant Series and on all future holders of such Notes, whether or not they have consented to such modifications or amendments and whether or not notation of such modifications or amendments is made upon the Notes of such Series.

16. Accession of Additional Issuers. Each of the Issuers, the Guarantor and the Fiscal Agent acknowledge and agree that one or more additional Issuers (each, an “Additional Issuer”) may from time to time accede to this Agreement upon the terms and conditions set forth below. On and after the Accession Date (as defined below) with respect to an Additional Issuer, such Additional Issuer shall be bound by the terms of this Agreement and shall be entitled to all rights and benefits, and subject to all duties and obligations, of an Issuer hereunder.

(a) Requirements as to Additional Issuers. Each Additional Issuer shall (i) be a Subsidiary (as hereinafter defined) of GE Capital and (ii) only issue Notes which are unconditionally and irrevocably guaranteed by GE Capital. As used herein, “Subsidiary” shall have the meaning as set forth in Rule 1-02(x) of Regulation S-X under the U.S. Securities Act of 1933, as amended.

(b) Conditions Precedent to Accession. On or prior to the date on which an Additional Issuer shall accede as a party to this Agreement (the “Accession Date”), each of the following conditions precedents must be fulfilled:

(i) such Additional Issuer, the Guarantor and the Fiscal Agent shall have executed and delivered an Issuer Accession Letter, substantially in the form attached hereto as Exhibit E (each, an “Issuer Accession Letter”), together with the attachments described therein;

(ii) such Additional Issuer and the Guarantor shall certify to the Fiscal Agent the form of Notes to be executed and authenticated from time to time for each Series of Notes issued by such Additional Issuer which shall be substantially in the form of Exhibit A hereto modified as appropriate to refer to such Additional Issuer, and the form of the Guarantees to appear thereon which shall be substantially in the form of Exhibit D-1 and Exhibit D-2 hereto, modified as appropriate to refer to such Additional Issuer;

(iii) such Additional Issuer shall confirm that the Notes are being issued pursuant to authority granted by its Board of Directors or similar governing body, including any duly authorized committee thereof, and certify the persons who are Issuer Authorized Representatives of such Additional Issuer as provided in Section 3(a) hereof; and

(iv) such Additional Issuer shall confirm that it has sent to each Agent under the Distribution Agreement an Issuer Accession Notice (as defined in the Distribution Agreement) and provide a copy of such Issuer Accession Notice to the Fiscal Agent together with such attachments as are described therein.

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17. Notices to Parties. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, addressed to any party hereto as follows:

GE Capital:

General Electric Capital Corporation

201 High Ridge Road

Stamford, Connecticut 06927 U.S.A.

Attention:	Senior Vice President-Corporate Treasury and Global Funding Operation
Facsimile:	+ 1 203 585 1191
Telephone:	+ 1 203 357 6199

GE Capital Australia Funding:

GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467)

572 Swan Street

Richmond, Victoria 3121

Australia

Attention:	Secretary
Facsimile:	+61 3 9921 6541
Telephone:	+61 3 9921 6177

in each case with a copy to GE Capital in its capacity as Guarantor delivered in accordance with this Section 17;

GE Capital European Funding:

GE Capital UK Funding:

WIL House

Shannon Business Park

Shannon, Co. Clare

Ireland

Attention:	Company Secretary
Facsimile:	+353 61 362 010
Telephone:	+353 61 362 322

in each case with a copy to GE Capital in its capacity as Guarantor delivered in accordance with this Section 17;

Fiscal Agent:

The Bank of New York Mellon

Merck House

Seldown

Poole

Dorset BH15 1PX

United Kingdom

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Attention:	Corporate Trust Services
Facsimile:	01202 689600

Email: corpsov3@bnymellon.com

Registrar and Transfer Agent:

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building – Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg

Attention:	Structured Product Services
Facsimile:	+352 2452 42 04
Telephone:	+352 2452 53 29
Email:	LUXMB_SPS@bnymellon.com

or at any other address of which either of the foregoing shall have notified the other in writing.

Any notice, direction, request or demand by any holder of Notes or coupons to or upon the Fiscal Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal London office of the Fiscal Agent, addressed to the attention of its corporate trust office.

18. Notices to and by Holders of the Notes.Notices to and by holders of Notes shall be given in accordance with Condition 14 (“Notices”).

19. Business Day. For the purposes of this Agreement, “Business Day” shall mean any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in (i) the principal financial center of the country in which the relevant Issuer is incorporated, (ii) the principal financial center of the country of the currency in which the Notes are denominated (if the Note is denominated in a currency other than euro), (iii) London, England, (iv) The City of New York; and (v) any Additional Business Center specified in the applicable Final Terms; provided, however, that with respect to Notes denominated in Euro, such day is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open. For the purposes of this definition, the principal financial center of the United States is New York, the principal financial center of Australia is Sydney and the principal financial center of Ireland is Dublin.

20. Central Bank Reporting Requirements. In addition to its other duties set forth in this Agreement, the Fiscal Agent is hereby designated as the relevant Issuer’s (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor’s) agent for the purpose of complying with notification, reporting or other applicable requirements of the various central banks or similar monetary authorities regulating Notes issued in Specified Currencies other than U.S. dollars. Without limiting the generality of the foregoing, at the date hereof such duties shall include the information reporting requirements of the Bank of England with respect to any Series of Notes where the Specified Currency is Pounds Sterling.

21. Governing Law. THIS AGREEMENT, THE NOTES AND ANY COUPONS APPERTAINING THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, U.S.A.

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22. Consent to Service and waiver of jury trial.

(a) Each Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) has designated the Senior Vice President-Corporate Treasury and Global Funding Operation of the Guarantor as its authorized agent for service of process in any legal action or proceeding arising out of or relating this Agreement, the Notes or the Guarantees brought in any federal or state court in the Borough of Manhattan, City of New York, State of New York and irrevocably submit to the non-exclusive jurisdiction of such courts for such purposes (and only for such purposes) for so long as there are any outstanding Notes.

(b) WITHOUT PREJUDICE TO THE ABOVE PARAGRAPH, THE PARTIES TO THIS AGREEMENT WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE COUPONS OR THE GUARANTEES.

23. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same instrument.

24. Inspection of Documents. A copy of this Agreement shall be made available by the Fiscal Agent for inspection at all reasonable times at its office as stated in Section 17 and at the offices of the paying agents specified in the Notes.

The Fiscal Paying Agent shall hold available for inspection at its office as stated in Section 17 during normal business hours copies of all documents required to be so available as required to be so available by the rules of any relevant stock exchange, competent authority and/or market on or by which such Notes may be listed and/or admitted to trading.

25. Descriptive Headings. The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

26. Provisions Binding on Successors. All the covenants, stipulations, promises and agreements in this Agreement contained by the relevant Issuer (and, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) shall bind its successors and assigns whether so expressed or not.

27. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Agreement authorized or required to be done or performed by any board, committee or officer of the relevant Issuer (or, in the case of Notes issued by an Issuer other than GE Capital, the Guarantor) shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of such Issuer or the Guarantor.

28. Severability. In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto, including GE Capital in its capacity both as Issuer and as Guarantor of Notes to be issued by Issuers other than GE Capital, have caused this Thirteenth Amended and Restated Fiscal and Paying Agency Agreement to be duly executed as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kathryn A. Cassidy
Name:	Kathryn A. Cassidy
Title:	Senior Vice President – Corporate Treasury and Global Funding Operation

GE CAPITAL AUSTRALIA FUNDING PTY. LTD

By:	/s/ Eric Duenwald
Name:	Eric Duenwald
Title:	Authorized Signatory

GE CAPITAL EUROPEAN FUNDING

By:	/s/ Frank Cantillon
Name:	Frank Cantillon
Title:	Director

GE CAPITAL UK FUNDING

By:	/s/ Frank Cantillon
Name:	Frank Cantillon
Title:	Director
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THE BANK OF NEW YORK MELLON

as Fiscal Agent and Paying Agent

By:	/s/ Joan Doyle
Name:	Joan Doyle
Title:	Vice President

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Registrar, Transfer Agent and Exchange Agent

By:	/s/ Joan Doyle
Name:	Joan Doyle
Title:	Vice President
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APPENDIX 1

NEW GLOBAL NOTE PROVISIONS

In relation to each Series of Notes that are NGNs, the Fiscal Agent will comply with the following provisions:

1.	The Fiscal Agent will inform each of Euroclear and Clearstream, Luxembourg (the “ICSDs”), through the common service provider appointed by the ICSDs to service the Notes (the “CSP”), of the initial issue outstanding amount (“IOA”) for each Tranche on or prior to the relevant original issue date.

2.	If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Fiscal Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP)to ensure that the records of the ICSDs reflecting the IOA of the Notes remains at all times accurate.

3.	The Fiscal Agent will regularly reconcile its record of the IOA of the Notes with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4.	The Fiscal Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the records of the ICSDs reflecting the IOA of the Notes.

5.	The Fiscal Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.	The Fiscal Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.	The Fiscal Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8.	The Fiscal Agent will promptly pass on to the relevant Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

9.	The Fiscal Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the relevant Issuer to make any payment or delivery due under the Notes when due.
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APPENDIX 2

NEW SAFEKEEPING STRUCTURE PROVISIONS

In relation to each Series of Notes that are issued under the NSS, the Fiscal Agent will comply with the following provisions:

1.	The Fiscal Agent will inform each of Euroclear and Clearstream, Luxembourg (the “ICSDs”), through the common service provider appointed by the ICSDs to service the Notes (the “CSP”), of the initial issue outstanding amount (“IOA”) for each Tranche on or prior to the relevant original issue date.

2.	If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Fiscal Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP)to ensure that the records of the ICSDs reflecting the IOA of the Notes remains at all times accurate.

3.	The Fiscal Agent will regularly reconcile its record of the IOA of the Notes with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4.	The Fiscal Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the records of the ICSDs reflecting the IOA of the Notes.

5.	The Fiscal Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.	The Fiscal Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.	The Fiscal Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8.	The Fiscal Agent will promptly pass on to the relevant Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

9.	The Fiscal Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the relevant Issuer to make any payment or delivery due under the Notes when due.
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APPENDIX 3

TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the Issuer (as defined below) and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Final Terms (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note.

This Note is one of a Series (as defined below) of Notes issued pursuant to the Fiscal Agency Agreement (as defined below). References herein to the “Notes” shall be references to the Notes of this Series, which may be issued in registered form (“Registered Notes”) or, if such issuance is permitted under U.S. federal income tax law at the time of issuance without adverse tax consequences to the Issuer (as defined below) or the Guarantor (as defined below), bearer form (“Bearer Notes”) and shall mean:

(a)	in relation to any Notes represented by a global Note (a “Global Note”), units of each Specified Denomination in the Specified Currency;

(b)	any Global Note in either registered form (a “Registered Global Note”) or bearer form (a “Bearer Global Note”, which may be in temporary bearer global form (a “Temporary Bearer Global Note”) or permanent bearer global form (a “Permanent Bearer Global Note”));

(c)	any definitive Notes in bearer form issued in exchange for a Bearer Global Note; and

(d)	any definitive Notes in registered form (whether or not issued in exchange for a Bearer Global Note or a Registered Global Note).

The Notes and Coupons (as defined below) are issuable under a Thirteenth Amended and Restated Fiscal and Paying Agency Agreement (as amended and supplemented from time to time, the “Fiscal Agency Agreement”) dated as of April 4, 2014 among General Electric Capital Corporation (“GE Capital”), GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467) (“GE Capital Australia Funding”), GE Capital European Funding, GE Capital UK Funding and The Bank of New York Mellon as fiscal agent (in such capacity, the “Fiscal Agent” (which expression shall include any successor fiscal agent)) and paying agent (in such capacity, together with any other paying agents appointed by the Issuer and the Guarantor, the “Paying Agents”) and The Bank of New York Mellon (Luxembourg) S.A. as initial registrar (the “Registrar”, which expression shall include any other person designated by the Issuer as a person authorized to register and register transfer of the Notes) and transfer agent (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor transfer agents).The Bank of New York Mellon at its office in London has been appointed the Exchange Rate Agent (the “Exchange Rate Agent”, which term shall include any successor exchange rate agent) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Fiscal Agency Agreement are hereby incorporated by reference herein.

Interest bearing definitive Bearer Notes have interest coupons (“Coupons”). Definitive Bearer Notes which are repayable in installments (“Amortizing Notes”) have receipts (“Receipts”) for the payment of the installments of principal (other than the final installment) attached on issue. Registered Notes and Global Notes do not have Receipts or Coupons attached on issue. References to the “Notes” shall include any Receipts, as far as the context permits.

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The final terms for this Note (or the relevant provisions thereof) are set out in Part A of the Final Terms attached to or endorsed on this Note which supplement these Terms and Conditions (the “Conditions”). References to the “applicable Final Terms” are to Part A of the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note.

The issuer of this Note (the “Issuer”) may be GE Capital, GE Capital Australia Funding, GE Capital European Funding or GE Capital UK Funding, as specified in the applicable Final Terms.

If this Note is issued by an Issuer other than GE Capital, the payment of all amounts in respect of this Note have been guaranteed by GE Capital pursuant to a guarantee (the “Guarantee”) which, if this Note is a Senior Note (as defined below), will be a senior guarantee (the “Senior Guarantee”) and, if this Note is a Subordinated Note (as defined below), will be a subordinated guarantee (the “Subordinated Guarantee”), in each case endorsed on this Note and executed by GE Capital in its capacity as Guarantor (the “Guarantor”). The original of the Guarantee is held by the Fiscal Agent on behalf of the Noteholders, the Couponholders and the Receiptholders (each as defined below) at its specified office.

All references to the “Guarantor” and the “Guarantee” in these Conditions shall only apply in respect of Notes issued by an Issuer other than GE Capital.

Any reference to “Noteholders” or “holders” in relation to any Notes shall mean (in the case of Bearer Notes in definitive form) the holders of the Notes and (in the case of Registered Notes in definitive form) the persons in whose name the Notes are registered and shall, in relation to any Notes represented by a Global Note, be construed as provided under Condition 1 (“Form, Denomination and Title”). Any reference herein to “Couponholders” shall mean the holders of the Coupons and any reference to “Receiptholders” shall mean the holders of the Receipts.

The Issuer may, from time to time, re-open one or more series of Notes (each, a “Series”) and issue additional Notes with the same terms (including maturity and interest payment terms but excluding authentication date, effectuation date (in the case of a Bearer Note issued in new global note form (“NGN”) or a Registered Note issued under the new safekeeping structure (“NSS”)) and public offering price) as Notes issued on an earlier date; provided that a Series of Notes may not comprise both Bearer Notes and Registered Notes; and provided further that no Bearer Notes may be issued unless such issuance is permitted under U.S. federal income tax law at the time of such issuance without adverse consequences to the Issuer. After such additional Notes are issued they will be fungible with the previously issued Notes to the extent specified in the applicable Final Terms, provided that any additional Bearer Notes may not be consolidated with previously issued Bearer Notes prior to the exchange of interests in a temporary Global Note for interests in a permanent Global Note or for definitive Notes upon certification of non-U.S. beneficial ownership. Each such Series may contain one or more tranches of Notes (each, a “Tranche”) having identical terms, including the authentication date and the public offering price; provided that a Tranche of Notes may not comprise both Notes in bearer form and Notes in registered form.

Copies of the Fiscal Agency Agreement and the Guarantee are available for inspection during normal business hours at the specified office of each of the Fiscal Agent and the Transfer Agents (such Agents being together referred to as the “Agents”). If the Notes are to be admitted to trading on the regulated market of the London Stock Exchange, the applicable Final Terms will be published on the website of the London Stock Exchange through a regulatory information service. The Noteholders, the Couponholders and the Receiptholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Fiscal Agency Agreement, the Guarantee and the applicable Final Terms which are applicable to them. The statements in the Conditions include summaries of certain provisions of the Fiscal Agency Agreement which do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Fiscal Agency Agreement, including the definitions therein of certain terms.

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Words and expressions defined in the Fiscal Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in the Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Fiscal Agency Agreement and the applicable Final Terms, the applicable Final Terms will prevail.

In the Conditions, “euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

1.	Form, Denomination and Title

The Notes are in registered form or bearer form (and Bearer Notes may be exchangeable for Registered Notes, but Registered Notes may not be exchangeable for Bearer Notes) as specified in the applicable Final Terms and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s) specified in the applicable Final Terms. Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note may be a Fixed Rate Note, a Floating Rate Note, an Original Issue Discount Note or a combination of any of the foregoing, depending upon the Interest Basis specified in the applicable Final Terms.

This Note may be an Amortizing Note depending on the Redemption Basis shown in the applicable Final Terms.

This Note may also be a Senior Note or a Subordinated Note, as indicated in the applicable Final Terms.

Definitive Bearer Notes are issued with Coupons attached, unless they are Original Issue Discount Notes in which case references to Coupons and Couponholders in the Conditions are not applicable. Amortizing Notes in definitive Bearer form are issued with one or more Receipts attached.

Except as set out below, title to the definitive Bearer Notes and Coupons will pass by delivery and title to the Registered Notes will pass upon registration of transfers in accordance with Condition 2 (“Exchange and Transfers of Notes”) and the provisions of the Fiscal Agency Agreement. The Issuer, the Guarantor and any Agent will (except as otherwise required by law) deem and treat the bearer of any definitive Bearer Note or Coupon and the registered holder of any Registered Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream,Luxembourg”), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Bearer Global Note or the registered holder of the relevant Registered Global Note shall be treated by the Issuer, the Guarantor and any Agent as the holder of such nominal amount of such Notes in accordance

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with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in Part B of the applicable Final Terms.

2.	Exchange and Transfers of Notes

2.1	Exchange of Bearer Notes

If specified in the applicable Final Terms, and subject to the terms of the Fiscal Agency Agreement, this Note, if in Bearer form (along with all unmatured Coupons, and all matured Coupons, if any, in default) may be exchanged at the option of the holder into Registered Notes of any authorized denominations of the same Series and in an equal aggregate principal amount, in accordance with the provisions of the Fiscal Agency Agreement at the office of the Registrar or at the office of any Transfer Agent designated by the Issuer and the Guarantor for such purpose.

Bearer Notes surrendered in exchange for Registered Notes after the close of business at any such office (i) on any Record Date (as defined below) for the payment of interest on a Registered Note and before the opening of business at such office on the relevant Interest Payment Date (as defined below), or (ii) on any Special Record Date (as defined below) and before the opening of business at such office on the related proposed date for payment of defaulted interest, shall be surrendered without the Coupon relating to such date for payment of interest.

Definitive Bearer Notes may be exchanged for definitive Bearer Notes of the same Series in other authorized denominations, in an equal aggregate principal amount. In order to effect such exchange, the holder or holders must surrender the definitive Bearer Note at the offices of any Paying Agent appointed by the Issuer and the Guarantor for such purpose.

The date of surrender of any definitive Bearer Note or Coupon delivered upon any exchange or transfer of definitive Bearer Notes or Coupons shall be such that no gain or loss of interest results from such exchange or transfer.

2.2	Exchange of Registered Notes

This Note, if in registered form, may be exchanged for Registered Notes of the same Series in other authorized denominations, in an equal aggregate principal amount upon surrender of any such Notes to be exchanged at the offices of the Registrar or any transfer agent designated by the Issuer and the Guarantor for such purpose.

This Note, if in registered form, may not be exchanged for Bearer Notes.

2.3	Transfers of interests in Registered Notes

So long as this Note is represented by a Registered Global Note, it may be transferred only to a common depositary, or as the case may be, the common safekeeper, outside the United States for Euroclear or Clearstream, Luxembourg or to a nominee of such a depositary, or as the case may be, the common safekeeper.

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Transfers of beneficial interests in Registered Global Notes will be effected by Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of transferors and transferees of such interests. A beneficial interest in a Registered Global Note will, subject to compliance with all applicable legal and regulatory restrictions and the restrictions set forth in the relevant Global Note, be exchangeable for Notes in definitive form or for a beneficial interest in another Registered Global Note only in the Specified Denominations set out in the applicable Final Terms and only in accordance with the rules and operating procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be, and in accordance with the terms and conditions specified in the Fiscal Agency Agreement.

Registered Notes may be presented for registration of transfer at the offices of the Registrar or any transfer agent designated by the Issuer and the Guarantor for such purpose, with the form of transfer thereon duly completed.

All Registered Notes presented for registration of transfer or for exchange, redemption, repayment or payment shall (i) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange in form satisfactory to the Issuer, the Guarantor and the Registrar duly executed by the holder or its attorney duly authorized in writing and (ii) be accompanied by a duly completed Form W-8BEN, W-8IMY or other applicable form required in order to establish an exemption from U.S. withholding tax pursuant to the United States Internal Revenue Code of 1986, as amended. Any such transfer will be subject to Condition 2.5 (“Restrictions on registration of transfers and exchanges”) below and such reasonable regulations as the Registrar may prescribe.

2.4	Costs of registration of transfer or exchange

No service charge shall be payable for any registration of transfer or exchange of Notes but the Issuer and the Guarantor may require payment of a sum sufficient to cover any transfer taxes or other governmental charges that may be imposed in connection therewith.

2.5	Restrictions on registration of transfers and exchanges

The Issuer and the Guarantor shall not be required:

(a)	to register the transfer of or exchange Notes to be redeemed for a period of 15 calendar days preceding the first publication of the relevant notice of redemption, or if Registered Notes are outstanding and there is no publication, the mailing of the relevant notice of redemption;

(b)	to register the transfer of or exchange any Registered Note selected for redemption or surrendered for optional repayment, in whole or in part, except the unredeemed or unpaid portion of any such Registered Note being redeemed or repaid, as the case may be, in part;

(c)	to exchange any Bearer Note selected for redemption or surrendered for optional repayment, except that such Bearer Note may be exchanged for a Registered Note of like tenor, provided that such Registered Note shall be simultaneously surrendered for redemption or repayment, as the case may be;

(d)	in respect of an Amortizing Note, to register transfer of or exchange of a Registered Note in definitive form during the period of 15 calendar days ending on the due date for payment of any Installment Amount;

(e)	to issue or exchange definitive Bearer Notes for a period of 15 calendar days preceding any date fixed for redemption of such Note; or
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(f)	to register the transfer or exchange of a Registered Note in violation of any legend appearing on the face thereof.

Notwithstanding anything in the Fiscal Agency Agreement or herein to the contrary, none of the Issuer, the Fiscal Agent or any agent of such Issuer or the Fiscal Agent shall be required to exchange any Bearer Note for a Registered Note if such exchange would result in adverse income tax consequences to the Issuer (such as, for example, the inability of the Issuer to deduct from its income, as computed for income tax purposes, the interest payable on the Bearer Notes) under (i) then applicable United States federal income tax laws or (ii) in the case of an Issuer other than GE Capital, then applicable income tax laws or regulations of the jurisdiction of incorporation or organisation of the Issuer or any political subdivision thereof or therein.

3.	STATUS OF NOTES AND GUARANTEE

3.1	Status of Notes and Coupons

The Notes may be issued on either a senior (“Senior Notes”) or a subordinated basis (“Subordinated Notes”).

(a)	Status – Senior Notes

This Condition 3.1(a) is applicable in relation to Notes specified in the applicable Final Terms as Senior Notes and references to “Notes” and “Coupons” in this Condition shall be construed accordingly.

The Senior Notes and any relative Coupons are (i) unsecured and rank equally with all other unsecured and unsubordinated indebtedness of the Issuer and (ii) effectively junior to the liabilities of the Issuer’s subsidiaries, if any.

(b)	Status – Subordinated Notes

This Condition 3.1(b) is applicable in relation to Notes specified in the applicable Final Terms as Subordinated Notes and references to “Notes” and “Coupons” in this Condition shall be construed accordingly.

The Subordinated Notes and any relative Coupons (i) constitute general unsecured obligations of the Issuer, (ii) rank subordinated in right of payment, as set forth in this Condition 3.1(b), to all Senior Indebtedness (as defined below) and (iii) are effectively junior to the liabilities of the Issuer’s subsidiaries, if any.

For purposes of this Condition 3.1(b), the term “Senior Indebtedness” shall mean, in respect of the Issuer of such relevant Subordinated Note, (i) the principal of, premium, if any, and interest on all of the indebtedness for money borrowed of the Issuer, other than the Subordinated Notes issued by the Issuer; (ii) obligations of the Issuer arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off balance sheet guarantees and direct credit substitutes); (iii) obligations of the Issuer associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements; and (iv) obligations of the Issuer for purchased money, in each case regardless of whether such indebtedness or obligations are outstanding on the date of the issue of this Note or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof; provided, however, that Senior Indebtedness shall not include (1) any accounts payable or other liability to trade creditors (other than those obligations referenced in items (ii) and (iii), above) arising in the ordinary course of business (including instruments evidencing such

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liabilities), (2) any indebtedness, guarantee or obligation of the Issuer which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of the Issuer, or (3) any obligations with respect to any capital stock. The term “indebtedness for money borrowed” as used in the definition of Senior Indebtedness above shall include, without limitation, any obligation of the Issuer of such relevant Subordinated Notes for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other instruments and any deferred obligation for the payment of the purchase price of property or assets.

There is no limitation on the ability of the Issuer to issue additional Senior Indebtedness. Any Senior Notes issued by the Issuer constitute Senior Indebtedness in respect of the Subordinated Note issued by the Issuer.

(i)	Subordination

If this Note is a Subordinated Note, the Issuer agrees, and each Noteholder by accepting this Subordinated Note agrees, that the indebtedness evidenced by such Subordinated Note is subordinated in right of payment to the prior payment of all Senior Indebtedness, and that such subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. Obligations of the Issuer which are Senior Indebtedness shall rank senior to this Subordinated Note in accordance with the provisions set forth herein.

(ii)	Liquidation, Dissolution, Bankruptcy

Upon any payment or distribution of the assets of the Issuer to creditors or upon a total or partial liquidation, total or partial dissolution of such Issuer, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its respective properties: (a) the holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before the holders of this Subordinated Note are entitled to receive any payment of principal of or interest on or other amounts with respect to this Subordinated Note; and (b) until the Senior Indebtedness is paid in full, any distribution to which holders of this Subordinated Note would be entitled but for this Condition 3.1(b) will be made to holders of the Senior Indebtedness as their interests may appear (except that the holders of this Subordinated Note may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as this Subordinated Note and do not provide for the payment of principal prior to the maturity of all Senior Indebtedness).

(iii)	Default on Senior Indebtedness

The Issuer may not pay the principal of or interest on or other amounts with respect to this Subordinated Note, make any deposit to or otherwise repurchase, redeem or otherwise retire this Subordinated Note if (i) any Senior Indebtedness is not paid when due and payable or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full.

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(iv)	When Distributions Must Be Paid Over

If a distribution is made to holders of this Subordinated Note that, due to the subordination provisions contained in this Condition 3.1(b), should not have been made to them, the holders of this Subordinated Note who receive such distribution are required to hold such distributions in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

(v)	Subrogation

After all Senior Indebtedness is paid in full and until this Subordinated Note is paid in full, holders of this Subordinated Note shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made to holders of Senior Indebtedness pursuant to this Condition 3.1(b) which otherwise would have been made to the holders of this Subordinated Notes is not, as between the Issuer and the holders of this Subordinated Note, a payment by the Issuer on Senior Indebtedness.

(vi)	Relative Rights

This Condition 3.1(b) defines the relative rights of holders of this Subordinated Note and holders of Senior Indebtedness. Nothing herein shall:

(1)	impair, as between the Issuer and holders of this Subordinated Note, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on or other amounts with respect to the this Subordinated Note in accordance with their terms; or

(2)	prevent any holder of this Subordinated Note from exercising its available remedies upon a Subordinated Note Event of Default (as defined below), subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to holders of this Subordinated Note.

(vii)	Subordination May Not Be Impaired

No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by this Subordinated Note will be impaired by any act or failure to act by the Issuer or by the failure of the Issuer to comply with its obligations hereunder.

(viii)	Rights of Paying Agents

Notwithstanding Condition 3.1(b)(iii), the Fiscal Agent or any Paying Agent may continue to make payments on this Subordinated Note and will not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, an officer of the Fiscal Agent responsible for the administration of the Fiscal Agency Agreement receives written notice satisfactory to it that payments may not be made under the terms of this Subordinated Note. The Issuer, the Registrar, a Paying Agent, a trustee, agent or representative for an issuer of Senior Indebtedness or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a trustee, agent or representative, only such trustee, agent or representative, rather than a

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holder of Senior Indebtedness, may provide notice. The Fiscal Agent will be entitled to assume that any prohibition on the right of the Issuer to pay this Subordinated Note has not terminated unless an officer of the Fiscal Agent responsible for the administration of the Fiscal Agency Agreement receives written notice satisfactory to it of such termination from any of the persons specified in this paragraph.

The Fiscal Agent in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Fiscal Agent. The Registrar and any Paying Agent may do the same with like rights. The Fiscal Agent will be entitled to all the rights set forth in the terms of this Subordinated Note with respect to any Senior Indebtedness, which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing herein shall deprive the Fiscal Agent of any of its rights as such holder. Nothing herein shall apply to claims of, or payments to, the Fiscal Agent under or pursuant to the terms of this Subordinated Note.

(ix)	Distribution or Notice to Representative

Whenever a distribution is to be made or a notice is to be given to holders of Senior Indebtedness with respect to this Subordinated Note, the distribution may be made and the notice may be given to their trustee, agents or representatives, if any.

(x)	Not To Prevent Subordinated Notes Events of Default or Limit Right To Accelerate

The failure to make a payment pursuant to this Subordinated Note by reason of any provision of this Condition 3.1(b) shall not be construed as preventing the occurrence of a Subordinated Note Event of Default. No provision of this Condition 3.1(b) shall have any effect on the right of the holders of this Subordinated Note to accelerate the maturity of the Subordinated Notes.

(xi)	Reliance of Fiscal Agent

Upon any payment or distribution pursuant to this Condition 3.1(b), the Fiscal Agent and the holders of this Subordinated Note shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Condition 3.1(b)(ii) are pending, (ii) upon a certificate of the liquidating trustee or agent or other person making such payment or distribution to the Fiscal Agent or to the holders of this Subordinated Note or (iii) upon the trustee, agents or representatives for the holders of Senior Indebtedness or upon the holders of Senior Indebtedness for which there are no such representatives for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness, and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Condition 3.1(b). In the event that the Fiscal Agent determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Condition 3.1(b), the Fiscal Agent may request such person to furnish evidence to the reasonable satisfaction of the Fiscal Agent as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such person under this Condition 3.1(b) and, if such evidence is not furnished, the Fiscal Agent may defer any payment to

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such person pending judicial determination as to the right of such person to receive such payment.

(xii)	Fiscal Agent Not Fiduciary for Holders of Senior Indebtedness

The Fiscal Agent, in its capacity as Fiscal Agent or paying agent hereunder, shall not be deemed to owe any fiduciary duty other than expressly provided for in the Fiscal Agency Agreement to the holders of Senior Indebtedness and shall not be liable in either capacity to any such holders if it shall mistakenly pay over or distribute to holders of this Subordinated Note, the Issuer, or any other person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Condition 3.1(b) or otherwise.

(xiii)	Reliance by Holders of Senior Indebtedness on Subordination Provisions

Each holder of this Subordinated Note by accepting a Note will be deemed to acknowledge and agree that the provisions of this Condition 3.1(b) are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness whether such Senior Indebtedness was created or acquired before or after the issuance of this Subordinated Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such Condition 3.1(b) in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

3.2	Status of Guarantee

(a)	The Guarantor has unconditionally and irrevocably guaranteed the due payment of all sums expressly payable by the Issuer under the Senior Notes and the Coupons as provided in the Senior Guarantee. The Senior Guarantee is (i) unsecured and ranks equally with all other unsecured and unsubordinated indebtedness of the Guarantor and (ii) effectively junior to the liabilities of the Guarantor’s subsidiaries.

(b)	The Guarantor has unconditionally and irrevocably guaranteed the due payment of all sums expressly payable by the Issuer under the Subordinated Notes and the Coupons as provided in the Subordinated Guarantee. The Subordinated Guarantee (i) constitutes general unsecured obligations of the Guarantor, (ii) ranks subordinated in right of payment, as set forth in the provisions of the Subordinated Guarantee and (iii) is effectively junior to the liabilities of the Guarantor’s subsidiaries.

4.	Redenomination

If “Issuer option to redenominate Notes” is specified as being applicable in the applicable Final Terms, an Issuer may, without the consent of the holders of Notes denominated in a Specified Currency of a member state of the European Union, which on or after the issue date of such Notes participates in European Economic and Monetary Union, on giving at least 30 days’ prior notice (the “Redenomination Notice”) to the holders of such Notes and on prior notice to the Fiscal Agent, Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system, elect that, with effect from the date specified in the Redenomination Notice (the “Redenomination Date”), such Notes shall be redenominated in euro.

The election will have effect as follows:

(a)	the Notes shall be deemed to be redenominated into euro in the denomination of €0.01 with a nominal amount for each Note equal to the nominal amount of that Note in the Specified
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Currency, converted into euro at the Established Rate (defined below); provided that, if the Issuer determines after consultation with the Fiscal Agent that the then market practice in respect of the redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the holders of Notes, any stock exchange on which the Notes may be listed, the Fiscal Agent and the Paying Agents of such deemed amendments;

(b)	save to the extent that an Exchange Notice (defined below) has been given in accordance with paragraph (d) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest €0.01;

(c)	if definitive Notes are required to be issued after the Redenomination Date, they shall be issued, subject to compliance with all applicable laws and regulations, at the expense of the Issuer in the denominations of €1,000, €10,000, €100,000 and (but only to the extent of any remaining amounts less than €1,000 or such smaller denominations as the Fiscal Agent may approve) €0.01 and such other denominations as the Issuer shall determine and notify to the Noteholders;

(d)	if issued prior to the Redenomination Date, all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the Issuer gives notice (the “Exchange Notice”) that replacement euro-denominated Notes and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes so issued will also become void on that date although such Notes will continue to constitute valid exchange obligations of the Issuer. New euro-denominated Notes and Coupons, if any, will be issued in exchange for Notes and Coupons, if any, denominated in the Specified Currency in such manner as the Paying Agent may specify and as shall be notified to the holders of Notes in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

(e)	after the Redenomination Date, all payments in respect of the Notes and the Coupons, if any, including payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account outside the United States (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque mailed to an address outside the United States;

(f)	if the Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date, it will be calculated by applying the Fixed Interest Rate to each specified denomination, multiplying such sum by the applicable Fixed Day Count Fraction specified in the applicable Final Terms, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention;

(g)	if the Notes are Floating Rate Notes, the Redenomination Notice will specify any relevant changes to the provisions relating to interest; and
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(h)	such other changes shall be made as the Issuer may decide, after consultation with the Paying Agent and the Calculation Agent (if applicable), and as may be specified in the Redenomination Notice, to conform them to conventions then applicable to instruments denominated in euro.

For the purposes of this Condition 4 (“Redenomination”), “Established Rate” means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Union regulations) into euro established by the Council of the European Union pursuant to Article 1091(4) of the treaty establishing the European Communities, as amended by the Treaty on European Union, and “sub-unit” means, with respect to any Specified Currency other than euro, the lowest amount of such Specified Currency that is available as legal tender in the country of such Specified Currency and, with respect to euro, means one cent.

5.	INTEREST

Unless this Note is an Original Issue Discount Note, this Note will bear interest at either:

(a)	a fixed rate; or

(b)	a floating rate determined by reference to an interest rate basis (an “Interest Rate Basis”), which may be adjusted by a Spread,

and, in either case, such rate may be subject to adjustment in accordance with Condition 5.3 (“Adjustment of rate of interest for Fixed Rate Notes and Floating Rate Notes”) below.

Any Floating Rate Note may also have either or both of the following:

(i)	a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any Interest Reset Period; and

(ii)	a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any Interest Reset Period, provided that if no minimum interest rate is specified or if the Final Terms indicate that the minimum interest rate is not applicable, then the minimum interest rate shall be zero.

The applicable Final Terms will designate:

(a)	a Fixed Interest Rate per annum, in which case such Notes will be “Fixed Rate Notes”; or

(b)	one of the following Interest Rate Bases as applicable to such Notes, in which case such Notes will be “Floating Rate Notes”:

(i)	AUD BBSW (as defined below), in which case the Notes will be “AUD BBSW Notes”;

(ii)	CAD BA (as defined below), in which case the Notes will be “CAD BA Notes”;

(iii)	CMS Rate (as defined below), in which case such Notes will be “CMS Rate Notes”;

(iv)	CMT Rate (as defined below), in which case such Notes will be “CMT Rate Notes”;

(v)	CZK PRIBOR (as defined below), in which case such Notes will be “CZK PRIBOR Notes”;
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(vi)	EURIBOR (as defined below), in which case such Notes will be “EURIBOR Notes”;

(vii)	the Federal Funds Rate (as defined below), in which case such Notes will be “Federal Funds Rate Notes”;

(viii)	HKD HIBOR (as defined below), in which case such Notes will be “HKD HIBOR Notes”;

(ix)	LIBOR (as defined below), in which case such Notes will be “LIBOR Notes”;

(x)	SEK STIBOR (as defined below), in which case such Notes will be “SEK STIBOR Notes”;

(xi)	MXN TIIE (as defined below), in which case such Notes will be “MXN TIIE Notes”;

(xii)	NOK NIBOR (as defined below), in which case such Notes will be “NOK NIBOR Notes”;

(xiii)	the Prime Rate (as defined below), in which case such Notes will be “Prime Rate Notes”;

(xiv)	the Treasury Rate (as defined below), in which case such Notes will be “Treasury Rate Notes”; or

(xv)	TRYIBOR (as defined below), in which case such Notes will be “TRYIBOR Notes”.

Unless this Note is an Original Issue Discount Note, this Note will bear interest from its date of issue or from the most recent date to which interest on such Note has been paid or duly provided for, at the rate determined in accordance with the Conditions and interest will accrue on a Note until the principal thereof is paid or made available for payment.

5.1	Interest on Fixed Rate Notes

(a)	General

Each Fixed Rate Note bears interest at the annual rate specified in the applicable Final Terms (the “Fixed Interest Rate”) and interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date specified in the applicable Final Terms (the “Original Issue Date”), until the principal of the Note has been paid or duly made available for payment.

Interest on the Fixed Rate Notes will be paid in arrears on the Interest Payment Dates specified in the applicable Final Terms up to (and including) the Maturity Date.

If interest is required to be calculated for a period other than a Fixed Interest Period (as defined below), such interest shall be calculated by applying the Fixed Interest Rate to each specified denomination of the Notes of such Series, multiplying such sum by the applicable Fixed Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards, or otherwise in accordance with applicable market convention.

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(b)	Fixed Day Count Fraction

“Fixed Day Count Fraction” means:

•	in the case of Notes denominated in a currency other than U.S. dollars, “Actual/Actual (ICMA)” meaning:

(i)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date specified in the applicable Final Terms) to (but excluding) the relevant payment date (the “Calculation Period”) is equal to or shorter than the Determination Period (as defined below) during which the Calculation Period ends, the number of days in such Calculation Period divided by the product of (1) the number of days in such Determination Period and (2) the number of determination dates (each, a “Determination Date”) (as specified in the applicable Final Terms) that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; or

(ii)	in the case of Notes where the Calculation Period is longer than the Determination Period during which the Calculation Period ends, the sum of:

(A)	the number of days in such Calculation Period falling in the Determination Period in which the Calculation Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; and

(B)	the number of days in such Calculation Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; and

•	in the case of Notes denominated in U.S. dollars, “30/360” meaning the number of days in the period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date (as specified in the applicable Final Terms)) to but excluding the relevant payment date (such number of days being calculated on the basis of 12 30-day months) divided by 360.

Where:

“Determination Period” means the period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date (as specified in the applicable Final Terms) or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

“Fixed Interest Period” means the period from (and including) an Interest Payment Date (or, if none, the Interest Commencement Date (as specified in the applicable Final Terms)) to (but excluding) the next (or first) Interest Payment Date.

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“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

5.2	Interest on Floating Rate Notes

(a)	General

Each applicable Final Terms will specify certain terms with respect to which such Floating Rate Note is being delivered, including:

(i)	whether such Floating Rate Note is a Regular Floating Rate Note, a Floating Rate/Fixed Rate Note or a Fixed Rate/Floating Rate Note;

(ii)	the Interest Rate Basis, Initial Interest Rate, Interest Reset Dates, Interest Reset Period and Interest Payment Dates;

(iii)	the Index Maturity;

(iv)	the Spread, if any;

(v)	the maximum interest rate and minimum interest rate, if any (provided that if no minimum interest rate is specified or if the Final Terms indicate that the minimum interest rate is not applicable, then the minimum interest rate shall be zero);

(vi)	the Designated LIBOR Currency, if the specified Interest Rate Basis is LIBOR; and

(vii)	the Designated CMT Reuters Page, if the specified Interest Rate Basis is CMT Rate.

The interest rate in effect on each day shall be:

(A)	if such day is an Interest Reset Date, the interest rate determined on the Interest Determination Date immediately preceding such Interest Reset Date; or

(B)	if such day is not an Interest Reset Date, the interest rate determined on the Interest Determination Date immediately preceding the next preceding Interest Reset Date.

(b)	Regular Floating Rate Notes

A Regular Floating Rate Note bears interest at the rate determined by reference to the applicable Interest Rate Basis specified in the applicable Final Terms plus or minus the applicable Spread, if any.

Commencing on the first Interest Reset Date (the “Initial Interest Reset Date”), the rate at which interest on Regular Floating Rate Notes is payable shall be reset as of each Interest Reset Date specified in the applicable Final Terms, provided however:

(i)	the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate; and

(ii)	the interest rate in effect for the ten calendar days immediately prior to the Maturity Date shall be that in effect on the tenth calendar day preceding such Maturity Date.
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(c)	Floating Rate/Fixed Rate Notes and Fixed Rate/Floating Rate Notes

A Floating Rate/Fixed Rate Note initially bears interest at the rate determined by reference to the applicable Interest Rate Basis. The rate at which interest shall be payable shall be reset as of each Interest Reset Date commencing on the Initial Interest Reset Date. However:

(i)	the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate;

(ii)	the interest rate in effect for the 10 calendar days immediately prior to the Fixed Rate Commencement Date specified in the applicable Final Terms shall be that in effect on the tenth calendar day preceding the Fixed Rate Commencement Date; and

(iii)	the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Final Terms, or if no such Fixed Interest Rate is so specified and the Floating Rate/Fixed Rate Note is still outstanding on such day, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

A Fixed Rate/Floating Rate Note initially bears interest at the Fixed Interest Rate specified in the applicable Final Terms. However:

(A)	before the Floating Rate Commencement Date, the Fixed Interest Rate will be calculated in accordance with Condition 5.1 (“Interest on Fixed Rate Notes”) above;

(B)	the interest rate in effect for the period from the Floating Rate Commencement Date to the Initial Interest Reset Date will be the Initial Interest Rate specified in the applicable Final Terms, or if no such Initial Interest Rate is so specified and the Fixed Rate/Floating Rate Note is still outstanding on such day, the interest rate in effect thereon on the day immediately preceding the Floating Rate Commencement Date; and

(C)	the interest rate in effect for the ten calendar days immediately prior to the Maturity Date shall be that in effect on the tenth calendar day preceding such Maturity Date.

(d)	Date of Interest Rate Change

The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the applicable Final Terms (this period is the “Interest Reset Period” and the first day of each Interest Reset Period is the “Interest Reset Date”).

If an Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) for any Floating Rate Note falls on a day that is not a Business Day, it will be postponed to the following Business Day, except that if that Business Day is in the next calendar month, the Interest Reset Date will be the immediately preceding Business Day, unless an alternative Business Day Convention is specified in the applicable Final Terms, in which case the Interest Reset Date will be adjusted in accordance with the Business Day Convention specified in the applicable Final Terms.

(e)	How Interest is Calculated on Floating Rate Notes

General. The Issuer or the Guarantor will appoint a Calculation Agent to calculate interest rates on the Floating Rate Notes. Unless otherwise specified in the applicable Final Terms, The Bank of

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New York Mellon will be the Calculation Agent for each Series of Floating Rate Notes. Floating Rate Notes will accrue interest from and including the Interest Commencement Date specified in the applicable Final Terms or the last date to which the Issuer has paid or provided for interest, to but excluding the applicable Interest Payment Date, as described below, or the Maturity Date, as the case may be. However, in the case of Registered Notes that are Floating Rate Notes on which the interest rate is reset daily or weekly, each interest payment will include interest accrued from and including the Interest Commencement Date specified in the applicable Final Terms or from but excluding the last Record Date to which interest has been paid, through and including the Record Date next preceding the applicable Interest Payment Date, and provided further that the interest payments on Floating Rate Notes made on the Maturity Date will include interest accrued to but excluding such Maturity Date. The Calculation Agent shall calculate the interest rate in accordance with the Conditions on or before each Calculation Date.

Floating Day Count Fraction. The amount of interest (the “Interest Amount”) payable on any Series of Floating Rate Notes shall be calculated with respect to each specified denomination of such Floating Rate Notes of such Series for the relevant Interest Reset Period. Each Interest Amount shall be calculated by applying the relevant Interest Rate Basis and Spread to each specified denomination and multiplying such sum by the applicable Floating Day Count Fraction.

“Floating Day Count Fraction” means, in respect of the calculation of the Interest Amount for any Interest Reset Period:

(a)	if “Actual/Actual” or “Actual/Actual (ISDA)” is specified in the applicable Final Terms, the actual number of days in the Interest Reset Period divided by 365 (or, if any proportion of that Interest Reset Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Reset Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Reset Period falling in a non-leap year divided by 365);

(b)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Reset Period divided by 365;

(c)	if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Reset Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(d)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Reset Period divided by 360;

(e)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Reset Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Reset Period falls;

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“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Reset Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Reset Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Reset Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Reset Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Reset Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(f)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Reset Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Reset Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Reset Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Reset Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Reset Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Reset Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Reset Period, unless such number would be 31, in which case D2 will be 30; and

(g)	if “30E/360 (ISDA)” is specified in the applicable Final Terms, the number of days in the Interest Reset Period divided by 360, calculated on a formula basis as follows:

where:

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“Y1” is the year, expressed as a number, in which the first day of the Interest Reset Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Reset Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Reset Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Reset Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Reset Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Reset Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

Unless otherwise specified in the applicable Final Terms, the Floating Day Count Fraction in respect of the calculation of the Interest Amount on any Floating Rate Note will (a) in the case of a Note denominated in U.S. dollars be Actual/360 or (b) in the case of a Note denominated in any other Specified Currency, be Actual/Actual.

The Calculation Agent will round all percentages resulting from any calculation of the rate of interest on a Floating Rate Note, to the nearest l/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward (e.g. 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)) and the Calculation Agent will round all currency amounts used in or resulting from any calculation to the nearest one-hundredth of a unit (with 0.005 of a unit being rounded upward).

The Calculation Agent will promptly notify the Fiscal Agent of each determination of the interest rate. The Calculation Agent will also notify the relevant stock exchange, competent authority and/or market (in the case of Notes that are listed or admitted to trading on or by a stock exchange, competent authority and/or market) and the Paying Agents of the interest rate, the interest amount, the Interest Reset Period and the Interest Payment Date related to each Interest Reset Date as soon as such information is available. The Paying Agents will make such information available to the holders of Notes. The Fiscal Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date relating to such Note.

So long as any Notes are listed on or by any exchange, competent authority and/or market and the rules of such exchange(s), competent authority(ies) and/or market(s) so require, the Issuer and the Guarantor shall maintain a calculation agent for the Notes of such Issuer, and the Issuer will notify the holders of its Notes in the manner specified in Condition 14 (“Notices”) in the event that such Issuer appoints a calculation agent with respect to such Notes other than the Calculation Agent designated as such in the applicable Final Terms.

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(f)	Types of Floating Rate Notes

AUD BBSW Notes

Each AUD BBSW Note will bear interest at a specified rate that will be reset periodically based on AUD BBSW and any Spread.

“AUD BBSW” means, with respect to each Interest Determination Date, the rate for Australian Dollar bills of exchange for a period of the Index Maturity which appears on Reuters Screen 0#AUBBSW= Page as of 10.00 a.m. Sydney time, on that Interest Determination Date.

The following procedures will apply if the rate cannot be set as described above:

(a)	If such rate does not appear on the Reuters Screen 0#AUBBSW= Page, the rate for that Interest Determination Date will be the average mid rate for Australian Dollar bills of exchange having a tenor of the Index Maturity, which appears on the Reuters Screen BBSW Page at approximately 10.10 a.m., Sydney time, on the Interest Determination Date.

(b)	If such rate does not appear on the Reuters Screen BBSW Page by 10.30 a.m., Sydney time, on the Interest Determination Date, then the rate will be the arithmetic mean of the mid of the bid and ask rates quoted by five of the BBSW Reference Banks to the Calculation Agent. The quotations will be for rates with the BBSW Reference Banks quoted or would have quoted at approximately 10.00 a.m., Sydney time, on the Interest Determination Date for Australian Dollar bills of exchange having a tenor of the Index Maturity and of the type specified for the purpose of quoting on the Reuters Screen BBSW Page.

(c)	If AUD BBSW cannot be determined for an Interest Determination Date in accordance with the foregoing procedures, then the rate for that Interest Determination Date will be the same as the rate used in the prior Interest Reset Period.

CAD BA Notes

Each CAD BA Note will bear interest at a specified rate that will be reset periodically based on CAD BA and any Spread.

“CAD BA” means, with respect to any Interest Determination Date, the average rate for settlement rates for Canadian Dollar bankers acceptances for a period of the Index Maturity which appears on the Reuters Screen CAFIX= Page as of 10.00 a.m., Toronto time, on that Interest Determination Date.

The following procedures will apply if the rate cannot be set as described above:

(a)	If such rate does not appear on the Reuters Screen CAFIX= Page by 10.00 a.m., Toronto time, on the Interest Determination Date, the rate will be determined on the basis of the bid rates of the CAD BA Reference Banks for Canadian Dollar bankers acceptances for a period of the Index Maturity for settlement on that Interest Determination Date and in a Representative Amount accepted by the CAD BA Reference Banks as of 10.00 a.m., Toronto time, on that Interest Determination Date. The Calculation Agent will request the principal Toronto office of each of the CAD BA Reference Banks to provide a quotation of its rate.
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(b)	If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the bid rates quoted by major banks in Toronto, selected by the Calculation Agent, for Canadian Dollar bankers acceptances for a period of the Index Maturity for settlement on that Interest Determination Date and in a Representative Amount accepted by those banks as of 10.00 a.m., Toronto time, on that Interest Determination Date.

(c)	If the banks so selected by the Calculation Agent are not quoting, the rate for that Interest Determination Date will be the same as the rate used in the prior Interest Reset Period.

CMS Rate Notes

Each CMS Rate Note will bear interest at a specified rate that will be reset periodically based on the CMS Rate and any Spread.

“CMS Rate” means the rate with respect to any Interest Determination Date will be the arithmetic mean of the bid and offered swap rate quotations published on Reuters Screen TGM42276 Page at 11.00 EST (16.00 GMT), for the Index Maturity as of 11.00 a.m. New York City time, on the Interest Determination Date.

The following procedures will apply if the rate cannot be set as described above:

(a)	If the rate is not published on the Reuters Screen TGM42276 Page as described above, the rate will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by the CMS Reference Banks at approximately 11.00 a.m., New York City time, on the Interest Determination Date and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the Index Maturity commencing on the Interest Reset Date and in a Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a maturity of three months. The Calculation Agent will request the principal New York City office of each of the CMS Reference Banks to provide a quotation of its rate.

(b)	If at least three quotations are provided, the rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

(c)	If three or fewer than three quotations are provided as requested, the rate for that Interest Determination Date will be the rate will be the same as the rate used for the prior Interest Reset Period.

CMT Rate Notes

Each CMT Rate note will bear interest at a specified rate that will be reset periodically based on the CMT Rate and any Spread.

“CMT Rate” means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Reuters Page specified in the applicable Final Terms under the caption “Treasury Constant Maturities”, under the column for the specified Index Maturity for:

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(a)	if the Designated CMT Reuters Page is FRBCMT, the rate for the Interest Determination Date; or

(b)	if the Designated CMT Reuters Page is FEDCMT, the weekly or monthly average, as applicable, ended immediately preceding the week or month, as applicable, in which the Interest Determination Date occurs.

The following procedures will apply if the rate cannot be set as described above:

(i)	If no page is specified, the rate is no longer displayed on the relevant page, or if it is not displayed by 3:00 p.m., New York City time on the Interest Determination Date, then the CMT Rate will be the Treasury constant maturity rate for the specified Index Maturity as published in the relevant H.15(519).

(ii)	If the rate is no longer published in H.15(519), or is not published by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate for that determination date will be the Treasury constant maturity rate for the specified Index Maturity (or other U.S. Treasury rate for such Index Maturity for that Interest Determination Date) as may then be published by either the Federal Reserve Board or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published in the relevant H.15(519).

(iii)	If that information is not provided by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be calculated as a yield to maturity, based on the average of the secondary market closing bid side prices as of approximately 3:30 p.m., New York City time, on that Interest Determination Date reported, according to their written records, by three leading primary U.S. government securities dealers (each, a “Reference Dealer”) in the City of New York selected by the calculation agent. These dealers will be selected from five Reference Dealers selected by the calculation agent (after consultation with the Issuer and the Guarantor) using the following procedures:

•	The calculation agent will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the specified Index Maturity and a remaining term to maturity of not less than the specified Index Maturity minus one year.

•	If two Treasury Notes with an original maturity as described in the preceding sentence have remaining terms to maturity equally close to the specified Index Maturity, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

(iv)	If the calculation agent cannot obtain three Treasury note quotations, the CMT Rate will be calculated as a yield to maturity based on the average of the secondary market bid side prices as of approximately 3:30 p.m., New York City time, on that Interest Determination Date of three Reference Dealers in the City of New York selected by the calculation agent using the same method described above, for Treasury Notes with an original maturity of the number of years that is the next highest to the specified Index Maturity with a remaining term to maturity closest to such Index Maturity and in an amount of at least U.S.$100,000,000. If three or four (and not five) of the Reference Dealers are
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providing quotes, then the CMT Rate will be based on the average of the offer prices obtained, and neither the highest nor the lowest of such quotes will be eliminated.

(v)	If fewer than three Reference Dealers are providing quotes, the rate for that Interest Determination Date will be the rate will be the same as the rate used for the prior Interest Reset Period.

CZK PRIBOR Notes

Each CZK PRIBOR Note will bear interest at a specified rate that will be reset periodically based on CZK PRIBOR and any Spread.

“CZK PRIBOR” means, with respect to each Interest Determination Date, the rate for any Interest Determination Date shall be the offered rate for deposits in Czech Korunas having the Index Maturity specified in the applicable Final Terms which appears on Reuters Screen PRBO Page as of 11.00 a.m., Prague time, on that Interest Determination Date.

The following procedures will apply if the rate cannot be set as described above:

(a)	If such rate does not appear on the Reuters Screen PRBO Page as of 11.00 a.m., Prague time, on the Interest Determination Date, the rate will be determined on the basis of the rates at which deposits in Czech Korunas are offered by the Prague Reference Banks at approximately 11.00 a.m., Prague time, on the Interest Determination Date to prime banks in the Prague interbank market having the Index Maturity specified in the applicable Final Terms commencing on the Interest Reset Date and in a Representative Amount. The Calculation Agent will request the principal Prague office of each of the Prague Reference Banks to provide a quotation of its rate.

(b)	If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by major banks in Prague, selected by the Calculation Agent, at approximately 11.00 a.m., Prague time, on that Interest Determination Date for loans in Czech Korunas to leading European banks having the Index Maturity specified in the applicable Final Terms commencing on the relevant Interest Reset Date and in a Representative Amount.

(c)	If no rates are quoted by major banks in Prague, the rate for that Interest Determination Date will be the same as the rate used for the prior Interest Reset Period.

EURIBOR Notes

Each EURIBOR Note will bear interest at a specified rate that will be reset periodically based on EURIBOR and any Spread.

“EURIBOR” means, with respect to each Interest Determination Date, the rate for deposits in euro having the Index Maturity beginning on the relevant Interest Reset Date that appears on the Designated EURIBOR Page as of 11:00 a.m., Brussels time, on that Interest Determination Date.

The following procedures will apply if the rate cannot be set as described above:

(a)	If such rate does not appear on the Designated EURIBOR Page as of 11:00 a.m., Brussels time, on the relevant Interest Determination Date, then the Calculation Agent will request
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the principal offices of four major banks in the Euro-zone selected by the Calculation Agent to provide such bank’s offered quotation to prime banks in the Euro-zone interbank market for deposits in euro having the Index Maturity beginning on the relevant Interest Reset Date as of 11:00 a.m., Brussels time, on such Interest Determination Date and in a Representative Amount. If at least two quotations are provided, EURIBOR for that date will be the arithmetic mean of the quotations.

(b)	If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the Calculation Agent, at approximately 11:00 a.m., Brussels time, on the Interest Determination Date for loans in euro to leading European banks for a period of time corresponding to the Index Maturity commencing on the Interest Reset Date and in a Representative Amount.

(c)	If the banks so selected by the Calculation Agent are not quoting, the rate will be the same as the rate used for the prior Interest Reset Period.

Federal Funds Rate Notes

Each Federal Funds Rate Note will bear interest at a specified rate that will be reset periodically based on the Federal Funds Rate and any Spread.

“Federal Funds Rate” means, with respect to any Interest Determination Date, the rate on specified dates for federal funds published in H.15(519) prior to 11:00 a.m., New York City time, on the Interest Determination Date under the heading “Federal Funds Effective”, as such rate is displayed on Reuters Screen FEDFUNDS1 Page (or any other pages as may replace such pages on such service).

The following procedures will apply if the rate cannot be set as described above:

(a)	If the rate does not appear on Reuters Screen FEDFUNDS1 Page (or any other pages as may replace such pages on such service) or is not published in H.15(519) prior to 11:00 a.m., New York City time, on the Interest Determination Date, then the Federal Funds Rate will be the rate on such Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal Funds (Effective)”.

(b)	If the rate does not appear on Reuters Screen FEDFUNDS1 Page (or any other pages as may replace such pages on such service) or is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Interest Determination Date, the Federal Funds Rate will be calculated by the Calculation Agent specified in the applicable Final Terms and will be the arithmetic mean of the rates, as of 11:00 a.m., New York City time, on that Interest Determination Date, for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in the City of New York selected by the Calculation Agent.

(c)	If fewer than three brokers are providing quotes, the rate for that Interest Determination Date will be the same as the rate used in the prior Interest Reset Period.

HKD HIBOR Notes

Each HKD HIBOR Note will bear interest at a specified rate that will be reset periodically based on HKD-HIBOR and any Spread.

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“HKD-HIBOR” means the rate for any Interest Determination Date shall be the rate for deposits in Hong Kong Dollars having the Index Maturity specified in the applicable Final Terms which appears on Reuters Screen HIBOR1=R Page (for an Index Maturity of one month to six months, inclusive) or the Reuters Screen HIBOR2=R Page (for an Index Maturity of seven months to one year, inclusive, in each case across from the caption “FIXING@11:00” as of 11.00 a.m. Hong Kong time, on the Interest Determination Date.

The following procedures will apply if the rate cannot be set as described above:

(a)	If such rate does not appear on the Reuters Screen HIBOR1=R or HIBOR2=R Page, as appropriate, the rate will be the rate for deposits in Hong Kong Dollars having the Index Maturity specified in the applicable Final Terms which appears on Reuters Screen HKABHIBOR Page as of 11:00 a.m., Hong Kong time, on that Interest Determination Date.

(b)	If such rate does not appear on the Reuters Screen HKABHIBOR Page as described above, the rate will be determined on the basis of the rates at which deposits in Hong Kong Dollars are offered by the Hong Kong Reference Banks at approximately 11.00 a.m., Hong Kong time, on the Interest Determination Date to prime banks in the Hong Kong interbank market having the Index Maturity specified in the applicable Final Terms commencing on the relevant Interest Reset Date and in a Representative Amount. The Calculation Agent will request the principal Hong Kong office of each of the Hong Kong Reference Banks to provide a quotation of its rate.

(c)	If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by major banks in Hong Kong, selected by the Calculation Agent, at approximately 11.00 a.m., Hong Kong time, on that Interest Determination Date for loans in Hong Kong Dollars to leading European banks having the Index Maturity specified in the applicable Final Terms commencing on the Interest Reset Date and in a Representative Amount.

(d)	If no rates are quoted by major banks in Hong Kong, the rate for that Interest Determination Date will be the same as the rate used for the prior Interest Reset Period.

LIBOR Notes

Each LIBOR Note will bear interest at a specified rate that will be reset periodically based on LIBOR and any Spread.

“LIBOR” means, with respect to each Interest Determination Date, the rate for deposits in the Designated LIBOR Currency for a period of the Index Maturity beginning on the relevant Interest Determination Date that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the relevant Interest Determination Date.

The following procedures will apply if the rate cannot be set as described above:

(a)	If such rate does not appear on the Designated LIBOR Page as of 11:00 a.m., London time on the relevant Interest Determination Date, then the rate will be determined on the basis of the rates at which deposits in the Designated LIBOR Currency are offered by the London Reference Banks at approximately 11.00 a.m., London time, on the relevant Interest Determination Date to prime banks in the London interbank market for a period
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of the Index Maturity commencing on the relevant Interest Reset Date and in a Representative Amount. The Calculation Agent will request the principal London office of each of the London Reference Banks to provide a quotation of its rate.

(b)	If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted by major banks in the relevant Principal Financial Centre, selected by the Calculation Agent, at approximately 11:00 a.m., Principal Financial Centre time, on the relevant Interest Reset Date for loans in the Designated LIBOR Currency to leading European banks having the Index Maturity specified in the applicable Final Terms commencing on the relevant Interest Reset Date, and in a Representative Amount.

(c)	If the banks so selected by the Calculation Agent are not quoting, the rate for that Interest Determination Date will be the same as the rate used in the prior Interest Reset Period.

MXN TIIE Notes

Each MXN TIIE Note will bear interest at a specified rate that will be reset periodically based on MXN TIIE Banxico and any Spread.

“MXN TIIE Banxico” means the rate for any Interest Determination Date shall be the Tasa de Interés Interbancaria de Equilibrio (Interbank Equilibrium Interest Rate) (“TIIE”) for Mexican Pesos having the Index Maturity specified in the applicable Final Terms which is published in the “Diario Oficial de la Federación” (Official Gazette of the Federation) by 11.00 a.m., Mexico City time on the Interest Determination Date. The rate may be replicated as set forth under the heading “TIIE” for the Index Maturity or its equivalent as published on the Banco de México’s website, or on the Reuters Screen MEX06 Page across from the caption “TIIE” for the Index Maturity or its equivalent, in either case as of 2.00 p.m., Mexico City time, on the day that is one Mexico City Business Day preceding the Interest Determination Date. In the event of any discrepancy between the rate published in the Diario Oficial de la Federación and the rate published on the Banco de México’s website, or on the Reuters Screen MEX06 Page on the day that is one Mexico City Business Day preceding the Interest Determination Date, the rate published in the Diario Oficial de la Federación will govern. For the avoidance of doubt, if the rate is not published in the Diario Oficial de la Federación, rates replicated on the Banco de México’s website or on the Reuters Screen MEX06 Page are not valid.

The following procedures will apply if the rate cannot be set as described above:

(a)	If the rate is not published in the Diario Oficial de la Federación as described above, the rate will be determined on the basis of the mid-market costs of funds of the Mexico City Reference Banks for Mexican Pesos having the Index Maturity commencing on the Interest Reset Date and in a Representative Amount at approximately 11.00 a.m., Mexico City time on the Interest Determination Date. The Calculation Agent will request the principal Mexico City office of each of the Mexico City Reference Banks to provide a quotation of its rate.

(b)	If at least two quotations are provided, the rate for that Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Determination Date will be determined by the Calculation Agent, using a representative rate.
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(c)	If the rate cannot be determined by the Calculation Agent using a representative rate, the rate for that Interest Determination Date will be the same as the rate used for the prior Interest Reset Period.

NOK NIBOR Notes

Each NOK NIBOR Note will bear interest at a specified rate that will be reset periodically based on NOK-NIBOR and any Spread.

“NOK-NIBOR” means the rate for any Interest Determination Date shall be the rate for deposits in Norwegian Kroner having the Index Maturity specified in the applicable Final Terms which appears on Reuters Screen NIBR Page as of 12.00 noon, Oslo time, on the Interest Determination Date.

The following procedures will apply if the rate cannot be set as described above:

(a)	If such rate does not appear on the Reuters Screen NIBR Page as described above, the rate will be determined on the basis of the rates at which deposits in Norwegian Kroner are offered by the Oslo Reference Banks at approximately 12.00 noon, Oslo time, on the Interest Determination Date to prime banks in the Oslo interbank market having the Index Maturity specified in the applicable Final Terms commencing on the Interest Reset Date and in a Representative Amount. The Calculation Agent will request the principal Oslo office of each of the Oslo Reference Banks to provide a quotation of its rate.

(b)	If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by major banks in Oslo, selected by the Calculation Agent, at approximately 12.00 noon, Oslo time, on that Interest Reset Date for loans in Norwegian Kroner to leading European banks having the Index Maturity specified in the applicable Final Terms commencing on the Interest Reset Date and in a Representative Amount.

(c)	If no rates are quoted by major banks in Oslo, the rate for that Interest Determination Date will be the same as the rate used for the prior Interest Reset Period.

Prime Rate Notes

Each Prime Rate Note will bear interest at a specified rate that will be reset periodically based on the Prime Rate and any Spread.

“Prime Rate” means, with respect to any Interest Determination Date, the rate set forth on that Interest Determination Date in H.15(519) under the heading “Bank Prime Loan”.

The following procedures will apply if the rate cannot be set as described above:

(a)	If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Interest Determination Date, then the Prime Rate will be the rate as published on such Interest Determination Date in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate under the caption “Bank Prime Loan”.

(b)	If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Interest Determination Date,
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then the Prime Rate will be the arithmetic mean of the rates publicly announced by each bank on the Reuters Screen USPRIME1 Page as such bank’s prime rate or base lending rate for that Interest Determination Date.

(c)	If fewer than four, but more than one, rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be the arithmetic mean of the prime rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by four major money centre banks in the City of New York selected by the Calculation Agent from which quotations are requested. For the purposes of making the foregoing determination, each change in the prime rate or base lending rate of any bank so announced by such bank will be effective as of the effective date specified in the announcement, or if no effective date is specified, as of the date of the announcement.

(d)	If fewer than two rates appear, the Prime Rate will be determined as the arithmetic mean on the basis of the prime rates or base lending rates quoted in the City of New York by the appropriate number of substitute banks or trust companies organised and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least U.S.$500 million and being subject to supervision or examination by a Federal or State authority, as selected by the Calculation Agent.

(e)	If no banks are providing quotes, the rate for that Interest Determination Date will be the same as the rate used for the prior Interest Reset Period.

SEK STIBOR Notes

Each SEK STIBOR Note will bear interest at a specified rate that will be reset periodically based on SEK STIBOR and any Spread.

“SEK STIBOR” means the rate for any Interest Determination Date shall be the rate for deposits in Swedish Kronor for a period equal to the Index Maturity which appears on the Reuters Screen SIDE Page under the caption “FIXINGS” as of 11:00 a.m., Stockholm time, on the relevant Interest Determination Date.

The following procedures will apply if the rate cannot be set as described above:

(a)	If such rate does not appear on Reuters Screen SIDE Page under the caption “FIXINGS” as of 11:00 a.m., Stockholm time, on the relevant Interest Determination Date, then the Calculation Agent will request the principal Stockholm office of four major banks in the Stockholm interbank market selected by the Calculation Agent to provide such bank’s offered quotation of its rate to prime banks in the Stockholm interbank market for deposits in Swedish Kronor having the Index Maturity commencing on the relevant Interest Reset Date as of approximately 11:00 a.m., Stockholm time, on such Interest Determination Date and in a Representative Amount. If at least two quotations are provided, SEK STIBOR for that date will be the arithmetic mean of the quotations.

(b)	If fewer than two quotations are provided, SEK STIBOR will be the arithmetic mean of the rates quoted by major banks in Stockholm selected by the Calculation Agent, at approximately 11:00 a.m., Stockholm time, on the Interest Determination Date for loans in Swedish Kronor to leading European banks for a period of time corresponding to the
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Index Maturity commencing on the relevant Interest Reset Date and in a Representative Amount.

(c)	If no rates are quoted by major banks in the Stockholm interbank market, the rate for that Interest Determination Date will be the same as the rate used for the prior Interest Reset Period.

Treasury Rate Notes

Each Treasury Rate Note will bear interest at a specified rate that will be revised periodically based on the Treasury Rate and any Spread.

“Treasury Rate” means, with respect to any Interest Determination Date, the rate for the most recent auction of direct obligations of the United States (“Treasury bills”) having the specified Index Maturity as it appears under the caption “INVEST RATE” on either Reuters Screen USAUCTION10 Page or Reuters Screen USAUCTION11 Page (or any other pages as may replace such pages on such service).

The following procedures will apply if the rate cannot be set as described above:

(a)	If the rate is not so published by 3:00 p.m., New York City time, on the Interest Determination Date, the rate will be the auction average rate for such Treasury bills (expressed as a bond equivalent, on the basis of a year of 365 or 366 days as applicable, and applied on a daily basis) for such auction as otherwise announced by the U.S. Department of the Treasury.

(b)	If the results of the auction of Treasury bills are not so published by 3:00 p.m., New York City time, on the Interest Determination Date, or if no such auction is held in the five Business Days preceding such Interest Determination Date, then the Treasury Rate will be the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Interest Determination Date of such Treasury bills having the specified Index Maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Auction high”.

(c)	If such rate is not so published in H.15(519) by 3:00 p.m., New York City time, on the related Interest Determination Date, the rate on such Interest Determination Date of such Treasury bills will be as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction high”.

(d)	If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary U.S. government securities dealers in the City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity.

(e)	If fewer than three dealers are providing quotes, the rate for that Interest Determination Date will be the same as the rate used in the prior Interest Reset Period.
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TRYIBOR Notes

Each TRYIBOR Note will bear interest at a specified rate that will be reset periodically based on TRYIBOR and any Spread.

“TRYIBOR” means the rate for any Interest Determination Date shall be the TRYIBOR rate for a period equal to the Index Maturity which appears on the Reuters page TRLIBOR01 as of 11:00 a.m., Istanbul time, on the relevant Interest Determination Date.

The following procedures will apply if the rate cannot be set as described above:

(a)	If such rate does not appear on Reuters page TRLIBOR01 as of 11:00 a.m., Istanbul time, on the relevant Interest Determination Date, then the Calculation Agent will use the overnight TRYIBOR fixing rate as displayed on web page www.trlibor.org.

(b)	If no rate is available from web page www.trlibor.org or such web page ceases to exist, then the Calculation Agent shall calculate a rate equal to the arithmetic average of the Turkish Lira deposit rates (offer side) having a maturity equal to the Index Maturity, expressed as a percentage, as quoted to the Calculation Agent, as a non-Turkish investor, by a minimum of three major banks with offices in Istanbul as the Calculation Agent shall, in its sole and absolute discretion, select at or around 11:00 am Istanbul time on such date.

(c)	In the event that three such quotations for Turkish Lira deposit rates (offer side) having a maturity equal to the Index Maturity are not available, then the rate shall be calculated using the average of the quotations for the Turkish Lira deposit rates (offer side) having a maturity equal to the Index Maturity obtained (or if only one quotation is available, that quotation).

(d)	If no such quotations are available, then the rate for that Interest Determination Date will be the same as the rate used in the prior Interest Reset Period.

Minimum and Maximum Interest Rates

Notwithstanding the foregoing, the interest rate shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified in the applicable Final Terms.

If no Minimum Interest Rate is specified in the applicable Final Terms, then the minimum interest rate will be zero.

The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States federal law of general application.

Provision of interest rate

At the request of the holder hereof, the Calculation Agent will provide to the holder of this Note the interest rate then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

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Linear Interpolation

Where Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Final Terms, the rate of interest for such Interest Period shall be calculated by the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Interest Rate Basis, one of which shall be determined as if the Index Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Index Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall determine such rate at such time and by reference to such sources as it determines appropriate.

5.3	Adjustment of rate of interest for Fixed Rate Notes and Floating Rate Notes

If Adjustment of rate of interest is specified as being applicable in the applicable Final Terms, then from and including the first Interest Payment Date following any Adjustment Date specified in the applicable Final Terms, the Fixed Interest Rate (in the case of Fixed Rate Notes) or the Spread (in the case of Floating Rate Notes) that was applicable immediately before that Adjustment Date shall be increased or decreased by the Adjustment Margin applicable to that Adjustment Date, as specified in the applicable Final Terms. For the avoidance of doubt, the number of Adjustment Dates is unlimited.

5.4	Original Issue Discount Notes

Original Issue Discount Notes are Notes issued at more than a de minimis discount from the principal amount payable at maturity.

5.5	Interest on Amortizing Notes

In the case of an Amortizing Note (other than an Amortizing Note which is an Original Issue Discount Note), interest will accrue as aforesaid on the original nominal amount of such Note less all Installment Amounts which have been repaid.

5.6	Definitions

For the purposes of these Conditions, the following terms have the following meanings:

“BBSW Reference Banks” means the financial institutions authorized to quote on the Reuters Screen BBSW Page.

“Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in each of: (i) the principal financial centre of the country in which the Issuer is incorporated (for this purpose, the principal financial centre of the United States is New York, the principal financial centre of Australia is Sydney and the principal financial centre of Ireland is Dublin); (ii) the Principal Financial Centre of the country of the currency in which the Notes are denominated (if the Note is denominated in a Specified Currency other than euro); (iii) London, England; (iv) the City of New York; and (v) any Additional Business Centre specified in the applicable Final Terms; provided, however, that with respect to Notes denominated in euro, such day is also a TARGET Settlement Day.

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“Business Day Convention” means the Floating Rate Convention, the Following Business Day Convention, the Modified Following Business Day Convention or the Preceding Business Day Convention, as specified in the applicable Final Terms.

“CAD BA Reference Banks” means four major Canadian Schedule 1 chartered banks selected by the Calculation Agent.

“Calculation Date” pertaining to any Interest Determination Date means the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

“CMS Reference Banks” means five leading swap dealers in the New York City interbank market selected by the Calculation Agent.

“Designated EURIBOR Page” means Capital Markets Report Screen EURIBOR01 of Reuters, or any other page as may replace such page on such service.

“Designated LIBOR Currency” means the currency (including composite currencies and euro) specified in the Final Terms as to which LIBOR shall be calculated. If no such currency is specified in the Final Terms, the Designated LIBOR Currency shall be U.S. dollars, in each case including any successor or replacement currency.

“Designated LIBOR Page” means Reuters Screen LIBOR01 Page (in the case of Notes denominated in euro, Sterling or U.S. dollars), Reuters Screen 3750 Page (in the case of Notes denominated in Japanese Yen), Reuters Screen LIBOR02 Page (in the case of Notes denominated in Swiss Francs) or in any such case or in any other case such other page as may be specified in the Final Terms (or in each case, any other page as may replace such page on such service).

“EURIBOR” means the Euro-zone Inter-bank Offered Rate for deposits in a specified currency.

“Euro-zone” means the region comprised of the member states of the European Union that adopt the euro as their single currency in accordance with the Treaty establishing the European Communities, as amended.

“Floating Rate Convention” means any Interest Payment Date or Interest Reset Date shall be adjusted as follows:

(a)	if there is no numerically corresponding day in the calendar month in which an Interest Payment Date or Interest Reset Date should occur, then such Interest Payment Date or Interest Reset Date shall be the last day that is a Business Day in the relevant month and the provisions of (ii) below shall apply mutatis mutandis; or

(b)	if an Interest Payment Date or Interest Reset Date would otherwise fall on a day which is not a Business Day, then such Interest Payment Date or Interest Reset Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (i) such Interest Payment Date or Interest Reset Date shall be brought forward to the immediately preceding Business Day and (ii) each subsequent Interest Payment Date or Interest Reset Date shall be the last Business Day in the month which falls the Interest Payment Period after the preceding applicable Interest Payment Date or Interest Reset Date occurred.

“Following Business Day Convention” means that (a) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date or Interest Reset Date should occur or (b) if any Interest

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Payment Date or Interest Reset Date would otherwise fall on a day which is not a Business Day, then such Interest Payment Date or Interest Reset Date shall be postponed to the next day which is a Business Day.

“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication published by the Board of Governors of the United States Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the United States Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor service.

“Hong Kong Reference Banks” means four major banks in the Hong Kong interbank market selected by the Calculation Agent.

“Index Maturity” will be specified in the applicable Final Terms and means the period to maturity of the instrument, obligation or index with respect to which the Calculation Agent will calculate the Interest Rate Basis.

“Interest Determination Date” means:

(a)	for AUD BBSW Notes, CAD BA Notes, HKD HIBOR Notes and MXN TIIE Notes, the applicable Interest Reset Date;

(b)	for CMS Rate Notes, the day that is two U.S. Government Securities Business Days preceding the applicable Interest Reset Date;

(c)	for CZK PRIBOR Notes, the second Prague Business Day preceding each Interest Reset Date;

(d)	for Federal Funds Rate Notes, Prime Rate Notes and CMT Rate Notes, the second Business Day preceding each Interest Reset Date for the related Note;

(e)	for LIBOR Notes, the second London Business Day preceding each Interest Reset Date, unless the Designated LIBOR Currency is (i) Sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date, or (ii) euro, in which case the Interest Determination Date will be the second TARGET Settlement Day preceding such Interest Reset Date;

(f)	for EURIBOR Notes, the second TARGET Settlement Day preceding each Interest Reset Date for the related Notes;

(g)	for NOK NIBOR Notes, the second Oslo Business Day preceding each Interest Reset Date;

(h)	for SEK STIBOR Notes, the second Stockholm Business Day preceding each Interest Reset Date;

(i)	for Treasury Rate Notes, the day in the week in which the related Interest Reset Date falls on which day Treasury Bills are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following such auction; and

(j)	for TRYIBOR Notes, the second Istanbul Business Day preceding each Interest Reset Date.
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“Interest Payment Date” means the Interest Payment Date(s) specified in the applicable Final Terms, as adjusted in accordance with Condition 6.5 (“Payment Days”).

“Interest Period” means the period from (and including) an Interest Payment Date (or the Original Issue Date) to (but excluding) the next (or first) Interest Payment Date.

“Istanbul Business Day” means any day on which commercial banks are open for business and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Istanbul.

“LIBOR” means the London Inter-bank Offered Rate for deposits in a specified currency.

“London Business Day” means any day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency) in London, England.

“London Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

“Mexico City Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Mexico City.

“Mexico City Reference Banks” means the banks designated as Market Makers (Formadores de Mercado) by the Ministry of Finance and Public Credit, as published on the Ministry of Finance and Public Credit’s website at http://www.shcp.gob.mx. If fewer than five banks are designated Market Makers by the Ministry of Finance and Public Credit, the Mexico City Reference Banks will be those banks so designated as Market Makers and other major banks in the Mexican interbank market as selected by the Calculation Agent. If no banks are so designated by the Ministry of Finance and Public Credit or its website at http://www.shcp.gob.mx is unavailable, the Mexico City Reference Banks will be five major banks in the Mexican interbank market as selected by the Calculation Agent.

“Modified Following Business Day Convention” means that (a) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date or Interest Reset Date should occur or (b) if any Interest Payment Date or Interest Reset Date would otherwise fall on a day which is not a Business Day, then such Interest Payment Date or Interest Reset Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date or Interest Reset Date shall be brought forward to the immediately preceding Business Day.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the period for which interest is being calculated.

“Oslo Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Oslo.

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“Oslo Reference Banks” means four major banks in the Oslo interbank market selected by the Calculation Agent.

“Prague Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Prague.

“Prague Reference Banks” means four major banks in the Prague interbank market selected by the Calculation Agent.

“Preceding Business Day Convention” means that (a) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date or Interest Reset Date should occur or (b) if any Interest Payment Date or Interest Reset Date would otherwise fall on a day which is not a Business Day, then such Interest Payment Date or Interest Reset Date shall be brought forward to the immediately preceding Business Day.

“Principal Financial Centre” means (i) the capital of the country issuing the currency in which the Notes are denominated or (ii) the capital city of the country to which the Designated LIBOR Currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to the following currencies, the Principal Financial Centre will be as indicated below:

Currency	Principal Financial Centre
United States Dollars	City of New York
Australian Dollars	Sydney and Melbourne
Canadian Dollars	Toronto
New Zealand Dollars	Auckland and Wellington
Norwegian Krone	Oslo
South African Rand	Johannesburg
Swedish Krona	Stockholm
Swiss Francs	Zurich

“Representative Amount” means a principal amount of not less than U.S.$1,000,000 (or its foreign currency equivalent) that in the Calculation Agent’s judgment is representative for a single transaction in the relevant currency in which related Notes are issued in such market at such time.

“Reuters” means Thomson Reuters Corporation or any successor service.

“Reuters Screen” means, when used in connection with any designated page, the display page so designated on the Reuters service or any successor service.

“Reuters Screen PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or such other page as may replace the US PRIME 1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

“Spread” means the number of basis points expressed as a percentage (one basis point equals one-hundredth of a percentage point) that the Calculation Agent will add or subtract from the related Interest Rate Basis or Bases applicable to a Floating Rate Note.

“Sterling” means pounds sterling.

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“Stockholm Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Stockholm.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET2”) system is open.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“U.S. dollars”, “$” and “U.S.$” means United States dollars.

“USD-LIBOR-BBA” means, for any date, the rate for deposits in U.S. dollars for a period of the Index Maturity which appears on the Reuters Screen LIBOR01 as of 11.00 a.m., London time, on the day that is two London Business Days preceding that date.

6.	Payments

6.1	Payments in respect of Bearer Notes

Interest, if any, payable on a Bearer Note represented by a Temporary Bearer Global Note or any portion thereof in respect of an Interest Payment Date will be paid in the Specified Currency to each of Euroclear and Clearstream, Luxembourg or any other recognized or agreed clearing system, as the case may be, with respect to that portion of such Temporary Bearer Global Note held for its account (upon presentation to the Fiscal Agent of the Temporary Bearer Global Note if the Temporary Bearer Global Note is not issued in NGN form) and upon delivery of an Ownership Certificate (as defined below) signed by Euroclear or Clearstream, Luxembourg, as the case may be, dated no earlier than such Interest Payment Date, which certificate must be based on ownership certificates provided to Euroclear or Clearstream, Luxembourg, as the case may be, by its member organisations.

In the event of redemption or acceleration of all or any part of any Temporary Bearer Global Note prior to its Exchange Date, holders will be entitled to receive payment on or after the date fixed for such redemption or on which such acceleration occurs upon compliance by such holders and Euroclear, Clearstream, Luxembourg or such other clearing system, as applicable, with the provisions of the preceding paragraph of this Condition 6.1 (“Payments in respect of Bearer Notes”).

For the purposes of these Conditions:

•	“Exchange Date” shall mean the first Business Day that is at least 40 days after the issue date of such Series; provided that in the event a tranche of Additional Notes of the same Series is issued prior to the Exchange Date of a prior Tranche of such Series (as such Exchange Date may have been extended pursuant to this sentence), such Exchange Date shall be extended (or further extended, as the case may be) to a date not earlier than 40 days after the issue date of such subsequent Tranche; provided however, in no event shall the Exchange Date for any Tranche of Notes be extended to a date more than 160 days after their issue date. No such exchange will be made on a day that is not a London Business Day, but shall instead be made on the next succeeding day that is a London Business Day.

•	“Ownership Certificate” means a certificate, signed or sent by the beneficial owner of the relevant Bearer Note or by a financial institution or clearing organisation through which the
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beneficial owner holds the Bearer Notes to the effect that the relevant Bearer Note or portion thereof is owned by (i) a person that is not a United States person; (ii) a Qualifying Foreign Branch; (iii) a United States person who acquired the Bearer Notes through a Qualifying Foreign Branch and who holds the Bearer Notes through such Qualifying Foreign Branch on the date of certification; or (iv) a financial institution for purposes of resale during the Restricted Period and such financial institution (whether or not also described in clause (i), (ii) or (iii)) certifies that it has not acquired the Bearer Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States;

•	“Qualifying Foreign Branch” means a branch of a United States financial institution, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv), located outside the United States that is purchasing for its own account or for resale, and that has agreed, as a condition of purchase, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder;

•	“Restricted Period” with respect to each Tranche of Notes means the period which begins on the earlier of the settlement date (or the date on which the Issuer receives the proceeds of the sale of Bearer Notes of such Tranche), or the first date on which the Bearer Notes of such Tranche are offered to persons other than the Dealers, and which ends 40 days after the settlement date (or the date on which the Issuer receives the proceeds of the sale of such Bearer Notes); provided that with respect to a Bearer Note held as part of an unsold allotment or subscription, any offer or sale of such Bearer Note by the Issuer or any Dealer shall be deemed to be during the Restricted Period;

•	“United States” means the United States (including the States and the District of Columbia), its territories and its possessions; and

•	“United States person” means: (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organised in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Each of Euroclear and Clearstream, Luxembourg, as the case may be, will in such circumstances credit the interest received by it in respect of such Temporary Bearer Global Note or any portion thereof to the accounts of the beneficial owners thereof.

If this Note is represented by a Permanent Bearer Global Note, principal and premium, if any, and interest, if any, on this Permanent Bearer Global Note, in respect of an Interest Payment Date, will be paid (upon presentation to the Fiscal Agent of the Permanent Bearer Global Note if the Permanent Bearer Global Note is not issued in NGN form) in the Specified Currency to each of Euroclear and Clearstream, Luxembourg, as the case may be, with respect to that portion of such Permanent Bearer Global Note held for its account.

Each of Euroclear and Clearstream, Luxembourg will in such circumstances credit such principal and any interest received by it in respect of such Permanent Bearer Global Note to the respective accounts of the beneficial owners of such Permanent Bearer Global Note at maturity, redemption or repayment or on such Interest Payment Date, as the case may be.

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If a Registered Note is issued in exchange for a Permanent Bearer Global Note after the close of business at the office or agency where such exchange occurs (a) on or after any Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (b) on or after any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest, any interest or defaulted interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Note, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to Euroclear and Clearstream, Luxembourg, and Euroclear and Clearstream, Luxembourg will in such circumstances credit any such interest to the account of the beneficial owner of such Permanent Bearer Global Note on such Record Date or Special Record Date, as the case may be.

If this Note is a Bearer Note, payment of principal and of premium, if any, and interest due at maturity or upon redemption or repayment will be made in immediately available funds in the Specified Currency, subject to any applicable laws and regulations, only against presentation and surrender of such Note and any Coupons (if, in the case of a Permanent Bearer Global Note, such Permanent Bearer Global Note is not issued in NGN form) at the offices of a Paying Agent outside the United States or, at the option of the holder and subject to applicable laws and regulations, by cheque or by wire transfer of immediately available funds to an account denominated in the currency in which such payment is to be made maintained by the payee with a bank located outside the United States if appropriate wire instructions have been received by a Paying Agent not less than 10 calendar days prior to an applicable payment date.

Payment of interest on definitive Bearer Notes due on any Interest Payment Date will be made only against presentation and surrender of the Coupon relating to such Interest Payment Date at the offices of a Paying Agent outside the United States or, at the option of the holder, by cheque or by wire transfer of immediately available funds to an account denominated in the currency in which such payment is to be made maintained by the payee with a bank located outside the United States if appropriate wire instructions have been received by a Paying Agent not less than ten calendar days prior to an applicable payment date.

No payment on any Bearer Note or Coupon will be made upon presentation of such Bearer Note or Coupon at an agency of the relevant Issuer or the Guarantor, as the case may be, within the United States or (in the case of Notes issued by an Issuer other than GE Capital) within the country of incorporation or organization of the relevant Issuer, nor will any payment be made by transfer to an account in, or by check mailed to an address in, the United States or (in the case of Notes issued by an Issuer other than GE Capital) in the country of incorporation or organization of the relevant Issuer unless pursuant to applicable United States law or the laws or regulations of the country of incorporation or organization of the relevant Issuer or any political subdivision thereof or therein (in the case of Notes issued by an Issuer other than GE Capital) then in effect, such payment can be made without adverse tax consequences to such Issuer.

Notwithstanding the foregoing:

(a)	payments of principal and of premium, if any, and interest on Bearer Notes denominated and payable in U.S. dollars (as defined below) and Coupons appertaining thereto will be made at an office of the paying agent of the Issuer or the Guarantor, as the case may be, in the Borough of Manhattan, City of New York, if and only if (i) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and (ii) such paying agent in the Borough of Manhattan, City of New York, under applicable law and regulations, would be able to make such payment;

(b)	if the full amount of any payment on Bearer Notes denominated in Canadian Dollars and Coupons appertaining thereto may not be made at an office of any designated paying agent outside of Canada because such payment would be illegal or effectively precluded due to the imposition of
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exchange controls or other similar restrictions on the full payment or receipt of such amounts in Canadian Dollars, then the Issuer shall designate a paying agent in the city of Toronto from which such payments shall be made, if permitted by applicable laws and regulations;

(c)	if the full amount of any payment on Bearer Notes denominated in Australian Dollars and Coupons appertaining thereto may not be made at an office of any designated paying agent outside of Australia because such payment would be illegal or effectively precluded due to the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amounts in Australian Dollars, then the Issuer shall designate a paying agent in Sydney or Melbourne from which such payments shall be made, if permitted by applicable laws and regulations; and

(d)	if this Note has been issued by an Issuer other than GE Capital, payments in currencies other than U.S. dollars, Canadian Dollars and Australian Dollars on Bearer Notes and Coupons appertaining thereto may be made at such location within the country of incorporation or organization of the Issuer (other than the United States) as permitted by applicable laws and regulations of such country or any political subdivision thereof or therein.

Payments of installments of principal in respect of Amortizing Notes in definitive bearer form, other than the final installment, will (subject as provided below) be made in the manner provided above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraphs. Payment of the final installment will be made in the manner provided above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant definitive Bearer Note. Each Receipt must be presented for payment of the relevant installment together with the definitive Bearer Note to which it appertains. Receipts presented without the definitive Bearer Note to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any definitive Bearer Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

6.2	Payments in respect of Registered Notes

Payment of principal and of premium, if any, and interest on Registered Notes (whether or not in global form) at maturity or upon redemption or repayment will be made in immediately available funds in the Specified Currency except as provided under Condition 4 (“Redenomination”) and Condition 6.4 (“Payments in respect of Notes denominated in a Specified Currency other than U.S. dollars”) upon presentation and surrender of a Registered Note by the registered owners of such Note at the office or agency of a Paying Agent outside the United States.

The first payment of interest on any Registered Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. Such interest will be payable by the Issuer to the registered owner on such next Record Date.

Payments on Registered Notes will be made to the person in whose name such Note is registered at the close of business on the Record Date (as defined below) with respect to any Interest Payment Date notwithstanding the cancellation of a Registered Note upon any registration of transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date either by cheque mailed to the address of the person entitled thereto as such address shall appear in the security register or, at the option of any holder of U.S.$5,000,000 (or the equivalent thereof in one or more foreign or composite currencies) or more aggregate principal amount of Registered Notes of any Series and subject to applicable laws and regulations, by wire transfer to an account denominated in the currency in which such payment is to be made and selected by the person entitled thereto if appropriate wire instructions have been received by the

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Paying Agent not less than 10 calendar days prior to the applicable payment date; provided, however, that (i) if and to the extent either the Issuer or the Guarantor shall default in the payment of interest on an Interest Payment Date, such defaulted interest shall be paid to the person in whose name such Registered Note is registered at the close of business on a subsequent date (the “Special Record Date”) established by notice given by mail by or on behalf of the Issuer or the Guarantor to the holders of such Registered Notes not less than 15 calendar days preceding such subsequent Special Record Date, such Special Record Date to be not less than five calendar days preceding the date of payment of such defaulted interest and (ii) interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

The term “Record Date” shall mean (1) if the Notes issued are Global Notes, then one ICSD Business Day prior to each payment date; or (2) in all other cases, the date falling 15 calendar days prior to each payment date. The term “ICSD Business Day” shall mean any weekday (Monday to Friday, inclusive) except December 25 and January 1 in each year.

6.3	Payments in certain Specified Currencies

If the Specified Currency of this Note is other than U.S. dollars (in the case of Notes issued by GE Capital or GE Capital Australia Funding) or other than U.S. dollars or Sterling (as defined below) (in the case of Notes issued by GE Capital European Funding or GE Capital UK Funding), then, except as provided in Condition 6.4 (“Payments in respect of Notes denominated in a Specified Currency other than U.S. dollars”), payment of the principal of and premium, if any, and interest on this Note will be made in such Specified Currency either by a cheque drawn on a bank in London, Luxembourg or a city in the country of such Specified Currency or by wire transfer of immediately available funds to an account maintained by the Noteholder with a bank located outside the United States if appropriate wire transfer instructions in writing have been received by the Fiscal Agent or any Paying Agent not less than ten days prior to the applicable Interest Payment Date.

If the Specified Currency of this Note is U.S. dollars, any payment of the principal of and premium, if any, and interest on this Note will be made, subject to applicable laws and regulations, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts either by a cheque drawn on a bank in the City of New York mailed to an address outside the United States furnished by the holder or by wire transfer of immediately available funds to an account maintained by the holder of this Note with a bank located outside the United States if appropriate wire transfer instructions have been received by the Fiscal Agent or any Paying Agent not less than ten days prior to the applicable payment date. Notwithstanding the foregoing, in the event that payment in U.S. dollars of the full amount payable on this Note at the offices of all Paying Agents would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment.

If the Specified Currency of this Note is Sterling (in the case of a Note issued by GE Capital European Funding or GE Capital UK Funding), any payment of the principal of and premium, if any, and interest on this Note will be made, subject to applicable laws and regulations, in such coin or currency of the United Kingdom as at the time of payment is legal tender for payment of public and private debts either by a check drawn on a bank in the City of London mailed to an address outside the United States furnished by the holder or by wire transfer of immediately available funds to an account maintained by the holder of this Note with a bank located outside the United States if appropriate wire transfer instructions have been received by the Fiscal Agent or any Paying Agent not less than ten days prior to the applicable payment date. Notwithstanding the foregoing, in the event that payment in Sterling of the full amount payable on this Note at the offices of all Paying Agents would be illegal or effectively precluded as a result of

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exchange controls or similar restrictions, payment on this Note will be made by a paying agency in Ireland, if such paying agency, under applicable law and regulations, would be able to make such a payment.

6.4	Payments in respect of Notes denominated in a Specified Currency other than U.S. dollars

Payments of principal, premium, if any, and interest, if any, on any Note denominated in a Specified Currency other than U.S. dollars shall, if on any payment date such Specified Currency (a) is unavailable due to imposition of exchange controls or other circumstances beyond the Issuer or the Guarantor’s control or (b) is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions in that country or within the international banking community, be made in an alternate currency selected by the Issuer. Such payments shall be made in such alternate currency on such payment date and on all subsequent payment dates until such Specified Currency is again available or so used as determined by the Issuer or the Guarantor.

Amounts so payable on any such date in such Specified Currency shall be converted into the alternate currency selected by the Issuer at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate. The Exchange Rate Agent at the date of the Fiscal Agency Agreement is The Bank of New York Mellon. Any payment required to be made on Notes denominated in a Specified Currency other than U.S. dollars that is instead made in the alternate currency selected by the Issuer under the circumstances described above will not constitute a default of any obligation of the Issuer or the Guarantor under such Notes.

The provisions of the two preceding paragraphs shall not apply in the event of the introduction in the country issuing any Specified Currency of the euro pursuant to the entry of such country into European Economic and Monetary Union. In this situation, payments of principal, premium, if any, and interest, if any, on any Note denominated in any such Specified Currency shall be effected in euro at such time as is required by, and otherwise in conformity with, legally applicable measures adopted with reference to such country’s entry into European Economic and Monetary Union, pursuant to Condition 4 (“Redenomination”).

For the purposes of these Conditions, the “Market Exchange Rate” with respect to any currency other than U.S. dollars means, for any day, the noon U.S. dollar buying rate in the City of New York on such day for cable transfers of such currency as published by the Federal Reserve Bank of New York, or, if such rate is not published for such day, the equivalent rate as determined by the Exchange Rate Agent.

6.5	Payment Days

If any scheduled Interest Payment Date other than the Maturity Date (or any other redemption or repayment date) would otherwise be a day that is not a Business Day, such Interest Payment Date will:

(a)	in the case of Fixed Rate Notes, be postponed to the next succeeding Business Day, and

(b)	in the case of Floating Rate Notes, be postponed to the next succeeding Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day, unless an alternative Business Day Convention is specified in the applicable Final Terms, in which case the Interest Payment Date will be adjusted in accordance with the Business Day Convention specified in the applicable Final Terms.

The amount of interest to be paid on any Interest Payment Date as adjusted in accordance with this Condition 6.5 will either be “Unadjusted” or “Adjusted”, as specified in the applicable Final Terms. If the

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applicable Final Terms do not specify whether the amount of interest will be “Unadjusted” or “Adjusted”, then any amount of interest to be paid in respect of Fixed Rate Notes shall be Unadjusted and any amount of interest to be paid in respect of Floating Rate Notes shall be Adjusted. “Unadjusted” means that no interest shall accrue for the period from and after the scheduled Interest Payment Date to the actual Interest Payment Date as adjusted in accordance with this Condition 6.5. “Adjusted” means that interest shall accrue from and after the scheduled Interest Payment Date to the actual Interest Payment Date as adjusted in accordance with this Condition 6.5.

If the Maturity Date (or any other redemption or repayment date) falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date (or any other redemption or repayment date) to the date of such payment on the next succeeding Business Day.

6.6	Payments generally

No provision of these Conditions or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer or the Guarantor, as the case may be, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Notes at the time, place and rate specified in the applicable Final Terms, the Conditions or the Fiscal Agency Agreement unless otherwise agreed between the Issuer or the Guarantor and the holder of this Note.

No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Fiscal Agency Agreement or any fiscal agency agreement supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or the Guarantor or of any successor corporation to the Issuer or the Guarantor, either directly or through the Issuer or the Guarantor or any successor corporation to the Issuer or the Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

With respect to moneys paid by an Issuer or the Guarantor, as the case may be, and held by the Fiscal Agent or any Paying Agent for the payment of the principal of or interest or premium, if any, on any Note that remains unclaimed at the end of three years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Fiscal Agent or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer or the Guarantor, as the case may be, and any person claiming such moneys shall thereafter look only to the Issuer or the Guarantor, as the case may be, for payment thereof and (ii) such moneys shall be so repaid to the Issuer or the Guarantor, as the case may be. Upon such repayment all liability of the Fiscal Agent or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer or the Guarantor, as the case may be, may have to pay the principal of or interest or premium, if any, on a Note as the same shall become due.

7.	Redemption and Purchase

7.1	Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in the applicable Final Terms on the Maturity Date.

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7.2	Tax Redemption

(a)	All Notes

All Notes of the same Series may be redeemed, at the option of the Issuer, as a whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described below if the Issuer or the Guarantor, as the case may be, determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of issuance of the first Tranche of Notes of such Series (if sold on an agency basis) or the date on which a Dealer acting as principal agreed to purchase such Tranche of Notes, the Issuer or the Guarantor, as the case may be, has or will become obligated to pay U.S. Additional Amounts (as defined below) with respect to such Notes as described under Condition 8.1 (“United States Additional Amounts”) below.

The redemption price shall be equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or in the case of Original Issue Discount Notes, 100% of the portion of the face amount thereof that has accreted (at the Accrual Yield specified in the applicable Final Terms on a 30/360 basis) on a straight-line basis to the date of redemption (the “OID Early Redemption Amount”), or in the case of Notes issued at a premium, 100% of the issue price less the amount of the premium amortized (at the Amortization Rate specified in the applicable Final Terms on a 30/360 basis) on a straight-line basis to the date of redemption (the “Premium Notes Early Redemption Amount”).

Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer or the Guarantor, as the case may be, shall deliver to the Fiscal Agent (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred (the date on which such certificate is delivered to the Fiscal Agent is herein called the “Redemption Determination Date”), and (ii) an opinion of counsel satisfactory to the Fiscal Agent to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor, as the case may be, would be obligated to pay such U.S. Additional Amounts if a payment in respect of such Notes were then due.

Notice of redemption will be given on a date which is not less than the minimum nor more than the maximum period of notice specified in the applicable Final Terms prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Such notice will be given in accordance with Condition 14 (“Notices”) below.

If any date fixed for redemption is a date prior to the Exchange Date for a Temporary Bearer Global Note, payment on such redemption date will be made subject to receipt of delivery by Euroclear, Clearstream, Luxembourg and/or such other clearing system, acting on behalf of such owners, to the Fiscal Agent or its duly authorized attorney-in-fact of certification of non-U.S. beneficial ownership, delivery of which is a condition to payment of such Note.

(b)	Notes issued by GE Capital Australia Funding

If this Note is issued by GE Capital Australia Funding, all Notes of the same Series may be redeemed, at the option of GE Capital Australia Funding, in whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described in this Condition 7.2(b) if (i) the conditions under Section 128F of the Income Tax Assessment Act 1936 (as amended) of the Commonwealth of Australia are not

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satisfied with the result that on the occasion of the next payment due in respect of the Notes the Company or the Guarantor, as the case may be, would be required to pay Australian Additional Amounts (as defined below) with respect to the Notes as described below or (ii) GE Capital Australia Funding or the Guarantor, as the case may be, determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Australia or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, including any change effected by guidance in any form from an official source, which change or amendment becomes effective on or after the date of issuance of the first Tranche of Notes of such Series (if sold on an agency basis) or the date on which a Dealer acting as principal agreed to purchase such Tranche of Notes, GE Capital Australia Funding or the Guarantor, as the case may be, has or will become obligated to pay Australian Additional Amounts with respect to the Notes as described under Condition 8.2 (“Australian Additional Amounts”) below.

The redemption price shall be equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or in the case of Original Issue Discount Notes, the OID Early Redemption Amount, or in the case of Notes issued at a premium, the Premium Notes Early Redemption Amount.

Prior to the giving of any notice of redemption pursuant to this paragraph, GE Capital Australia Funding or the Guarantor, as the case may be, shall deliver to the Fiscal Agent (i) a certificate stating that GE Capital Australia Funding is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of GE Capital Australia Funding to so redeem have occurred, and (ii) an opinion of counsel satisfactory to the Fiscal Agent to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which GE Capital Australia Funding or the Guarantor, as the case may be, would be obligated to pay such Australian Additional Amounts if a payment in respect of such Notes were then due.

(c)	Notes issued by GE Capital European Funding or GE Capital UK Funding

If this Note is issued by GE Capital European Funding or GE Capital UK Funding, all Notes of the same Series may be redeemed, at the option of the Issuer, in whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described in this Condition 7.2(c) (“Notes issued by GE Capital European Funding or GE Capital UK Funding”) if the Issuer or the Guarantor, as the case may be, determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Ireland or of any province or territory or political subdivision thereof or any authority or agency therein or thereof having power to tax, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, including any change effected by guidance in any form from an official source, which change or amendment becomes effective on or after the date of issuance of the first Tranche of Notes of such Series (if sold on an agency basis) or the date on which a Dealer acting as principal agreed to purchase such Tranche of Notes, the Issuer or the Guarantor, as the case may be, has or will become obligated to pay Irish Additional Amounts with respect to the Notes as described under Condition 8.3 (“Irish Additional Amounts”) below.

The redemption price shall be equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or in the case of Original Issue Discount Notes, the OID Early Redemption Amount, or in the case of Notes issued at a premium, the Premium Notes Early Redemption Amount.

Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer or the Guarantor, as the case may be, shall deliver to the Fiscal Agent (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of

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the Issuer to so redeem have occurred and (ii) an opinion of counsel satisfactory to the Fiscal Agent to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor, as the case may be, would be obligated to pay such Irish Additional Amounts if a payment in respect of the Notes were then due.

(d)	Special Tax Redemption of Bearer Notes

If the Issuer or the Guarantor shall determine that any payment made outside the United States by the Issuer, the Guarantor or any Paying Agent of principal or interest, including original issue discount, if any, due in respect of any Bearer Note of any Series would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to the Issuer, the Guarantor, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Note or Coupon who is a United States Alien Holder (as defined in Condition 8.1 (“United States Additional Amounts”) below) (other than such a requirement (a) which would not be applicable to a payment made by the Issuer, the Guarantor or any Paying Agent (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien Holder, provided that in each case referred to in clauses (a)(ii) and (b) payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement), the Issuer shall redeem the Bearer Notes of such Series, as a whole, or, at the election of the Issuer or the Guarantor, if the conditions of the next paragraph are satisfied, pay the additional amounts specified in such paragraph.

The redemption price shall be equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or in the case of Original Issue Discount Notes, the OID Early Redemption Amount, or in the case of Notes issued at a premium, the Premium Notes Early Redemption Amount.

The Issuer or the Guarantor, as the case may be, shall make such determination and election as soon as practicable and publish prompt notice thereof (the “Determination Notice”) stating the effective date of such certification, identification or other information reporting requirements, whether the Issuer will redeem the Bearer Notes of such Series or whether the Issuer or the Guarantor, as the case may be, has elected to pay the U.S. Additional Amounts specified in the next paragraph, and (if applicable) the last date by which the redemption of the Bearer Notes of such Series must take place, as provided in the next succeeding paragraph.

If the Issuer redeems the Bearer Notes of such Series, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Issuer or the Guarantor, as the case may be, shall elect by notice to the Fiscal Agent at least 60 days prior to the date fixed for redemption. Notice of such redemption of the Bearer Notes of such Series will be given to the holders of such Bearer Notes not more than 60 nor less than 30 days prior to the date fixed for redemption. Such redemption notice shall include a statement as to the last date by which the Bearer Notes of such Series to be redeemed may be exchanged for Registered Notes. Notwithstanding the foregoing, the Issuer shall not so redeem such Bearer Notes if the Issuer or the Guarantor shall subsequently determine, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Issuer or the Guarantor shall publish prompt notice of such determination and any earlier redemption notice shall be revoked and of no further effect. The right of the holders of Bearer Notes called for redemption pursuant to this paragraph to exchange such Bearer Notes for Registered Notes will terminate at the close of business of the Fiscal Agent on the fifteenth day prior to the date fixed for redemption, and no further exchanges of such Series of Bearer Notes for Registered Notes shall be permitted.

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If and so long as the certification, identification or other information reporting requirements referred to in the first paragraph of this Condition 7.2(d) (“Special Tax Redemption of Bearer Notes”) would be fully satisfied by payment of a withholding tax or similar charge, the Issuer or the Guarantor, as the case may be, may elect to pay as U.S. Additional Amounts such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirements by the Issuer, the Guarantor or any Paying Agent of principal or interest, including original issue discount, if any, due in respect of any Bearer Note or any Coupon of which the beneficial owner is a United States Alien Holder (as defined below) (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, the Guarantor, any Paying Agent or any governmental authority, with respect to the payment of such additional amounts), after deduction or withholding for or on account of such withholding tax or similar charge (other than a withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the second parenthetical clause of the first sentence of the first paragraph of this Condition 7.2(d) (“Special Tax Redemption of Bearer Notes”), or (ii) is imposed as a result of presentation of such Bearer Note or Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Note or Coupon to be then due and payable. In the event that the Issuer or the Guarantor, as the case may be, elects to pay any U.S. Additional Amounts pursuant to this paragraph, the Issuer shall have the right to redeem the Bearer Notes of such Series as a whole at any time pursuant to the applicable provisions of the preceding paragraph and the redemption price of such Bearer Notes shall not be reduced for applicable withholding taxes. If the Issuer or the Guarantor, as the case may be, elects to pay U.S. Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer shall redeem the Bearer Notes of such Series as a whole, pursuant to the applicable provisions of the preceding paragraph.

7.3	Redemption at the option of the Issuer (Issuer Call)

If any Issuer Optional Redemption Date is specified in the applicable Final Terms and in case the Issuer shall desire to exercise any right to redeem all, or, as the case may be, any part of, the Notes, it shall fix a date for redemption (which shall be one of the Issuer Optional Redemption Dates specified in the applicable Final Terms).

The holders of this Note shall be given not less than the minimum period nor more than the maximum period of notice specified in the applicable Final Terms and notice shall be given in accordance with Condition 14 (“Notices”). Any notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give notice or any defect in the notice to the holder of any Note of a Series designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note of the same Series.

Each such notice of redemption shall specify the date fixed for redemption, the place or places of payment, that payment will be made upon presentation and surrender of such Notes and, in the case of Notes issued with Coupons, of all Coupons appertaining thereto maturing after the date fixed for redemption, that any interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Notes of a Series are to be redeemed the notice of redemption shall specify the number or numbers of the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes of the same Series in principal amount equal to the unredeemed portion thereof, together with any unmatured Coupons appertaining thereto, will be issued.

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The redemption price shall be equal to 100% of the principal amount of the Notes to be redeemed, together with accrued interest to the date fixed for redemption, or in the case of Original Issue Discount Notes, the OID Early Redemption Amount, or in the case of Notes issued at a premium, the Premium Notes Early Redemption Amount.

On or prior to the redemption date specified in the notice of redemption given as provided in this Condition, the Issuer will deposit with the Fiscal Agent or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Notes or portions thereof so called for redemption, together with accrued interest to the date fixed for redemption. If less than all the Notes of a Series are to be redeemed, the Issuer will give the Fiscal Agent notice not less than 30 days prior to the redemption date as to the aggregate principal amount of Notes of such Series to be redeemed and the Fiscal Agent shall select or cause to be selected, in such manner as in its sole discretion it shall deem appropriate and fair, the Notes or portions thereof to be redeemed. Notes of a Series may be redeemed in part only in multiples of the smallest authorized denomination of that Series.

If notice of redemption has been given as provided in this Condition, the Notes or portions of Notes of the Series with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of Notes or portions of such Notes, together with any interest accrued to said date) any interest on the Notes or portions of Notes of such Series so called for redemption shall cease to accrue, and the unmatured Coupons, if any, appertaining thereto shall be void. On presentation and surrender of such Notes at a place of payment in said notice specified, together with all Coupons, if any, appertaining thereto maturing after the date fixed for redemption, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption; provided, however, that payment of interest becoming due on the date fixed for redemption shall be payable in the case of Notes with Coupons attached thereto, to the holders of the Coupons for such interest upon surrender thereof, and in the case of Registered Notes, to the persons to whom the principal thereof shall be payable.

If any Note issued with Coupons is surrendered for redemption and is not accompanied by all appurtenant Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Fiscal Agent, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Fiscal Agent shall authenticate and deliver to the holder thereof, at the expense of such Issuer, a new Note or Notes of the same Series, of authorized denominations, together with all unmatured Coupons, if any, appertaining thereto, in aggregate principal amount equal to the unredeemed portion of the Note so presented.

7.4	Repayment at the option of the Noteholders (Investor Put)

If any Noteholder Optional Redemption Date is specified in the applicable Final Terms, then the Notes will be repayable at the option of the holder on the Noteholder Optional Redemption Date(s) specified in the applicable Final Terms (such option, “Optional Repayment”) at a price equal to 100% of the principal amount thereof, together with accrued interest to, but not including, the relevant Noteholder Optional Redemption Date or in the case of Original Issue Discount Notes, the OID Early Redemption Amount, or in the case of Notes issued at a premium, the Premium Notes Early Redemption Amount. If no Noteholder Optional Redemption Date is included in the applicable Final Terms, such Note will not be repayable at the option of the holder prior to its maturity.

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In order for such a Note to be repaid, a Paying Agent must receive on a date which is not less than the minimum period nor more than the maximum period specified in the applicable Final Terms prior to the Noteholder Optional Redemption Date, either (i) the Note with the form entitled “Option to Elect Repayment” on the reverse of the Note duly completed or (ii) a telegram, facsimile transmission or letter from a commercial bank or trust company in western Europe which must set forth the name of the holder of the Note (in the case of a Registered Note only), the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Note, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter from a commercial bank or trust company in western Europe shall only be effective in such case if such Note and form duly completed are received by a Paying Agent by such fifth Business Day. Notwithstanding the foregoing, while any Notes are represented by a Global Note, notices may be served by the Noteholders in accordance with Condition 14 (“Notices”).

Exercise of the repayment option by the holder of a Note shall be irrevocable.

The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note but, in that event, the principal amount of the Note remaining outstanding after repayment must be an authorized denomination. Partial redemption with respect to Notes held under the NSS or in NGN form will be reflected in the records of Euroclear and Clearstream, Luxembourg as either pool factor (whereby a percentage reduction is applied to the nominal amount) or reduction in nominal amount, at their discretion.

7.5	Purchases

The Issuer and the Guarantor may at any time purchase Notes at any price in the open market or otherwise. Notes purchased by such Issuer or the Guarantor, as the case may be, will be surrendered to the Fiscal Agent for cancellation.

7.6	Amortizing Notes

Unless previously redeemed, or purchased and cancelled as specified in this Condition 7 (“Redemption and Purchase”), each Amortizing Note shall be partially redeemed on each Installment Date at the related Installment Amount specified in the relevant Final Terms.

Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof.

The outstanding nominal amount of each such Amortizing Note shall be reduced by the Installment Amount (or, if such Installment Amount is calculated by reference to a proportion of the nominal amount of such Amortizing Note, such proportion) for all purposes with effect from the related Installment Date, unless payment of the Installment Amount is improperly withheld or refused, in which case, such amount shall remain outstanding until the Relevant Date (as defined below) relating to such Installment Amount.

Each Bearer Note in definitive form which is redeemable in installments will be redeemed, in the case of all installments other than the final installment, by surrender of the relevant Receipt (which must be presented with the Bearer Note to which it appertains) and in the case of the final installment, by surrender of the relevant Note, all as more fully described in Condition 6 (“Payments”). Each Registered Note in definitive form which is redeemable in installments will be redeemed by surrender of the relevant definitive Registered Note, provided that in the case of all installments other than the final installment, a new

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definitive Registered Note shall be issued to the holder to reflect the balance of the definitive Registered Note not redeemed.

8.	TAXATION

8.1	United States Additional Amounts

The Issuer or the Guarantor (if the Guarantor is required to make payments under the Guarantee) will, subject to certain exceptions and limitations set forth below (and subject to the right of redemption referred to under Condition 7.2(a) (“Tax Redemption – All Notes”) pay such additional amounts (the “U.S. Additional Amounts” and, together with the Australian Additional Amounts and the Irish Additional Amounts (as such terms are hereinafter defined, the “Additional Amounts”)) to the holder of any Note or of any Coupon appertaining thereto as may be necessary in order that every net payment of the principal of and interest, including original issue discount, on such Note and any other amounts payable on such Note to a United States Alien Holder (as defined below), after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Note or Coupon to be then due and payable. However, the Issuer or the Guarantor, as the case may be, will not be required to make any payment of U.S. Additional Amounts to any such holder for or on account of:

(a)	any such tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where required, by the holder of any such Note or Coupon for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)	any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

(c)	any tax, assessment or other governmental charge imposed by reason of such holder’s past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organisation;

(d)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Note;

(e)	any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;
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(f)	any tax, assessment or other governmental charge that would not have been imposed but for a failure by the holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any Note or Coupon or through which payment on the Note or Coupon is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the Internal Revenue Service) imposed pursuant to, or complying with any requirements imposed under an intergovernmental agreement entered into between the United States and the government of another country in order to implement the requirements of, Sections 1471 through 1474 of the Internal Revenue Code as in effect on the date of issuance of the Notes or any successor or amended version of these provisions, to the extent such successor or amended version is not materially more onerous than these provisions as enacted on such date;

(g)	any tax, assessment or other governmental charge imposed by reason of such holder’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or of the Guarantor or as a direct or indirect affiliate of the Issuer or of the Guarantor;

(h)	any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a Note or Coupon upon presentation of such Note or Coupon, where required, if such payment can be made without such deduction or withholding upon presentation of such Note or Coupon, where required, to any other Paying Agent; or

(i)	any combination of two or more of items (a), (b), (c), (d), (e), (f), (g) and (h),

nor shall U.S. Additional Amounts be paid with respect to any payment on a Note to a United States Alien Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the U.S. Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note.

The term “United States Alien Holder” means any beneficial owner of a Note that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organised in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

8.2	Australian Additional Amounts

All payments of principal and interest in respect of Notes issued by GE Capital Australia Funding and Coupons relating thereto will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision thereof, or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law or the application, administration or interpretation thereof. In that event, GE Capital Australia Funding or the Guarantor (if the Guarantor is required to make payments under the Guarantee) shall pay (subject to the right of redemption referred to under Condition

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7.2(b) (“Tax Redemption—Notes issued by GE Capital Australia Funding”) above), such additional amounts (the “Australian Additional Amounts”) as may be necessary in order that the net amounts received by the holders of such Notes and Coupons after such withholding or deduction shall equal the net payment in respect of such Notes or Coupons which otherwise would have been received by them in respect of such Notes or Coupons, as the case may be, in the absence of such withholding or deduction, except that no Australian Additional Amounts shall be payable with respect to any such Note or Coupon presented for payment:

(a)	by or on behalf of a holder or beneficial owner of the Note who is subject to such taxes, duties, assessments or governmental charges by reason of it being resident or deemed to be resident in Australia or otherwise than merely by the holding or use or deemed holding or use outside Australia or ownership as a non-resident of Australia of such Notes or Coupons;

(b)	by or on behalf of a holder or beneficial owner of the Note who is a resident of Australia where no Australian Additional Amount would have been required to be paid had a tax file number, Australian business number or other exemption details been quoted to GE Capital Australia Funding in respect of the relevant Note before the due date for payment in respect of the relevant Note (“resident”, “tax file number” and “Australian business number” having the same meaning for this purpose as they have for the purposes of the Income Tax Assessment Act 1936 (the “Australian Tax Act”), Income Tax Assessment Act 1997 and the Taxation Administration Act 1953 (each as amended) of Australia);

(c)	by or on behalf of a holder who is subject to such taxes, duties, assessments or government charges which would not have been so imposed but for the presentation by the holder of any such Note or Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(d)	if the holder of such Note or Coupon or any entity which directly or indirectly has an interest in or right in respect of such Note or Coupon is a “resident of Australia” or a “non-resident” who is engaged in carrying on business in Australia at or through a “permanent establishment” of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act) if, and to the extent that, Section 126 of the Australian Tax Act (or any equivalent provision) requires GE Capital Australia Funding to pay income tax in respect of interest payable on such Note or Coupon and the income tax would not be payable were the holder or such entity not such a “resident of Australia” or “non-resident”;

(e)	by or on behalf of a holder or beneficial owner of the Note who is an associate of GE Capital Australia Funding within the meaning of Section 128F of the Australian Tax Act where interest withholding tax is payable in respect of that payment by reason of Section 128F(6) of that Act; or

(f)	any combination of two or more of items (a), (b), (c), (d) and (e),

nor shall any Australian Additional Amounts be payable with respect to any payment in respect of the Note or the Guarantee to any holder that is a fiduciary, partnership, limited liability company, fiscally transparent entity or other than the sole beneficial owner of the Note to the extent that a beneficiary or settlor with respect to such fiduciary or a beneficial owner or member of such partnership, limited liability company or fiscally transparent entity or a beneficial owner would not have been entitled to such Australian Additional Amounts had it been the holder or beneficial owner or sole beneficial owner of the Note.

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8.3	Irish Additional Amounts

All payments of principal and interest in respect of Notes issued by GE Capital European Funding or GE Capital UK Funding and Coupons relating thereto will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Ireland or any authority or agency therein or thereof having power to tax unless the withholding or deduction of such taxes, duties, assessments or charges is required by law or the application, administration or interpretation thereof. In the event that such withholding or deduction is so required, the Issuer or the Guarantor (if the Guarantor is required to make payments under the Guarantee) shall pay (subject to right of redemption referred to under Condition 7.2(c) (“Tax Redemption—Notes issued by GE Capital European Funding or GE Capital UK Funding”) above) such additional amounts (the “Irish Additional Amounts”) as may be necessary in order that the net amounts received by the holders of such Notes and Coupons after such withholding or deduction shall equal the net payment in respect of such Notes or Coupons which otherwise would have been received by them in respect of such Notes or Coupons, as the case may be, in the absence of such withholding or deduction, except that no Irish Additional Amounts shall be payable with respect to any such Note or Coupon presented for payment:

(a)	by or on behalf of a holder who is subject to such taxes, duties, assessments or charges otherwise than merely by the holding or use or ownership or deemed holding or use outside Ireland or ownership as a non-resident of Ireland of such Note or Coupon;

(b)	by or on behalf of a holder who is subject to such taxes, duties, assessments or charges or government charges which would not have been so imposed but for the presentation by the holder of any such Note or Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or

(c)	by or on behalf of a holder who is subject to such taxes, duties, assessments or charges or government charges which are deducted or withheld by an Irish Paying Agent, if the payment could have been made without such deduction or withholding upon presentation of such Note or Coupon, where required, to another Paying Agent.

There is also no obligation of the Issuer or the Guarantor to pay such Irish Additional Amounts if such deduction or withholding of taxes, duties or governmental charges could be prevented or reduced by the fulfilment of information or other obligations.

8.4	European Union

The Issuer or the Guarantor, as the case may be, will not be required to make any payment of Additional Amounts to any such holder for or on the account of:

(a)	any tax, duty, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, any Note, if such payment can be made without such withholding upon presentation of such Note, where required, to any other Paying Agent in a member state of the European Union; or

(b)	any tax, duty, assessment or other governmental charge required to be imposed or withheld on a payment to an individual and such deduction or withholding is required to be made pursuant to any European Union Directive on the taxation of savings (including European Council Directive
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2003/48/EC, the “EU Savings Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive.

9.	PRESCRIPTION

Claims for payment in respect of the Notes (whether in bearer or registered form) and Coupons shall be prescribed and become void unless made within ten years (in the case of principal) or five years (in the case of interest) after the Relevant Date in respect of them.

For the purposes of these Conditions, “Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the Fiscal Agent, as the case may be, on or prior to such due date it means the date on which, the full amount having been so received, notice to that effect is duly given to the holders.

10.	Events of Default

10.1	Events of Default relative to Senior Notes

This Condition 10.1 (“Events of Default relative to Senior Notes”) only applies to Senior Notes and reference to “Notes” in this Condition 10.1 (“Events of Default relative to Senior Notes”) will be construed accordingly.

If any one or more of the following events (each, an “Event of Default”) shall occur and be continuing with respect to a Series of Senior Notes:

(a)	default in the payment of any installment of interest (including Additional Amounts) upon any Note of such Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b)	default in the payment of the principal of, or premium, if any, on any Note of such Series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration, repayment or otherwise; or

(c)	failure on the part of the Issuer and the Guarantor duly to observe or perform any other of the covenants or agreements on the part of such Issuer or the Guarantor, as the case may be, in respect of the Notes of such Series contained in these Conditions or the Fiscal Agency Agreement (other than a covenant or agreement in respect of the Notes of such Series a default in whose observance or performance is elsewhere in this Condition specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, requiring such Issuer or the Guarantor, as the case may be, to remedy the same, shall have been given to such Issuer, the Guarantor, as the case may be, and the Fiscal Agent by the holders of at least 25% in aggregate principal amount of the Notes of such Series at the time outstanding; or

(d)	an event of default with respect to any other series of notes issued or hereafter issued pursuant to the Fiscal Agency Agreement or as defined in any indenture or instrument evidencing or under which GE Capital has at the Original Issue Date of such Series of Notes or shall thereafter have outstanding any indebtedness for borrowed money in the aggregate principal amount of at least U.S.$100,000,000 (or the equivalent thereof in one or more foreign or composite currencies) shall happen and be continuing and such other series of notes or such indebtedness, as the case may be, shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten calendar days after written notice thereof shall have been
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given to the Issuer, the Guarantor, as the case may be, and the Fiscal Agent by the holders of at least 25% in aggregate principal amount of the notes of such series at the time outstanding; provided, however, that if such event of default with respect to such other series of notes or under such indenture or instrument, as the case may be, shall be timely remedied or cured by GE Capital, or timely waived by the holders of such other series of notes or of such indebtedness, as the case may be, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Fiscal Agent or any of the Noteholders; or

(e)	in the case of Notes issued by GE Capital Australia Funding, an event of default with respect to any other series of notes issued or hereafter issued by GE Capital Australia Funding pursuant to the Fiscal Agency Agreement or as defined in any indenture or instrument evidencing or under which GE Capital Australia Funding has at the Original Issue Date of such Series of Notes or shall thereafter have outstanding any indebtedness for borrowed money in the aggregate principal amount of at least A$10,000,000 (or the equivalent thereof in one or more foreign or composite currencies) shall happen and be continuing and such other series of notes or such indebtedness, as the case may be, of GE Capital Australia Funding shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten calendar days after written notice thereof shall have been given to GE Capital Australia Funding, as the case may be, the Guarantor and the Fiscal Agent by the holders of at least 25% in aggregate principal amount of the notes of such series at the time outstanding; provided, however, that if such event of default with respect to such other series of notes or under such indenture or instrument, as the case may be, shall be timely remedied or cured by GE Capital Australia Funding or the Guarantor, or timely waived by the holders of such other series of notes or of such indebtedness, as the case may be, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Fiscal Agent or any of the Noteholders; or

(f)	in the case of Notes issued by GE Capital European Funding or GE Capital UK Funding, an event of default with respect to any other series of notes issued or hereafter issued by such Issuer pursuant to the Fiscal Agency Agreement or as defined in any indenture or instrument evidencing or under which such Issuer has at the Original Issue Date of such Series of Notes or shall hereafter have outstanding any indebtedness for borrowed money in the aggregate principal amount of at least U.S.$10,000,000 (or the equivalent thereof in one or more foreign or composite currencies) shall happen and be continuing and such other series of notes or such indebtedness, as the case may be, of such Issuer shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten calendar days after written notice thereof shall have been given to such Issuer, as the case may be, the Guarantor and the Fiscal Agent by the holders of at least 25% in aggregate principal amount of the notes of such series at the time outstanding; provided, however, that if such event of default with respect to such other series of notes or under such indenture or instrument, as the case may be, shall be timely remedied or cured by such Issuer or the Guarantor, or timely waived by the holders of such other series of notes or of such indebtedness, as the case may be, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Fiscal Agent or any of the Noteholders; or

(g)	a decree or order by a court having jurisdiction in the premises shall have been entered adjudging GE Capital bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation of GE Capital under the United States Federal Bankruptcy Code or any other similar applicable
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United States Federal or State law, and such decree and order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of GE Capital or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree and order shall have continued undischarged and unstayed for a period of 60 days; or

(h)	GE Capital shall institute proceedings to be adjudicated voluntarily bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganisation under the United States Federal Bankruptcy Code or any other similar applicable United States Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit or creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(i)	in the case of Notes issued by GE Capital Australia Funding, GE Capital Australia Funding shall be declared bankrupt, or a liquidator, a receiver, manager, receiver and manager, administrator or any other officer with similar powers shall be appointed with respect to GE Capital Australia Funding or all or substantially all of the property of GE Capital Australia Funding, and, in all such cases, continues both undischarged and unstayed for a period of 90 days; or

(j)	in the case of Notes issued by GE Capital European Funding or GE Capital UK Funding, the Issuer shall be declared bankrupt, or a liquidator, a receiver, manager, receiver and manager, administrator, examiner or any other official with similar powers shall be appointed with respect to the Issuer or all or substantially all of the property of the Issuer, and, in all such cases, continues both undischarged and unstayed for a period of 90 days, then, and in each and every case, unless the principal of the Notes of such Series shall have already become due and payable, each Note of such Series shall, at the option of the then holder thereof and upon written notice to the Issuer, the Guarantor, as the case may be, and the Fiscal Agent by the then holder thereof, mature and become due and payable upon the date that such written notice is received by such Issuer, the Guarantor, as the case may be, and the Fiscal Agent at a price equal to 100% of the principal amount thereof, together with accrued interest to such date (or, if such Note is an Original Issue Discount Note, the OID Early Redemption Amount, or if such Note is issued at a premium, the Premium Notes Early Redemption Amount), upon presentation and surrender of such Note and all Coupons appertaining thereto maturing after such date, unless prior to such date all Events of Default in respect of all such Notes of such Series shall have been cured.

10.2	Events of Default relative to Subordinated Notes

This Condition 10.2 (“Events of Default relative to Subordinated Notes”) only applies to Subordinated Notes and reference to “Notes” in this Condition 10.2 (“Events of Default relative to Subordinated Notes”) will be construed accordingly.

If any one or more of the following events (each, a “Subordinated Note Event of Default”) shall occur and be continuing with respect to a Series of Subordinated Notes:

(a)	default in the payment of any installment of interest (including Additional Amounts) upon any Note of such Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;
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(b)	default in the payment of the principal of, or premium, if any, on any Note of such Series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration, repayment or otherwise;

(c)	a decree or order by a court having jurisdiction in the premises shall have been entered adjudging GE Capital bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation of GE Capital under the United States Federal Bankruptcy Code or any other similar applicable United States Federal or State law, and such decree and order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of GE Capital or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree and order shall have continued undischarged and unstayed for a period of 60 days;

(d)	GE Capital shall institute proceedings to be adjudicated voluntarily bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganisation under the United States Federal Bankruptcy Code or any other similar applicable United States Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit or creditors, or shall admit in writing its inability to pay its debts generally as they become due;

(e)	in the case of Notes issued by GE Capital Australia Funding, GE Capital Australia Funding shall be declared bankrupt, or a liquidator, a receiver, manager, receiver and manager, administrator or any other officer with similar powers shall be appointed with respect to GE Capital Australia Funding or all or substantially all of the property of GE Capital Australia Funding, and, in all such cases, continues both undischarged and unstayed for a period of 90 days; or

(f)	in the case of Notes issued by GE Capital European Funding or GE Capital UK Funding, the Issuer shall be declared bankrupt, or a liquidator, a receiver, manager, receiver and manager, administrator, examiner or any other official with similar powers shall be appointed with respect to the Issuer or all or substantially all of the property of the Issuer, and, in all such cases, continues both undischarged and unstayed for a period of 90 days, then, and in each and every case, unless the principal of the Notes of such Series shall have already become due and payable, each Note of such Series shall, at the option of the then holder thereof and upon written notice to the Issuer, the Guarantor, as the case may be, and the Fiscal Agent by the then holder thereof, mature and become due and payable upon the date that such written notice is received by such Issuer, the Guarantor, as the case may be, and the Fiscal Agent at a price equal to 100% of the principal amount thereof, together with accrued interest to such date (or, if such Note is an Original Issue Discount Note, the OID Early Redemption Amount, or if such Note is issued at a premium, the Premium Notes Early Redemption Amount), upon presentation and surrender of such Note and all Coupons appertaining thereto maturing after such date, unless prior to such date all Subordinated Note Events of Default in respect of all such Notes of such Series shall have been cured.

11.	REPLACEMENT OF NOTES AND COUPONS

In case any Note or Coupon shall at any time become mutilated, destroyed, lost or stolen, or is apparently destroyed, lost or stolen, and such Note or Coupon or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required

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in the premises) shall be delivered to the Fiscal Agent, a new Note of the same Series or Coupon will be issued by the Issuer in exchange for the Note or Coupon so mutilated or defaced, or in lieu of the Note or Coupon so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note or Coupon only upon receipt of evidence satisfactory to the Fiscal Agent and the Issuer that such Note or Coupon was destroyed or lost or stolen and upon receipt also of an indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note or Coupon shall be borne by the owner of the Note or Coupon mutilated, defaced, destroyed, lost or stolen.

12.	PAYING AGENTS

So long as any Notes are outstanding, the Issuer and the Guarantor will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in London, England, and in any jurisdiction required by the rules and regulations of any stock exchange, competent authority and/or market on which such Series of Notes may be listed and/or admitted to trading and an office or agency in London for the transfer and exchange as aforesaid of the Notes, provided always that the Register in respect of Registered Notes shall be maintained outside of the United Kingdom.

The Issuer and the Guarantor have agreed in the Fiscal Agency Agreement that there will at all times be a paying agent (or the Fiscal Agent) with a specified office in a city in a member state of the European Union. The Issuer and the Guarantor will ensure that to the extent practicable a paying agent (or the Fiscal Agent) is maintained in a Member State of the European Union that will not be obliged to withhold or deduct tax from payment in respect of the Notes pursuant to the EU Savings Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

The Issuer and the Guarantor may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer and the Guarantor may decide. So long as there shall be any such agency, the Issuer and the Guarantor shall keep the Fiscal Agent advised of the names and locations of such agencies, if any are so designated.

So long as any Notes are listed and/or admitted to trading on or by the London Stock Exchange or any other stock exchange, competent authority and/or market and the rules of such exchange, competent authority and/or market so require, the Issuer will notify the holders of its Notes in the manner specified under Condition 14 (“Notices”) in the event that such Issuer appoints an agent with respect to such Notes other than the agent designated as such in these Conditions or in the applicable Final Terms.

All determinations made by an Issuer, the Guarantor or the agent of an Issuer or the Guarantor shall be at such person’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on such Issuer and the Guarantor and all holders of Notes.

13.	Merger, Consolidation, Sale or Conveyance

(a)	The Issuer and the Guarantor covenant that they will not merge or consolidate with any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of their respective assets to any corporation, unless (i) either such Issuer or the Guarantor, as the case may be, shall be the continuing corporation, or the successor corporation (if other than such Issuer or the Guarantor) shall be (a) with respect to GE Capital, a corporation organised and existing under the laws of the United States of America or a state thereof, (b) with respect to GE Capital Australia Funding, a corporation incorporated under the laws of Australia or any province, territory or political subdivision thereof, (c) with respect to GE Capital European Funding and GE
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Capital UK Funding, a corporation incorporated under the laws of Ireland or any province, territory or political subdivision thereof, and in each case such successor corporation shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Notes and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Fiscal Agency Agreement, these Conditions and the Guarantee to be performed by such Issuer or the Guarantor, as the case may be, executed and delivered to the Fiscal Agent by such corporation, and (ii) such Issuer or the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenants or conditions.

(b)	In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer or the Guarantor, as the case may be, with the same effect as if it had been named in the applicable Final Terms as such Issuer or the Guarantor, and such Issuer or the Guarantor shall be relieved of any further obligation under the Fiscal Agency Agreement and under the Notes and Coupons, if any, and may be dissolved, wound up and liquidated at any time thereafter. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer or the Guarantor, as the case may be, any or all of the Notes issuable hereunder together with any Coupons appertaining thereto which theretofore shall not have been signed by such Issuer or the Guarantor and delivered to the Fiscal Agent; and, upon the order of such successor corporation, instead of such Issuer or the Guarantor and subject to all the terms, conditions and limitations prescribed in these Conditions, the Fiscal Agent shall authenticate and shall deliver any Notes together with any Coupons appertaining thereto which previously shall have been signed and delivered to the Fiscal Agent for that purpose. All Notes appertaining thereto shall in all respects have the same legal rank and benefit under the Fiscal Agency Agreement as the Notes theretofore or thereafter issued in accordance with the terms of these Conditions and the Fiscal Agency Agreement as though all of such Notes had been issued at the Original Issue Date.

(c)	In the event that an Issuer (other than GE Capital) is substituted by a successor corporation in accordance with this Condition 13, the obligations of such successor corporation in respect of the Notes will continue to be unconditionally and irrevocably guaranteed by the Guarantor. In the event that the Guarantor is substituted by a successor corporation in accordance with the provisions of this Condition 13, the Notes will be unconditionally and irrevocably guaranteed by such successor corporation.

In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes and Coupons thereafter to be issued as may be appropriate.

14.	Notices

Notices to holders of the Notes will be given by publication in one leading English language daily newspaper with general circulation in London. Such publication is expected to be made in the Financial Times. In addition, as long as a Series of Notes is listed or admitted to trading on or by any stock exchange, competent authority and/or market, and the rules of such stock exchange(s), competent authority(ies) and/or market(s) so require, notices in respect of such Notes will also be published in a manner which complies with the rules and regulations of any such stock exchange(s), competent authority(ies) and/or market(s), on or by which the Notes are for the time being listed or admitted to trading. Any such notice shall be deemed

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to have been given on the date of the first publication. If publication in London (or, if applicable, another location) is not practical, such publication shall be made elsewhere in western Europe.

Notices to holders of Registered Notes in definitive form will also be given by mailing such notices to each holder by first class mail, postage prepaid, at the respective address of each holder as that address appears upon the books of the Registrar.

So long as no definitive Notes are in issue in respect of a particular Series, there may, so long as the Global Note(s) for such Series is (or are) held in its (or their) entirety on behalf of Euroclear and Clearstream, Luxembourg, and/or another clearing system, as the case may be, and the Notes for such Series are not listed or admitted to trading on a stock exchange, competent authority and/or market, or if so listed or admitted to trading, for so long as the relevant stock exchange, competent authority and/or market so permits, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the holders of the Notes. Any such notice shall be deemed to have been given to the holders of the Notes on the second day after the day on which the said notice was given to Euroclear and Clearstream, Luxembourg.

Notices to be given by a Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Fiscal Agent. While any Notes are represented by a Global Note, such notice may be given by a Noteholder to the Fiscal Agent via Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Fiscal Agent and Euroclear and/or Clearstream, Luxembourg may approve for this purpose.

15.	MODIFICATION

The Fiscal Agency Agreement, these Conditions and the terms of the Guarantee may be amended by the Issuer (with respect to matters relating to Notes issued by such Issuer), the Guarantor and the Fiscal Agent (acting on the instructions of the Issuer or the Guarantor), without the consent of the holder of any Note of a Series for the purposes of:

(a)	curing any ambiguity, or of correcting or supplementing any defective or inconsistent provisions contained therein;

(b)	adding to the covenants of the Issuer or the Guarantor for the protection of the holders of all or any Series of the Notes;

(c)	effecting any assumption of the Issuer’s or the Guarantor’s obligations thereunder and under the Notes of a Series or the Guarantee by a successor corporation pursuant to Condition 13 (“Merger, Consolidation, Sale or Conveyance”);

(d)	evidencing and providing for the acceptance of appointment thereunder by a successor Fiscal Agent with respect to the Notes of one or more Series; or

(e)	amending the Fiscal Agency Agreement, these Conditions or the terms of the Guarantee in any other manner which the Issuer, the Guarantor and the Fiscal Agent (acting on the instructions of the Issuer or the Guarantor) may deem necessary or desirable and which will not adversely affect the interests of the holders of Notes of a Series outstanding on the date of such amendment.

Nothing in the Fiscal Agency Agreement prevents the Issuer, the Guarantor and the Fiscal Agent from amending the Fiscal Agency Agreement, the Conditions or the Guarantee in such a manner as to only have a prospective effect on Notes issued on or after the date of such amendment.

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Modifications and amendments to the Fiscal Agency Agreement, to these Conditions or to the terms of the Guarantee may also be made, and future compliance therewith or past default by the Issuer or the Guarantor may be waived, by holders of not less than a majority in aggregate principal amount of the Notes of such Series (or, in each case, such lesser amount as shall have acted at a meeting of holders of such Notes, as described below), provided, however, that no such modification or amendment to the Fiscal Agency Agreement, to the Conditions of the Notes or the terms of the Guarantee of a Series may, without the consent of the holders of each Note of such Series affected thereby:

(a)	change the stated maturity of the principal of any Note of such Series or extend the time for payment of interest thereon;

(b)	change the amount of the principal of an Original Issue Discount Note of such Series that would be due and payable upon an acceleration of the maturity thereof;

(c)	reduce the amount of interest payable thereon or the amount payable thereon in the event of redemption or acceleration;

(d)	change the currency of payment of principal of or any other amounts payable on any Note of such Series;

(e)	impair the right to institute suit for the enforcement of any such payment on or with respect to any Note of such Series or the Guarantee;

(f)	reduce the percentage of the principal amount of Notes of such Series, the consent of whose holders is necessary to modify or amend the Fiscal Agency Agreement, the terms and conditions of the Notes or reduce the percentage of Notes of such Series required for the taking of action or the quorum required at any such meeting of holders of Notes of such Series; or

(g)	modify the foregoing requirements to reduce the percentage of outstanding Notes of such Series necessary to waive any future compliance or past default.

Any such modification or amendments will be conclusive and binding on all holders of Notes of the relevant Series and on all future holders of such Notes, whether or not they have consented to such modifications or amendments and whether or not notation of such modifications or amendments is made upon the Notes of such Series.

For so long as the Notes are listed on the MOT and the rules of Borsa Italiana S.p.A (as interpreted by Borsa Italiana S.p.A) so require, no amendment to the Conditions may be made pursuant to any resolution of a meeting of the holders of the Notes which would reduce the principal amount repayable on redemption of the Notes, except where such amendment has been proposed by or on behalf of the Issuer as part of a reconstruction or reorganisation of the Issuer or otherwise as part of a bankruptcy, insolvency or similar type proceeding and such proposal is passed with the consent of the holders of each Note of such Series affected thereby.

The persons entitled to vote a majority in principal amount of the Notes of a Series outstanding shall constitute a quorum at a meeting of Noteholders of such Series except as hereinafter provided. In the absence of such a quorum within 30 minutes of the time appointed for any meeting, a meeting of Noteholders called by the Issuer or the Guarantor shall be adjourned for a period of not less than 10 calendar days as determined by the chairman of the meeting and in the absence of a quorum within 30 minutes of the time appointed for any adjourned meeting at any such adjourned meeting, the meeting shall be further adjourned for another period of not less than 10 calendar days as determined by the chairman of

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the meeting, at which further adjourned meeting persons entitled to vote 25% in principal amount of Notes of a Series at the time outstanding shall constitute a quorum.

Except for modifications or amendments in (a) to (g) above, which require the consent of the holders of each Note of such series affected thereby, any modifications, amendments or waivers to the Fiscal Agency Agreement, these Conditions or the terms of the Guarantee at a meeting of Noteholders require a favorable vote of holders of the lesser of (i) a majority in principal amount of the outstanding Notes of such Series or (ii) 75% of the principal amount of Notes of such Series represented and voting at the meeting.

Any such modifications, amendments or waivers will be conclusive and binding on all holders of Notes of such Series, whether or not they have given such consent or were present at such meeting and whether or not notation of such modifications, amendments or waivers is made upon the Notes, and on all future holders of Notes of such Series.

Any instruments given by or on behalf of any holder of a Note of a Series in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note.

16.	FURTHER ISSUES

The Issuer may issue Notes from time to time having terms identical to a prior Tranche of Notes but for the original issue date and the public offering price (“Additional Notes”).

Any such Additional Notes which are Bearer Notes will be issued in the form of a Temporary Bearer Global Note which will be exchangeable for either a beneficial interest in a Permanent Bearer Global Note, definitive Bearer Notes or definitive Registered Notes, as specified in the applicable Final Terms, on or after the Exchange Date specified in the applicable Final Terms relating to such Additional Notes. Additional Notes may be issued prior to or after the Exchange Date relating to such prior Tranche of Notes. In the event Additional Notes are issued prior to the Exchange Date for the prior Tranche, the Exchange Date relating to such prior Tranche will be moved to a date not earlier than 40 calendar days after the original issue date of the related Additional Notes; provided, however, in no event will the Exchange Date for a Tranche of Notes be extended more than 160 calendar days after the date such Tranche was issued.

The Final Terms relating to any Additional Notes will set forth matters related to the issuance, exchange and transfer of Additional Notes, including identifying the prior Tranche of Notes, their original issue date and aggregate principal amount.

17.	Governing Law and Submission to Jurisdiction

17.1	Applicable Law

The Fiscal Agency Agreement and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

17.2	Consent to Service and Submission to Jurisdiction

The Issuer and the Guarantor designate the Senior Vice President-Corporate Treasury and Global Funding Operation of GE Capital as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the Fiscal Agency Agreement, the Notes, the Coupons or the Guarantees brought in any federal or state court in the Borough of Manhattan, City of New York, State of New York and irrevocably submit to the non-exclusive jurisdiction of such courts for such purposes (and only for such purposes) as long as there are any outstanding Notes.

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17.3	Waiver of trial by jury

WITHOUT PREJUDICE TO CONDITION 17.2 (“Governing Law and Submission to Jurisdiction – Consent to Service and Submission to Jurisdiction”), THE ISSUER AND THE GUARANTOR WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THE NOTES, THE COUPONS OR THE GUARANTEE.

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FISCAL AND PAYING AGENT

The Bank of New York Mellon

One Canada Square

London E14 5AL

REGISTRAR AND TRANSFER AGENT

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building – Polaris2 – rue Eugène Ruppert

L-2453 Luxembourg

EXCHANGE Rate AGENT

The Bank of New York Mellon

One Canada Square

London E14 5AL

and/or any other or further Fiscal Agent, Paying Agents, Registrar, Transfer Agents or Exchange Rate Agent and/or specified offices as may from time to time be duly appointed by the Issuer (and the Guarantor, in the case of a Series of Notes issued by an Issuer other than General Electric Capital Corporation) and notice of which has been given to the Noteholders.

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Exhibit A

Forms of Global and Definitive Notes, Coupons and Receipts

PART 1

FORM OF REGISTERED GLOBAL NOTE

THE NOTES REPRESENTED BY THIS REGISTERED GLOBAL NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS) UNLESS THE NOTES ARE REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE REGISTERED NOTES, THIS REGISTERED GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, TO A NOMINEE OF THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR BY A NOMINEE OF THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR BY THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR ANY SUCH NOMINEE TO A SUCCESSOR TO THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR A NOMINEE OF SUCH SUCCESSOR TO THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE.

IF THIS REGISTERED GLOBAL NOTE IS INTENDED TO BE HELD UNDER THE NEW SAFEKEEPING STRUCTURE, THIS CERTIFIES THAT THE PERSON WHOSE NAME IS ENTERED IN THE REGISTER IS REGISTERED AS THE HOLDER OF THE AGGREGATE NOMINAL AMOUNT OF AN ISSUE OF NOTES AS SPECIFIED ON THE FACE HEREOF.

THIS NOTE IS A REGISTERED GLOBAL NOTE AS REFERRED TO IN SECTION 2 OF THE WITHIN MENTIONED FISCAL AGENCY AGREEMENT.

[COMMERCIAL PAPER

THIS REGISTERED GLOBAL NOTE IS ISSUED IN ACCORDANCE WITH AN EXEMPTION GRANTED BY THE CENTRAL BANK OF IRELAND UNDER SECTION 8(2) OF THE CENTRAL BANK ACT, 1971 OF IRELAND, AS INSERTED BY SECTION 31 OF THE CENTRAL BANK ACT, 1989 OF IRELAND, AS AMENDED BY SECTION 70(d) OF THE CENTRAL BANK ACT, 1997 OF IRELAND AND AS AMENDED BY SCHEDULE 3 OF PART 4 OF THE CENTRAL BANK AND FINANCIAL SERVICES AUTHORITY OF IRELAND ACT 2004. THE ISSUER IS NOT REGULATED BY THE CENTRAL BANK OF IRELAND ARISING FROM THE ISSUE OF NOTES. AN INVESTMENT IN NOTES ISSUED BY THE ISSUER WITH A MATURITY OF LESS THAN ONE YEAR DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND.]1

[1]	Include if this Note is issued by GE Capital European Funding or GE Capital UK Funding and the maturity of the Note is less than one year.
A-1

[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA FUNDING PTY.
LTD. (A.B.N. 67 085 675 467)]/[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL UK FUNDING]

EURO MEDIUM - TERM NOTE

[GUARANTEED BY GENERAL ELECTRIC CAPITAL CORPORATION]2

Series:
ISIN:
Registered Note No.:
Maturity Date:
Principal Amount in Specified Currency:

[General Electric Capital Corporation]/[GE Capital Australia Funding (A.B.N. 67 085 675 467), a company incorporated under the laws of Australia]/[GE Capital European Funding, a public unlimited liability company incorporated under the Companies Act 1963 to 2012 of Ireland]/[GE Capital UK Funding, a public unlimited liability company incorporated under the Companies Act 1963 to 2012 of Ireland] (together with its successors and assigns, the “Issuer”), hereby certifies that [           ]3 is, at the date hereof, entered in the Register as the holder][the person whose name is entered in the Register is the registered holder]4 of the aggregate nominal amount of [           ] of a duly authorised issue of Notes (the “Notes”) described, and having the provisions specified, in Part A of the attached Final Terms (the “Final Terms”). References in this Registered Global Note to the Conditions shall be to the Terms and Conditions of the Notes set out in Appendix 3 to the Fiscal Agency Agreement (as defined below) as supplemented by the information set out in the Final Terms, but in the event of any conflict between the provisions of (i) that Appendix or (ii) this Registered Global Note and the information set out in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the Conditions and/or the Final Terms shall have the same meaning when used in this Registered Global Note.

This Registered Global Note is one of a duly authorized issue of Euro Medium-Term Notes of the Series specified on the face hereof, having maturities of nine months or more from the date of issue. The Notes are issuable under a twelfth amended and restated fiscal and paying agency agreement dated as of April 5, 2013 among General Electric Capital Corporation, GE Capital Australia Funding Pty. Ltd., GE Capital European Funding, GE Capital UK Funding and The Bank of New York Mellon as fiscal agent (in such capacity, the “Fiscal Agent”) and The Bank of New York Mellon (Luxembourg) S.A. as initial registrar (the “Registrar”) and transfer agent (as amended and supplemented from time to time, the “Fiscal Agency Agreement”). The Bank of New York Mellon at its office in London has been appointed the Exchange Rate Agent (the “Exchange Rate Agent”, which term includes any successor exchange rate agent) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Fiscal Agency Agreement are hereby incorporated by reference herein.

[2]	References to the Guarantor to be deleted in the case of Notes issued by General Electric Capital Corporation.

[3]	To be included on a Global Note registered in the name of a nominee of a common depositary for Euroclear and Clearstream, Luxembourg only.

[4]	To be included on a Global Note registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream, Luxembourg only.

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The Issuer, subject to and in accordance with the Conditions, for value received, hereby promises to pay to the registered holder of this Registered Global Note, or registered assigns, the principal sum on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) or (a) if this Registered Global Note is not intended to be held under the New Safekeeping Structure, in accordance with the Amortization Schedule set out in Schedule A hereto, or (b) if this Registered Global Note is intended to be held under the New Safekeeping Structure, in accordance with the records of the relevant Clearing Systems, and to pay interest thereon and any premium and/or Additional Amounts, all in accordance with the Conditions.

[The payment of all amounts on or in respect of this Registered Global Note is guaranteed by General Electric Capital Corporation, as set forth in the Form of Guarantee endorsed on the reverse hereof.]5

On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Registered Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by the Registrar in the Register. Upon any such redemption or purchase and cancellation, the nominal amount of the Notes held by the registered holder hereof shall be reduced by the nominal amount of the Notes so redeemed or purchased and cancelled. The nominal amount of the Notes held by the registered holder hereof following any such redemption or purchase and cancellation or any transfer or exchange as referred to below shall be that amount most recently entered in the Register.

Notes represented by this Registered Global Note are transferable only in accordance with, and subject to, the provisions of this Registered Global Note (including the legend set out above) and Condition 2 (“Exchange and Transfers of Notes”) and the rules and operating procedures of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”).

In particular, this Registered Global Note may be transferred only to a common depositary, or, as the case may be, a common safekeeper, outside the United States for Euroclear or Clearstream, Luxembourg or to a nominee of such a depositary, or as the case may be, common safekeeper.

This Registered Global Note may be exchanged in whole but not in part (free of charge) for definitive Registered Notes in the form set out in Part 7 of Exhibit A to the Fiscal Agency Agreement (on the basis that all the appropriate details have been included on the face of such definitive Registered Notes and the Final Terms (or the relevant provisions of the Final Terms) have been endorsed on or attached to such definitive Registered Notes) only upon the occurrence of an Exchange Event.

An “Exchange Event” means:

(a)           an Event of Default (as defined in Condition 10) has occurred and is continuing;

(b)           if this Registered Global Note is registered in the name of a nominee for a common depositary or common safekeeper for Euroclear and Clearstream, Luxembourg, the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(c)           the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Registered Global Note in definitive form.

The Issuer will promptly give notice to Noteholders in accordance with Condition 14 upon the occurrence of an Exchange Event. In the event of the occurrence of any Exchange Event, Euroclear and/or Clearstream, Luxembourg or any person acting on their behalf, acting on the instructions of any holder of an

[5]	This paragraph should not be included in the case of Notes issued by General Electric Capital Corporation.
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interest in this Registered Global Note, may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (c) above, the Issuer [or the Guarantor] may also give notice to the Registrar requesting exchange. Any exchange shall occur no later than 10 days after the date of receipt of the relevant notice by the Registrar.

Exchanges will be made upon presentation of this Registered Global Note at the office of the Registrar by the holder of it on any day (other than a Saturday or Sunday) on which banks are open for general business in Luxembourg. The aggregate nominal amount of definitive Registered Notes issued upon an exchange of this Registered Global Note will be equal to the aggregate nominal amount of this Registered Global Note.

On an exchange in whole of this Registered Global Note, this Registered Global Note shall be surrendered to the Registrar.

On any exchange or transfer following which either (i) Notes represented by this Registered Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented details of the transfer shall be entered by the Registrar in the Register, following which the nominal amount of this Registered Global Note and the Notes held by the registered holder of this Registered Global Note shall be increased or reduced (as the case may be) by the nominal amount so transferred.

Until the exchange of the whole of this Registered Global Note, the registered holder of this Registered Global Note shall in all respects (except as otherwise provided in this Registered Global Note and in the Conditions) be entitled to the same benefits as if he were the registered holder of the definitive Registered Notes represented by this Registered Global Note.

This Registered Global Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Registered Global Note.

This Registered Global Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, and, if this Registered Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems, this Registered Global Note shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this Registered Global Note to be duly executed.

[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467)]

By:

Name:
Title:

[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL UK FUNDING]

By:

Name:
Title:	Director

By:

Name:
Title:	Director/Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to

in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON

as Fiscal Agent

By:

Authorized Officer

[Effectuated without recourse,

warrant and liability by:

as Common Safekeeper

By:

Authorised Officer]6

[6]	Applicable only for a series of Notes to be held under the New Safekeeping Structure, as indicated on the face hereof.
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[Reverse of Registered Global Note]

[Guarantee to be endorsed (except where the Issuer is General Electric Capital Corporation)]

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Schedule A

AMORTIZATION SCHEDULE7

[Insert if applicable] / [NOT APPLICABLE]

[7]	Schedule A should only be completed if this Registered Global Note is not intended to be held under the New Safekeeping Structure
A-7

Schedule B

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at ___________________________ (Please print or typewrite name and address of theundersigned).

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of 1,000 units of the Specified Currency indicated on the face hereof) which the holder elects to have repaid: ________________ ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Registered Global Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

.

Date:

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

A-8

Schedule C

FORM OF TRANSFER8

FOR VALUE RECEIVED the undersigned hereby transfers to

(Please print or typewrite name and address of transferee)

principal amount of this Registered Global Note and all rights under it.

Date:
Certifying Signature

Signed:

on behalf of

Note:

(1)	The signature of this transfer must correspond with the name of the registered Noteholder as it appears above on the face of this Registered Global Note unless the signature is of an authorised officer of a corporate Noteholder.

(2)	A representative of the registered Noteholder should state the capacity in which he signs (e.g., executor).

(3)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Noteholder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

[8]	This Registered Global Note may only be assigned in accordance with any legends appearing on the face hereof and otherwise in accordance with the Fiscal Agency Agreement and the Conditions.
A-9

PART 2

FORM OF PERMANENT BEARER GLOBAL NOTE

THIS SECURITY IS A PERMANENT BEARER GLOBAL NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR THE RIGHTS ATTACHING TO THIS PERMANENT BEARER GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE BEARER NOTES OR IF SO PROVIDED IN THE FINAL TERMS (AS DEFINED BELOW) REGISTERED NOTES ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED BELOW).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE BEARER NOTES OR, IF SO PROVIDED IN THE FINAL TERMS, REGISTERED NOTES, THIS PERMANENT BEARER GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, TO A NOMINEE OF THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE OR BY A NOMINEE OF THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, TO THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR BY THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE.

[COMMERCIAL PAPER

THIS PERMANENT BEARER GLOBAL NOTE IS ISSUED IN ACCORDANCE WITH AN EXEMPTION GRANTED BY THE CENTRAL BANK OF IRELAND UNDER SECTION 8(2) OF THE CENTRAL BANK ACT, 1971 OF IRELAND, AS INSERTED BY SECTION 31 OF THE CENTRAL BANK ACT, 1989 OF IRELAND, AS AMENDED BY SECTION 70(d) OF THE CENTRAL BANK ACT, 1997 OF IRELAND AND AS AMENDED BY SCHEDULE 3 OF PART 4 OF THE CENTRAL BANK AND FINANCIAL SERVICES AUTHORITY OF IRELAND ACT 2004. THE ISSUER IS NOT REGULATED BY THE CENTRAL BANK OF IRELAND ARISING FROM THE ISSUE OF NOTES. AN INVESTMENT IN NOTES ISSUED BY THE ISSUER WITH A MATURITY OF LESS THAN ONE YEAR DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND.]9

[9]	Include if this Note is issued by GE Capital European Funding or GE Capital UK Funding and if maturity of Note is less than one year.
A-10

[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA
FUNDING PTY. LTD. (A.B.N. 67 085 675 467)]/[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL
UK FUNDING]

EURO MEDIUM - TERM NOTE

[GUARANTEED BY GENERAL ELECTRIC CAPITAL CORPORATION]10

Series:
ISIN:
Permanent Bearer Global Note No.:
Maturity Date:
Principal Amount in Specified Currency:

This Permanent Bearer Global Note is a Permanent Bearer Global Note in respect of a duly authorised issue of Bearer Notes (the “Notes”) of [General Electric Capital Corporation]/[GE Capital Australia Funding (A.B.N. 67 085 675 467), a company incorporated under the laws of Australia]/[GE Capital European Funding, a public unlimited liability company incorporated under the Companies Act 1963 to 2012 of Ireland]/[GE Capital UK Funding, a public unlimited liability company incorporated under the Companies Act 1963 to 2012 of Ireland] (the “Issuer”) described, and having the provisions specified, in Part A of the attached Final Terms (the “Final Terms”). References in this Permanent Bearer Global Note to the Conditions shall be to the Terms and Conditions of the Notes as set out in Appendix 3 to the Fiscal Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms, but in the event of any conflict between the provisions of (a) that Appendix or (b) this Permanent Bearer Global Note and the information set out in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the Conditions and/or the Final Terms shall have the same meaning when used in this Permanent Bearer Global Note.

This Permanent Bearer Global Note is one of a duly authorized issue of Euro Medium-Term Notes of the Series specified on the face hereof, having maturities of nine months or more from the date of issue. The Notes are issuable under a twelfth amended and restated fiscal and paying agency agreement dated as of April 5, 2013 among General Electric Capital Corporation, GE Capital Australia Funding Pty. Ltd., GE Capital European Funding, GE Capital UK Funding and The Bank of New York Mellon as fiscal agent (in such capacity, the “Fiscal Agent”) and The Bank of New York Mellon (Luxembourg) S.A. as initial registrar and transfer agent (as amended and supplemented from time to time, the “Fiscal Agency Agreement”). The Bank of New York Mellon at its office in London has been appointed the Exchange Rate Agent (the “Exchange Rate Agent”, which term includes any successor exchange rate agent) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Fiscal Agency Agreement are hereby incorporated by reference herein.

The Issuer, for value received, subject to and in accordance with the Conditions, hereby promises to pay to the bearer hereof upon surrender hereof, the principal sum (a) if this Permanent Bearer Global Note is not intended to be a New Global Note, specified in Schedule A hereto or (b) if this Permanent Bearer Global Note is intended to be a New Global Note, entered in the records of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and, together with Euroclear (the “relevant Clearing Systems”) or any other recognized or agreed clearing system (if this Permanent Bearer Global Note is not intended to be a New Global Note), on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) or, (a) if indicated in the applicable Final Terms that this

[10]	References to the Guarantor to be deleted in the case of Notes issued by General Electric Capital Corporation.
A-11

Permanent Bearer Global Note is not intended to be a New Global Note, in accordance with the Amortization Schedule set out in Schedule B hereto, or (b) if indicated in the applicable Final Terms that this Permanent Bearer Global Note is intended to be a New Global Note, in accordance with the records of the relevant Clearing Systems and to pay interest thereon and any premium and/or Additional Amounts to the bearer of this Permanent Bearer Global Note all in accordance with the Conditions.

[The payment of all amounts on or in respect of this Permanent Bearer Global Note is guaranteed by General Electric Capital Corporation, as set forth in the Form of Guarantee endorsed on the reverse hereof]11

If this Permanent Bearer Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Permanent Bearer Global Note shall be the aggregate amount from time to time entered in the records of the relevant Clearing Systems. The records of the relevant Clearing Systems (which expression in this Permanent Bearer Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Permanent Bearer Global Note and, for these purposes, a statement issued by a relevant Clearing System stating the nominal amount of Notes represented by this Permanent Bearer Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If this Permanent Bearer Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Permanent Bearer Global Note shall be the amount stated in the applicable Final Terms or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule A and/or Schedule B hereto, as the case may be.

Payments due in respect of Notes for the time being represented by this Permanent Bearer Global Note shall be made to the bearer of this Permanent Bearer Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

This Permanent Bearer Global Note is exchangeable upon 30 days’ written notice to the Fiscal Agent, in whole or from time to time in part, for (i) Bearer Notes, with interest coupons attached, in such denominations of the Specified Currency as are indicated in the Final Terms or (ii) (if so specified in the Final Terms) Notes in fully registered form, without coupons (“Registered Notes”), in such denominations of the Specified Currency as are indicated in the Final Terms at the office of the Fiscal Agent, upon the request of Euroclear or Clearstream, Luxembourg or other clearance system specified in the Final Terms, acting on behalf of the owners of beneficial interests in the Note, and upon Certification substantially to the effect set forth in Exhibit C-1 and Exhibit C-2 to the Fiscal Agency Agreement and upon compliance with the other procedures set forth in the Fiscal Agency Agreement; provided, however, that no such exchange may occur during a period beginning at the opening of business 15 days before the day of the first publication of a notice of redemption and ending on the relevant redemption date. All expenses incurred as a result of any such exchange shall be paid by the Issuer. Notwithstanding anything to the contrary contained in this paragraph, the Fiscal Agent shall not be required to exchange the entire aggregate principal amount of a Permanent Bearer Global Note for definitive Bearer Notes in the event beneficial owners of less than the entire aggregate principal amount of the Permanent Bearer Global Note have requested definitive Bearer Notes, provided the operating rules and regulations of the clearance system then in effect would permit less than the entire aggregate principal amount of the Permanent Bearer Global Note to be so exchanged. Upon exchange of any portion of this Note for a definitive Bearer Note or definitive Bearer Notes, or a definitive Registered Note or definitive Registered Notes, the Fiscal Agent shall (a) if this Note is not intended to be a New Global Note, cause Schedule A and/or Schedule B, as applicable, of this Permanent Bearer Global Note to be endorsed or (b) if this Permanent Bearer Global Note is intended to be a New Global Note, promptly provide details to the relevant Clearing Systems in

[11]	This paragraph should not be included in the case of Notes issued by General Electric Capital Corporation.
A-12

order for the records of the relevant Clearing Systems to be updated, in each case to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such definitive Bearer Note or Bearer Notes, or such definitive Registered Note or Registered Notes, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. The date of surrender of any Permanent Bearer Global Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

This Permanent Bearer Global Note may be transferred by delivery; provided, however, that this Permanent Bearer Global Note may be transferred only to a common depositary, or as the case may be, the common safekeeper, outside the United States for Euroclear or Clearstream, Luxembourg, or to a nominee of such a depositary, or as the case may be, the common safekeeper.

This Permanent Bearer Global Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, and, if this Permanent Bearer Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems, this Permanent Bearer Global Note shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

A-13

IN WITNESS WHEREOF, the Issuer has caused this Permanent Bearer Global Note to be duly executed.

[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467)]

By:

Name:
Title:

[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL UK FUNDING]

By:

Name:
Title:	Director

By:

Name:
Title:	Director/Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to

in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON

as Fiscal Agent

By:

Authorized Officer

[Effectuated without recourse,

warranty or liability by:

As common safekeeper]12

[12]	Applicable only for a series of Notes issued as a New Global Note.
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[Reverse of Permanent Bearer Global Note]

[Guarantee to be endorsed (except where the Issuer is General Electric Capital Corporation)]

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SCHEDULE A

schedule of payments, Redemption, purchase and cancellation and exchange13

The initial Principal Amount of this Permanent Bearer Global Note is set out above. The following payments of interest, redemptions, purchases and cancellation and exchanges of a part of this Permanent Bearer Global Note for definitive Bearer Notes and Registered Notes, and from Temporary Bearer Global Notes have been made:

Date of Exchange or Interest Payment	Payment of Interest	Principal Amount Redeemed	Principal Amount Purchased and Cancelled	Principal Amount Exchanged From Temporary Bearer Global Notes	Principal Amount Exchanged For definitive Bearer Notes	Principal Amount Exchanged For definitive Registered Notes	Remaining Principal Amount Outstanding Following Such Redemption or Purchase and Cancellation or Exchange	Notation Made by or on behalf of Fiscal Agent

[13]	Schedule A should only be completed where this Note is not intended to be a New Global Note.
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SCHEDULE B

AMORTIZATION SCHEDULE14

[Insert if applicable] / [NOT APPLICABLE]

[14]	Schedule B should only be completed where this Note indicates hereon that it is not intended to be a New Global Note
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SCHEDULE C

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) the Issuer to repay the within Permanent Bearer Global Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at     (Please print or typewrite name and address of the undersigned).

If less than the entire principal amount of the within Permanent Bearer Global Note is to be repaid, specify the portion thereof (which shall be increments of 1,000 units of the Specified Currency indicated on the face hereof) which the holder elects to have repaid:     ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Permanent Bearer Global Note not being repaid (in the absence of any such specification, one such Permanent Bearer Global Note will be issued for the portion not being repaid).

Date:

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

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PART 3

FORM OF TEMPORARY BEARER GLOBAL NOTE

THIS SECURITY IS A TEMPORARY BEARER GLOBAL NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR AN INTEREST IN A PERMANENT BEARER GLOBAL NOTE, WITHOUT COUPONS, REPRESENTING (AND EXCHANGEABLE FOR) DEFINITIVE BEARER NOTES OR IF SO PROVIDED IN THE FINAL TERMS (AS DEFINED BELOW) REGISTERED NOTES. IF SO PROVIDED IN THE FINAL TERMS, THIS TEMPORARY BEARER GLOBAL NOTE MAY ALSO BE EXCHANGED DIRECTLY FOR DEFINITIVE BEARER NOTES OR DEFINITIVE REGISTERED NOTES. THE RIGHTS ATTACHING TO THIS TEMPORARY BEARER GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED HEREIN).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR AN INTEREST IN A PERMANENT BEARER GLOBAL NOTE OR FOR DEFINITIVE NOTES, THIS TEMPORARY BEARER GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, TO A NOMINEE OF THE OR BY A NOMINEE OF THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, TO THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR BY THE COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE, OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY OR COMMON SAFEKEEPER, AS THE CASE MAY BE.

[COMMERCIAL PAPER

THIS TEMPORARY BEARER GLOBAL NOTE IS ISSUED IN ACCORDANCE WITH AN EXEMPTION GRANTED BY THE CENTRAL BANK OF IRELAND UNDER SECTION 8(2) OF THE CENTRAL BANK ACT, 1971 OF IRELAND, AS INSERTED BY SECTION 31 OF THE CENTRAL BANK ACT, 1989 OF IRELAND, AS AMENDED BY SECTION 70(d) OF THE CENTRAL BANK ACT, 1997 OF IRELAND AND AS AMENDED BY SCHEDULE 3 OF PART 4 OF THE CENTRAL BANK AND FINANCIAL SERVICES AUTHORITY OF IRELAND ACT 2004. THE ISSUER IS NOT REGULATED BY THE CENTRAL BANK OF IRELAND ARISING FROM THE ISSUE OF NOTES. AN INVESTMENT IN NOTES ISSUED BY THE ISSUER WITH A MATURITY OF LESS THAN ONE YEAR DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND.]15

[15]	Include if this Note is issued by GE Capital European Funding or GE Capital UK Funding and the maturity of Note is less than one year.
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[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA
FUNDING PTY. LTD. (A.B.N. 67 085 675 467)]/[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL
UK FUNDING]

EURO MEDIUM-TERM NOTE

[GUARANTEED BY GENERAL ELECTRIC CAPITAL CORPORATION]16

Series:
ISIN:
Temporary Bearer Global Note No.:
Maturity Date:
Principal Amount in Specified Currency:

This Temporary Bearer Global Note is a Temporary Bearer Global Note in respect of a duly authorised issue of Notes (the “Notes”) of [General Electric Capital Corporation]/[GE Capital Australia Funding (A.B.N. 67 085 675 467), a company incorporated under the laws of Australia]/[GE Capital European Funding, a public unlimited liability company incorporated under the Companies Act 1963 to 2012 of Ireland]/[GE Capital UK Funding, a public unlimited liability company incorporated under the Companies Act 1963 to 2012 of Ireland] (the “Issuer”) described, and having the provisions specified, in Part A of the attached Final Terms (the “Final Terms”). References in this Temporary Bearer Global Note to the Conditions shall be to the Terms and Conditions of the Notes as set out in Appendix 3 to the Fiscal Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms, but in the event of any conflict between the provisions of (a) that Appendix or (b) this Temporary Bearer Global Note and the information set out in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the Conditions and/or the Final Terms shall have the same meaning when used in this Temporary Bearer Global Note.

This Temporary Bearer Global Note is issued in bearer form and represents a portion of a duly authorized issue of Euro Medium-Term Notes of the Series specified above, issued under a twelfth amended and restated fiscal and paying agency agreement dated as of April 5, 2013 among General Electric Capital Corporation, GE Capital Australia Funding Pty. Ltd., GE Capital European Funding, GE Capital UK Funding and The Bank of New York Mellon as fiscal agent (in such capacity, the “Fiscal Agent”) and The Bank of New York Mellon (Luxembourg) S.A. as initial registrar and transfer agent (as amended and supplemented from time to time, the “Fiscal Agency Agreement”).

The Issuer, for value received, subject to and in accordance with the Conditions hereby promises to pay to the bearer of this Temporary Bearer Global Note the principal sum (a) if this Temporary Bearer Global Note is not intended to be a New Global Note, specified in Schedule A hereto or, (b) if indicated hereon that this Temporary Bearer Global Note is intended to be a New Global Note, entered in the records of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and, together with Euroclear, the“relevant Clearing Systems”) or any other recognized or agreed clearing system (if this Temporary Bearer Global Note is not intended to be a New Global Note), on the Maturity Date specified

[16]	References to the Guarantor to be deleted in the case of Notes issued by General Electric Capital Corporation.
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above (except to the extent redeemed or repaid prior to the Maturity Date) or, (a) if this Temporary Bearer Global Note is not intended to be a New Global Note, in accordance with the Amortization Schedule set out in Schedule B hereto or (b) if this Temporary Bearer Global Note is intended to be a New Global Note, in accordance with the records of the relevant Clearing Systems and to pay interest thereon and any premium and/or Additional Amounts to the bearer of this Temporary Bearer Global Note, all in accordance with the Conditions.

[The payment of all amounts on or in respect of this Temporary Bearer Global Note is guaranteed by General Electric Capital Corporation, as set forth in the Form of Guarantee endorsed on the reverse hereof.]17

If this Temporary Bearer Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Temporary Bearer Global Note shall be the aggregate amount from time to time entered in the records of the relevant Clearing Systems. The records of the relevant Clearing Systems (which expression in this Temporary Bearer Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Temporary Bearer Global Note and, for these purposes, a statement issued by a relevant Clearing System stating the nominal amount of Notes represented by this Temporary Bearer Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If this Temporary Bearer Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Temporary Bearer Global Note shall be the amount stated in the applicable Final Terms or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule A and/or Schedule B hereto, as the case may be.

Payments due in respect of Notes for the time being represented by this Temporary Bearer Global Note shall be made to the bearer of this Temporary Bearer Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

Interest on this Temporary Bearer Global Note will accrue from the most recent Fixed Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment, in each case, upon Certification. Upon the payment of interest on this Temporary Bearer Global Note, the Fiscal Agent shall (a) if this Temporary Bearer Global Note is not intended to be a New Global Note, cause Schedule A and/or Schedule B, as the case may be of this Temporary Bearer Global Note to be endorsed or (b) if this Temporary Bearer Global Note is intended to be a New Global Note promptly provide details to the relevant Clearing Systems in order for the records of the relevant Clearing Systems to be updated and remain at all times accurate, in each case to reflect such payment of interest and the amount of interest so paid shall be noted. No payments on this Temporary Bearer Global Note will be made at any office or agency maintained by the Issuer in the United States for the payment of principal of, premium, if any, and interest, if any, on this Temporary Bearer Global Note, nor will any such payment be made by mail to an address in the United States or by transfer to an account maintained by the holder of this Temporary Bearer Global Note with a bank in the United States. Notwithstanding the foregoing, if payments in respect of this Temporary Bearer Global Note are payable in U.S. dollars and if payment in U.S. dollars of the full amount payable on this Note at the offices of all paying agencies outside the United States would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Temporary Bearer Global Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment. Prior to the Exchange Date, payments of interest, if any, on this Temporary Bearer Global Note will

[17]	This paragraph should not be included in the case of Notes issued by General Electric Capital Corporation.
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be made only to the extent of, and upon, Certification. After the Exchange Date, the holder of this Temporary Bearer Global Note will not be entitled to receive any payment of principal or interest hereon.

This Temporary Bearer Global Note is exchangeable in whole or from time to time in part for (i) either, if this Temporary Bearer Global Note is intended to be a New Global Note, interests recorded in the records of the relevant Clearing Systems in a single Permanent Bearer Global Note (equal to the principal amount of the Bearer Notes being exchanged theretofore represented by this Temporary Bearer Global Note) or, if this Temporary Bearer Global Note is not intended to be a New Global Note, an interest (equal to the principal amount of the Bearer Notes being exchanged theretofore represented by this Temporary Bearer Global Note) in a single Permanent Bearer Global Note or (ii) if so specified in the Final Terms, an equal principal amount of definitive Bearer Notes and/or definitive Registered Notes upon request of Euroclear or Clearstream, Luxembourg or other clearance system specified in the Final Terms, acting on behalf of the owner of a beneficial interest in the Note, to the Fiscal Agent only on or after the Exchange Date upon delivery of a certificate substantially in the form of Exhibit B-2 to the Fiscal Agency Agreement (or such other form as is then required by U.S. federal income tax law in effect at such time) by Euroclear or Clearstream, Luxembourg or as the case may be, another clearance system specified in the Final Terms, which certificate shall be based on a certificate substantially in the form of Exhibit B-1 to the Fiscal Agency Agreement (or such other form as is then required by U.S. federal income tax law in effect at such time) provided to it by its accountholders (“Certification”) to the effect that the Notes to be issued upon such exchange are not being acquired by or on behalf of a United States person or, if a United States person has a beneficial interest in the Notes, that such person is (i) a Qualifying Foreign Branch purchasing for its own account or for resale, (ii) a United States person who acquires the Notes through a Qualifying Foreign Branch and who holds the obligation through such financial institution on the date of Certification, or (iii) a financial institution who acquires the Notes for purposes of resale during the Restricted Period other than for purposes of resale directly or indirectly to a United States person or to a person within the United States. Upon exchange of any portion of this Temporary Bearer Global Note for a Permanent Bearer Global Note (or definitive Bearer Notes and/or definitive Registered Notes), the Fiscal Agent shall (a) if this Temporary Bearer Global Note is not intended to be a New Global Note, cause Schedule A and/or Schedule B hereto, as the case may be, of this Note to be endorsed or (b) if this Temporary Bearer Global Note is intended to be a New Global Note, promptly provide details to the relevant Clearing Systems in order for the records of the relevant Clearing Systems to be updated, in each case to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount being so exchanged. Except as otherwise provided in the Conditions or the Fiscal Agency Agreement, until exchanged for a Permanent Bearer Global Note (or definitive Bearer Notes and/or definitive Registered Notes), this Temporary Bearer Global Note shall in all respects be entitled to the same benefits under the Fiscal Agency Agreement as a duly authenticated and delivered definitive Note.

If this Temporary Bearer Global Note is subject to a tax redemption or if all or any portion of the principal hereof is accelerated, each as described in the Fiscal Agency Agreement, payment of the amount due upon any such redemption or acceleration shall be subject to receipt of Certification.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, and, if this Temporary Bearer Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems, this Temporary Bearer Global Note shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

A-22

IN WITNESS WHEREOF, the Issuer has caused this Temporary Bearer Global Note to be duly executed.

[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467)]

By:

Name:
Title:

[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL UK FUNDING]

By:

Name:
Title:	Director

By:

Name:
Title:	Director/Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred

to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON

as Fiscal Agent

By:

Authorized Officer

[Effectuated without recourse,

warranty or liability by:

As common safekeeper]18

[18]	Applicable only for a series of Notes issued that it is issued as a New Global Note.
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Schedule A

SCHEDULE OF PAYMENTS, REDEMPTION, PURCHASES AND CANCELLATION AND EXCHANGES19

The initial Principal Amount of this Temporary Bearer Global Note is set out above. The following payments of interest, redemptions, purchases and cancellation and exchanges of a part of this Temporary Bearer Global Note for an interest in a single Permanent Bearer Global Note (or if so specified in the Final Terms, for definitive Notes) have been made:

Date of Exchange or Interest Payment	Payment of Interest	Principal Amount Redeemed	Principal Amount Purchased and Cancelled	Principal Amount Exchanged for Permanent Bearer Global Notes or definitive Notes	Remaining Principal Amount Outstanding Following Such Redemption or Purchase and Cancellation or Exchange	Notation made by or on behalf of Fiscal Agent

[19]	Schedule A should only be completed where this Note is not intended to be a New Global Note.
A-24

Schedule B

AMORTIZATION SCHEDULE20

[Insert if applicable] / [NOT APPLICABLE]

[20]	Schedule B should only be completed where this Note indicates hereon that it is not intended to be a New Global Note.
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PART 4

FORM OF DEFINITIVE BEARER NOTE

[Face of Note]

00	000000	[ISIN]	00	0000000

Euro Medium Term Note No.:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[COMMERCIAL PAPER

THIS DEFINITIVE BEARER NOTE IS ISSUED IN ACCORDANCE WITH AN EXEMPTION GRANTED BY THE CENTRAL BANK OF IRELAND UNDER SECTION 8(2) OF THE CENTRAL BANK ACT, 1971 OF IRELAND, AS INSERTED BY SECTION 31 OF THE CENTRAL BANK ACT, 1989 OF IRELAND, AS AMENDED BY SECTION 70(d) OF THE CENTRAL BANK ACT, 1997 OF IRELAND AND AS AMENDED BY SCHEDULE 3 OF PART 4 OF THE CENTRAL BANK AND FINANCIAL SERVICES AUTHORITY OF IRELAND ACT 2004. THE ISSUER IS NOT REGULATED BY THE CENTRAL BANK OF IRELAND ARISING FROM THE ISSUE OF NOTES. AN INVESTMENT IN NOTES ISSUED BY THE ISSUER WITH A MATURITY OF LESS THAN ONE YEAR DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND.]21

[21]	Include if this Note is issued by GE Capital European Funding or GE Capital UK Funding and if maturity of Note is less than one year.
A-26

[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA FUNDING PTY.
LTD. (A.B.N. 67 085 675 467)]/[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL UK FUNDING]

EURO MEDIUM-TERM NOTE

[Specified Currency and Nominal Amount of Tranche] Notes [Due [Year of Maturity]]

[GUARANTEED BY GENERAL ELECTRIC CAPITAL CORPORATION]22

This definitive Bearer Note is one of a duly authorised issue of Notes denominated in the Specified Currency and maturing on the Maturity Date (the “Notes”) of [General Electric Capital Corporation]/[GE Capital Australia Funding (A.B.N. 67 085 675 467), a company incorporated under the laws of Australia]/[GE Capital European Funding, a public unlimited liability company incorporated under the Companies Act 1963 to 2012 of Ireland]/[GE Capital UK Funding, a public unlimited liability company incorporated under the Companies Act 1963 to 2012 of Ireland] (the “Issuer”). References in this definitive Bearer Note to the Conditions shall be to the Terms and Conditions set out in Appendix 3 to the Fiscal Agency Agreement (as defined below) which shall be incorporated by reference in this definitive Bearer Note and have effect as if set out in it as modified and supplemented by Part A of the Final Terms (the “Final Terms”) (or the relevant provisions of Part A of the Final Terms) endorsed on this definitive Bearer Note but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail.

The Notes are issuable under a twelfth amended and restated fiscal and paying agency agreement dated as of April 5, 2013 among General Electric Capital Corporation, GE Capital Australia Funding Pty. Ltd., GE Capital European Funding, GE Capital UK Funding and The Bank of New York Mellon as fiscal agent (in such capacity, the “Fiscal Agent”) and The Bank of New York Mellon (Luxembourg) S.A. as initial registrar and transfer agent (as amended and supplemented from time to time, the “Fiscal Agency Agreement”). The Bank of New York Mellon at its office in London has been appointed the Exchange Rate Agent (the “Exchange Rate Agent”, which terms include any successor exchange rate agent) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Fiscal Agency Agreement are hereby incorporated by reference herein.

The Issuer, for value received, subject to and in accordance with the Conditions, hereby promises to pay to the bearer of this definitive Bearer Note upon surrender hereof, the principal sum specified above on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon to the bearer of the coupons, if any, attached hereto (the “Coupons”) and to pay any premium and/or Additional Amounts, all in accordance with the Conditions.

[The payment of all amounts on or in respect of this definitive Bearer Note is guaranteed by General Electric Capital Corporation, as set forth in the Form of Guarantee endorsed on the reverse hereof.]23

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this definitive Bearer Note shall not be entitled to any benefit under the Fiscal Agency Agreement, or be valid or obligatory for any purpose.

[22]	References to the Guarantor to be deleted in the case of Notes issued by General Electric Capital Corporation.

[23]	This paragraph should not be included in the case of Notes issued by General Electric Capital Corporation.

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IN WITNESS WHEREOF, the Issuer has caused this definitive Bearer Note to be duly executed on its behalf.

[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467)]

By:
Name:
Title:
[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL UK FUNDING]
By:
Name:
Title:	Director
By:
Name:
Title:	Director/Secretary

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON
as Fiscal Agent

By:
Authorized Officer
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[Reverse of definitive Bearer Note]

Terms and Conditions
[Terms and Conditions to be as set out in Appendix 3 to the Agency Agreement]
Final Terms
[Set out text of Final Terms relating to the Notes]
Guarantee
[Guarantee to be endorsed (except where the Issuer is General Electric Capital Corporation)]
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SCHEDULE A

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) the Issuer to repay the within definitive Bearer Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at__________(Please print or typewrite name and address of the undersigned).

If less than the entire principal amount of the within definitive Bearer Note is to be repaid, specify the portion thereof (which shall be increments of 1,000 units of the Specified Currency indicated on the face hereof) which the holder elects to have repaid: ______________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within definitive Bearer Note not being repaid (in the absence of any such specification, one such definitive Bearer Note will be issued for the portion not being repaid).

______

Date:

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

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PART 5

EURO MEDIUM-TERM NOTE

NO. _____

FORM OF COUPON

[Face of Coupon]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA
FUNDING PTY. LTD. (A.B.N. 67 085 675 467)]/[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL
UK FUNDING]

[GUARANTEED BY GENERAL ELECTRIC CAPITAL CORPORATION]24

[Specified Currency and Nominal Amount of Tranche] Notes [due [Year of Maturity]]

Coupon No.:[25] _____________
Principal Amount:__________
[Interest Amount due in
Specified Currency:]
Due: ____________________

Unless the Note to which this Coupon appertains shall have been called for previous redemption and payment thereof duly provided for, on the date set forth hereon, [GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467)]/[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL UK FUNDING] (the “Issuer”) will pay to bearer, upon surrender hereof at such agencies in such places outside the United States as the Issuer may determine from time to time (the “Paying Agents”), interest on the principal amount of such Note as specified above (together with any Additional Amounts in respect thereof which the Issuer may be required to pay according to the terms of such Note), in accordance with the Terms and Conditions.

[The payment of all amounts on or in respect of this Coupon is guaranteed by General Electric Capital Corporation, as set forth in the Form of Guarantee endorsed on the reverse hereof.]26

00	000000	[ISIN]	00	0000000

[24]	References to Guarantor to be deleted in the case of Notes issued by General Electric Capital Corporation.

[25]	The Coupon number, the interest amount due in the Specified Currency and due date should appear in the right-hand section of the face of the Coupon.

[26]	This paragraph should not be included in the case of Notes issued by General Electric Capital Corporation.
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PART 6

EURO MEDIUM-TERM NOTE

NO._____

FORM OF RECEIPT

[Face of Receipt]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA
FUNDING PTY. LTD. (A.B.N. 67 085 675 467)]/[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL
UK FUNDING]

[GUARANTEED BY GENERAL ELECTRIC CAPITAL CORPORATION]27

[Specified Currency and Nominal Amount of Tranche] Notes [due [Year of Maturity]]

Receipt for the sum of [                    ] being the installment of principal payable in accordance with the Terms and Conditions endorsed on the Note to which this Receipt appertains (the “Conditions”) on [              ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to the Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

[27]	References to Guarantor to be deleted in the case of Notes issued by General Electric Capital Corporation.
A-32

[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467)]

By:
Name:
Title:

[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL UK FUNDING]
By:
Name:
Title:	Director
By:
Name:
Title:	Director/Secretary
A-33

[Reverse of Coupon and Receipt]

Fiscal Agent and Exchange Rate Agent:

The Bank of New York Mellon

One Canada Square

London E14 5AL, United Kingdom

and/or any other or further Fiscal Agent, Paying Agents or Exchange Rate Agent and/or specified offices as may from time to time be duly appointed by the Issuer [or the Guarantor]28 and notice of which has been given to the Noteholders.

[28]	To be included in the case of a Note issued by an Issuer other than General Electric Capital Corporation
A-34

PART 7

FORM OF DEFINITIVE REGISTERED NOTE

Euro Medium Term Note No.:

[COMMERCIAL PAPER

THIS DEFINITIVE REGISTERED NOTE IS ISSUED IN ACCORDANCE WITH AN EXEMPTION GRANTED BY THE CENTRAL BANK OF IRELAND UNDER SECTION 8(2) OF THE CENTRAL BANK ACT, 1971 OF IRELAND, AS INSERTED BY SECTION 31 OF THE CENTRAL BANK ACT, 1989 OF IRELAND, AS AMENDED BY SECTION 70(d) OF THE CENTRAL BANK ACT, 1997 OF IRELAND AND AS AMENDED BY SCHEDULE 3 OF PART 4 OF THE CENTRAL BANK AND FINANCIAL SERVICES AUTHORITY OF IRELAND ACT 2004. THE ISSUER IS NOT REGULATED BY THE CENTRAL BANK OF IRELAND ARISING FROM THE ISSUE OF NOTES. AN INVESTMENT IN NOTES ISSUED BY THE ISSUER WITH A MATURITY OF LESS THAN ONE YEAR DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND.]29

[29]	Include if this Note is issued by GE Capital European Funding or GE Capital UK Funding and if maturity of Note is less than one year.
A-35

[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA
FUNDING PTY. LTD. (A.B.N. 67 085 675 467)]/[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL
UK FUNDING]

EURO MEDIUM-TERM NOTE

[Specified Currency and Nominal Amount of Tranche] Notes [Due [Year of Maturity]]

[GUARANTEED BY GENERAL ELECTRIC CAPITAL CORPORATION]30

[General Electric Capital Corporation]/[GE Capital Australia Funding (A.B.N. 67 085 675 467), a company incorporated under the laws of Australia]/[GE Capital European Funding, a public unlimited liability company incorporated under the Companies Act 1963 to 2012 of Ireland]/[GE Capital UK Funding, a public unlimited liability company incorporated under the Companies Act 1963 to 2012 of Ireland] (the “Issuer”) hereby certifies that [                           ] is/are, at the date of this definitive Registered Note, entered in the Register as the holder(s) of the aggregate nominal amount of [                  ] of a duly authorised issue of Notes (the “Notes”) described, and having the provisions specified, in Part A of the attached Final Terms (the “Final Terms”). References in this definitive Registered Note to the Conditions shall be to the Terms and Conditions set out in Appendix 3 to the Fiscal Agency Agreement (as defined below) as supplemented by information set out in the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the Conditions and/or the Final Terms shall have the same meaning when used in this definitive Registered Note.

The Notes are issuable under a twelfth amended and restated fiscal and paying agency agreement dated as of April 5, 2013 among General Electric Capital Corporation, GE Capital Australia Funding Pty. Ltd., GE Capital European Funding, GE Capital UK Funding and The Bank of New York Mellon as fiscal agent (in such capacity, the “Fiscal Agent”) and The Bank of New York Mellon (Luxembourg) S.A. as initial registrar and transfer agent (as amended and supplemented from time to time, the “Fiscal Agency Agreement”). The Bank of New York Mellon at its office in London has been appointed the Exchange Rate Agent (the “Exchange Rate Agent”, which terms include any successor exchange rate agent) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Fiscal Agency Agreement are hereby incorporated by reference herein.

Subject to and in accordance with the Conditions, the registered holder(s) of this definitive Registered Note is/are entitled to receive on the Maturity Date and/or on such earlier date(s) as this definitive Registered Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of this definitive Registered Note on each such due date and interest (if any) on this definitive Registered Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, all in accordance with the Conditions.

[The payment of all amounts on or in respect of this definitive Registered Note is guaranteed by General Electric Capital Corporation, as set forth in the Form of Guarantee endorsed on the reverse hereof.]31

[30]	References to the Guarantor to be deleted in the case of Notes issued by General Electric Capital Corporation.

[31]	This paragraph should not be included in the case of Notes issued by General Electric Capital Corporation.
A-36

This definitive Registered Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this definitive Registered Note.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, and, if this definitive Registered Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems, this definitive Registered Note shall not be entitled to any benefit under the Fiscal Agency Agreement, as defined on the reverse hereof, or be valid or obligatory for any purpose.

A-37

IN WITNESS WHEREOF, the Issuer has caused this definitive Registered Note to be duly executed.

[GENERAL ELECTRIC CAPITAL CORPORATION]/[GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467)]

By:

Name:
Title:

[GE CAPITAL EUROPEAN FUNDING]/[GE CAPITAL UK FUNDING]

By:

Name:
Title: Director

By:

Name:
Title: Director/Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to

in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON

as Fiscal Agent

By:

Authorized Officer

A-38

[Reverse of definitive RegisteredNote]

[Guarantee to be endorsed (except where the Issuer is General Electric Capital Corporation)]

A-39

Schedule A

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) the Issuer to repay the within definitive Registered Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at __________(Please print or typewrite name and address of theundersigned).

If less than the entire principal amount of the within definitive Registered Note is to be repaid, specify the portion thereof (which shall be increments of 1,000 units of the Specified Currency indicated on the face hereof) which the holder elects to have repaid:       ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within definitive Registered Note not being repaid (in the absence of any such specification, one such definitive Registered Note will be issued for the portion not being repaid).

_____________ .

Date:

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

A-40

Schedule B

FORM OF TRANSFER32

FOR VALUE RECEIVED the undersigned hereby transfers to

(Please print or typewrite name and address of transferee)

principal amount of this definitive Registered Note and all rights under it.

Date:
Certifying Signature

Signed:____________________________

on behalf of ________________________

Note:

(1)	The signature of this transfer must correspond with the name of the registered Noteholder as it appears above on the face of this definitive Registered Note unless the signature is of an authorised officer of a corporate Noteholder.

(2)	A representative of the registered Noteholder should state the capacity in which he signs (e.g., executor).

(3)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Noteholder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

[32]	This Note may only be assigned in accordance with any legends appearing on the face hereof and otherwise in accordance with the Fiscal Agency Agreement and the Conditions.
A-41

Exhibit B

Exhibit B-1

[Form of Certificate to be given by an Account
Holder of Euroclear or Clearstream, Luxembourg]

CERTIFICATE

[General Electric Capital Corporation]

[GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467)]

[GE Capital European Funding]

[GE Capital UK Funding]

Euro Medium-Term Notes

[Unconditionally Guaranteed by

General Electric Capital Corporation]

Represented by Temporary Bearer Global Note No. __.

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any political subdivision thereof, estates whose income is subject to United States federal income tax regardless of its source, or trusts if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

B-1-1

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [Currency][Amount] of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:           ___________

[To be dated no earlier than the 10th day before

[insert date of Interest Payment Date prior to Exchange Date]

[insert date of redemption or acceleration prior to Exchange Date]

[insert Exchange Date]]

[Name of Account Holder]

By:

(Authorized Signatory)

Name:

Title:

B-1-2

Exhibit B-2

[Form of Certificate to be given by
Euroclear or Clearstream, Luxembourg]

CERTIFICATE

[General Electric Capital Corporation]

[GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467)]

[GE Capital European Funding]

[GE Capital UK Funding]

Euro Medium-Term Notes

[Unconditionally Guaranteed by

General Electric Capital Corporation]

Represented by Temporary Bearer Global Note No. ____.

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in Exhibit B-1 to the Thirteenth Amended and Restated Fiscal and Paying Agency Agreement dated April 4, 2014, as of the date hereof, [Currency][Amount] principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any political subdivision thereof, estates whose income is subject to United States federal income tax regardless of its source, or trusts if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. As used herein, “United States” means the United States of America (including the

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States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange any portion of the Temporary Bearer Global Note excepted as set forth herein and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:         _____________

[To be dated no earlier than

[insert date of Interest Payment Date prior to Exchange Date]

[insert date of redemption or acceleration prior to Exchange Date]

[insert Exchange Date]]

[EUROCLEAR BANK SA/NV]

[CLEARSTREAM BANKING, société anonyme]

[OTHER CLEARANCE SYSTEM]

By:
B-2-2

EXHIBIT C

EXHIBIT C-1

[Form of Certificate to be given by an Account Holder of
Euroclear and Clearstream, Luxembourg]

CERTIFICATE

[General Electric Capital Corporation]

[GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467)]

[GE Capital European Funding]

[GE Capital UK Funding]

Programme for the Issuance of Euro Medium-Term Notes Due

9 Months or More from Date of Issue

[Unconditionally guaranteed by

General Electric Capital Corporation]

Represented by Permanent Bearer Global Note No. __.

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) requesting definitive [Registered/Bearer] Notes in exchange for their interests in the above-referenced Permanent Bearer Global Note and (ii) such persons desire to exchange _____ principal amount of the above-captioned Notes for definitive [Registered/Bearer] Notes.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [$]_____ of such interest in the above Notes in respect of which we do not desire to exchange for definitive Notes.

Dated:         _______

[Name of Account Holder]

By:

Name:

Title:

C-1-1

Exhibit C-2

[Form of Certificate to be given by Euroclear and Clearstream, Luxembourg]

CERTIFICATE

[General Electric Capital Corporation]

[GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467)]

[GE Capital European Funding]

[GE Capital UK Funding]

Programme for the Issuance of Euro Medium-Term Notes Due

9 Months or More from Date of Issue

[Unconditionally Guaranteed by

General Electric Capital Corporation]

Represented by Permanent Bearer Global Note No. ____.

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in Exhibit C-1 to the Thirteenth Amended and Restated Fiscal and Paying Agency Agreement relating to such Notes, as of the date hereof, principal amount of the above-captioned Notes (i) is owned by person(s) requesting definitive [Registered/Bearer] Notes in exchange for their interests in the above-referenced Permanent Bearer Global Note and (ii) such persons desire to exchange ______ principal amount of the above-captioned Notes for definitive [Registered/Bearer] Notes.

We further certify (i) that we are making available herewith for exchange all interests in the Permanent Bearer Global Note and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the Permanent Bearer Global Note submitted herewith are no longer true and cannot be relied upon as the date hereof.

Dated: __________________

[EUROCLEAR BANK SA/NV]

[CLEARSTREAM BANKING, société anonyme]

[OTHER CLEARANCE SYSTEM]
C-2-1

EXHIBIT D

EXHIBIT D-1

[Form of Senior Guarantee to be endorsed on Senior Notes]

1. FOR VALUE RECEIVED, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Guarantor”), hereby unconditionally and irrevocably guarantees to the holder of the Note upon which this guarantee is endorsed the due and punctual payment of any and all amounts required to be paid upon said Note according to its terms, when, where and as the same shall become due and payable, whether on an interest payment date, at maturity, upon redemption or purchase or otherwise, in accordance with the terms thereof. Terms and expressions defined in the Twelfth Amended and Restated Fiscal and Paying Agency Agreement dated as of April 5, 2013, as it may be further amended or supplemented from time to time, among General Electric Capital Corporation, GE Capital Australia Funding Pty. Ltd., GE Capital European Funding, GE Capital UK Funding, The Bank of New York Mellon and The Bank of New York Mellon (Luxembourg) S.A. (as amended and supplemented from time to time, the “Fiscal Agency Agreement”), and the Notes shall have the same meanings herein, except as otherwise defined herein or unless there is something in the subject matter or context inconsistent therewith.

2. (a) In case of failure by [GE Capital Australia Funding Pty. Ltd.] [GE Capital European Funding] [GE Capital UK Funding] [Name of Additional Issuer acceding to the Fiscal Agency Agreement pursuant to Section 16 thereof] or its successors or assigns (the “Issuer”) punctually to pay any such amount, the Guarantor hereby agrees to cause such payment to be made punctually when, where and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and as if such payment were made by the Issuer. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of the Note, the absence of any action to enforce the same, the waiver or consent by the holder of the Note with respect to any provisions thereof, the recovery of any judgment against the Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(b) The Guarantor shall be subrogated to all rights of the holder of the Note against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided that the Guarantor shall not be entitled to enforce or receive any payment arising out of, or based upon, such right of subrogation until all amounts due on or to become due on or in respect of all of the Notes shall have been paid in full or duly provided for.

(c) The Guarantor hereby waives notice of acceptance of this Guarantee and also waives notice of nonpayment of any and all amounts payable or in respect of said Note or any part thereof.

(d) This Guarantee is (i) unsecured and ranks equally with all other unsecured and unsubordinated obligations of the Guarantor and (ii) effectively junior to the liabilities of the Guarantor’s subsidiaries.

3. (a) The Guarantor will not merge or consolidate with any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its properties to any other corporation, unless (i) either the Guarantor shall be the continuing corporation or the

D-1-1

successor corporation (if other than the Guarantor) (the “successor corporation”) shall be a corporation organized under the laws of the United States of America or of a state thereof and such successor corporation shall expressly assume the due and punctual payments of all amounts due under this Guarantee and the due and punctual performance of all of the covenants and obligations of the Guarantor under this Guarantee endorsed on all the Notes, by supplemental agreement satisfactory to the Fiscal Agent executed and delivered to such Fiscal Agent by the successor corporation and the Guarantor and (ii) the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenant or obligation.

(b) Upon any such merger or consolidation, sale, conveyance, transfer or other disposition, such successor corporation shall succeed to and be substituted for, and may exercise every right and power of and shall be subject to all the obligations of, the Guarantor under this Guarantee, with the same effect as if such successor corporation had been named as the Guarantor herein, and the Guarantor shall be released from its liability as Guarantor under this Guarantee and under the Fiscal Agency Agreement.

4. The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee, and to constitute the same the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization and other laws of general application relating to or affecting the rights of creditors or by general principles of equity, including the limitation that specific performance, being an equitable remedy, is discretionary and may not be ordered, have been done and performed and have happened in due and strict compliance with all applicable laws.

5. This Guarantee shall be construed in accordance with and governed by the laws of the State of New York, United States of America.

6. This Guarantee is dated the date of the Note upon which it is endorsed.

IN WITNESS WHEREOF, the Guarantor has caused this Senior Guarantee to be duly executed.

GENERAL ELECTRIC CAPITAL CORPORATION

By:___________________________

D-1-2

Exhibit D-2

[Form of Subordinated Guarantee to be endorsed on Subordinated Notes]

1. FOR VALUE RECEIVED, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Guarantor”), hereby unconditionally and irrevocably guarantees to the holder of the Subordinated Note upon which this guarantee is endorsed the due and punctual payment of any and all amounts required to be paid upon said Subordinated Note according to its terms, when, where and as the same shall become due and payable, whether on an interest payment date, at maturity, upon redemption or purchase or otherwise, in accordance with the terms thereof. Terms and expressions defined in the Twelfth Amended and Restated Fiscal and Paying Agency Agreement dated as of April 5, 2013, as it may be further amended or supplemented from time to time, among General Electric Capital Corporation, GE Capital Australia Funding Pty. Ltd., GE Capital European Funding, GE Capital UK Funding, The Bank of New York Mellon and The Bank of New York Mellon (Luxembourg) S.A. (as amended and supplemented from time to time, the “Fiscal Agency Agreement”), and the Notes shall have the same meanings herein, except as otherwise defined herein or unless there is something in the subject matter or context inconsistent therewith.

2. (a) In case of failure by [GE Capital Australia Funding Pty. Ltd.] [GE Capital European Funding] [GE Capital UK Funding] [Name of Additional Issuer acceding to the Fiscal Agency Agreement pursuant to Section 16 thereof] or its successors or assigns (the “Issuer”) punctually to pay any such amount, the Guarantor hereby agrees to cause such payment to be made punctually when, where and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and as if such payment were made by the Issuer. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of the Subordinated Note, the absence of any action to enforce the same, the waiver or consent by the holder of the Subordinated Note with respect to any provisions thereof, the recovery of any judgment against the Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

(b) The Guarantor shall be subrogated to all rights of the holder of the Subordinated Note against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of this Subordinated Guarantee; provided that the Guarantor shall not be entitled to enforce or receive any payment arising out of, or based upon, such right of subrogation until all amounts due on or to become due on or in respect of all of the Notes shall have been paid in full or duly provided for.

(c) The Guarantor hereby waives notice of acceptance of this Guarantee and also waives notice of nonpayment of any and all amounts payable or in respect of said Note or any part thereof.

(d) This Subordinated Guarantee (i) constitutes general unsecured obligations of the Guarantor, (ii) ranks subordinated in right of payment, as set forth in Article 3 below and (iii) is effectively junior to the liabilities of the subsidiaries of the Guarantor.

3. The Guarantor agrees, and each Noteholder by accepting a Subordinated Note and this Subordinated Guarantee agrees, that the indebtedness evidenced by such Subordinated Guarantee is subordinated in right of payment to the prior payment of all

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Senior Guarantor Indebtedness, and that such subordination is for the benefit of and enforceable by the holders of Senior Guarantor Indebtedness. Only obligations of the Guarantor which are Senior Guarantor Indebtedness shall rank senior to this Subordinated Guarantee in accordance with the provisions set forth in this Article 3.

(a) For purposes of this Article 3:

(i) “Senior Guarantor Indebtedness” shall mean (i) the principal of, premium, if any, and interest on, all of the Guarantor’s indebtedness for money borrowed, other than the any Notes issued by the Guarantor; (ii) obligations of the Guarantor arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off balance sheet guarantees and direct credit substitutes); (iii) obligations of the Guarantor associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements; and (iv) obligations of the Guarantor for purchased money, in each case regardless of whether such indebtedness or obligations are outstanding on the date of execution of the Fiscal Agency Agreement or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof; provided, however, that Senior Guarantor Indebtedness shall not include (1) any accounts payable or other liability to trade creditors (other than those obligations referenced in items (ii) and (iii), above) arising in the ordinary course of business (including instruments evidencing such liabilities), (2) any indebtedness, guarantee or obligation of such Guarantor which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation, or (3) any obligations with respect to any capital stock.

(ii) “Indebtedness for money borrowed” as used in the definition of Senior Guarantor Indebtedness above shall include, without limitation, any obligation of the Guarantor for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments and any deferred obligation for the payment of the purchase price of property or assets.

(b) Upon any payment or distribution of the assets of the Guarantor to creditors or upon a total or partial liquidation, total or partial dissolution of the Guarantor, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its respective properties:

(i) the holders of Senior Guarantor Indebtedness will be entitled to receive payment in full of the Senior Guarantor Indebtedness before the holders of this Subordinated Guarantee are entitled to receive any such amount due and payable in accordance with the terms of this Subordinated Guarantee; and

(ii) until the Senior Guarantor Indebtedness is paid in full, any distribution to which holders of this Subordinated Guarantee would be entitled but for this Article 3 will be made to holders of the Senior Guarantor Indebtedness as their interests may appear (except that the holders of this Subordinated Guarantee may receive shares of stock and any debt securities that are subordinated to Senior Guarantor Indebtedness to at least the same extent as this Subordinated Guarantee and do not provide for the payment of principal prior to the maturity of all Senior Guarantor Indebtedness).

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(c) The Guarantor may not pay any such amounts due and payable in accordance with the terms of this Subordinated Guarantee, make any deposit to or otherwise repurchase, redeem or otherwise retire this Subordinated Guarantee if:

(i) any Senior Guarantor Indebtedness is not paid when due and payable; or

(ii) any other default on Senior Guarantor Indebtedness occurs and the maturity of such Senior Guarantor Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Guarantor Indebtedness has been paid in full.

(d) If a distribution is made to holders of this Subordinated Guarantee that, due to the subordination provisions contained in this Article 3 should not have been made to them, the holders of this Subordinated Guarantee who receive such distribution are required to hold such distributions in trust for the holders of Senior Guarantor Indebtedness and pay it over to them as their interests may appear.

(e) After all Senior Guarantor Indebtedness is paid in full and until the Subordinated Note to which this Subordinated Guarantee relates is paid in full, holders of this Subordinated Guarantee shall be subrogated to the rights of holders of Senior Guarantor Indebtedness to receive distributions applicable to Senior Guarantor Indebtedness. A distribution made to holders of Senior Guarantor Indebtedness pursuant to this Article 3 which otherwise would have been made to the holders of this Subordinated Guarantee is not, as between the Guarantor and the holders of this Subordinated Guarantee, a payment by the Guarantor on Senior Guarantor Indebtedness.

(f) This Article 3 defines the relative rights of holders of this Subordinated Guarantee and holders of Senior Guarantor Indebtedness. Nothing herein shall:

(1)impair, as between an Guarantor and holders of this Subordinated Guarantee, the obligation of the Guarantor, which is absolute and unconditional, to pay principal of and interest on or other amounts with respect to the this Subordinated Guarantee in accordance with their terms; or

(2)prevent any holder of this Subordinated Guarantee from exercising its available remedies upon a Subordinated Note Event of Default, subject to the rights of holders of Senior Guarantor Indebtedness to receive distributions otherwise payable to holders of this Subordinated Guarantee.

(g) No right of any holder of Senior Guarantor Indebtedness to enforce the subordination of the indebtedness evidenced by this Subordinated Guarantee will be impaired by any act or failure to act by the Guarantor or by the failure of the Guarantor to comply with its obligations hereunder.

(h) Notwithstanding Article 3(c), the Fiscal Agent or any Paying Agent may make payments pursuant to the terms of this Subordinated Guarantee and will not be charged with knowledge of the existence of facts that would prohibit the making of any

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such payments unless, not less than two (2) Business Days prior to the date of such payment, an officer of the Fiscal Agent responsible for the administration of the Fiscal Agency Agreement receives written notice satisfactory to it that payments may not be made under the terms of this Subordinated Guarantee. The Guarantor, the Registrar, a Paying Agent, a trustee, agent or representative for an issuer of Senior Indebtedness or a holder of Senior Guarantor Indebtedness may give the notice; provided, however, that, if an issue of Senior Guarantor Indebtedness has a trustee, agent or representative, only such trustee, agent or representative, rather than a holder of Senior Guarantor Indebtedness, may provide notice. The Fiscal Agent will be entitled to assume that any prohibition on the right of the Guarantor to pay amounts due pursuant to the terms of this Subordinated Guarantee has not terminated unless an officer of the Fiscal Agent responsible for the administration of the Fiscal Agency Agreement receives written notice satisfactory to it of such termination from any of the persons specified in the foregoing sentence.

The Fiscal Agent in its individual or any other capacity may hold Senior Guarantor Indebtedness with the same rights it would have if it were not Fiscal Agent. The Registrar and any Paying Agent may do the same with like rights. The Fiscal Agent will be entitled to all the rights set forth in the terms of this Subordinated Guarantee with respect to any Senior Guarantor Indebtedness, which may at any time be held by it, to the same extent as any other holder of Senior Guarantor Indebtedness; and nothing herein shall deprive the Fiscal Agent of any of its rights as such holder. Nothing herein shall apply to claims of, or payments to, the Fiscal Agent under or pursuant to the terms of this Subordinated Guarantee.

(i) Whenever a distribution is to be made or a notice given to holders of Senior Guarantor Indebtedness pursuant to the terms of this Subordinated Guarantee, the distribution may be made and the notice given to their trustee, agents or representatives, if any.

(j) Upon any payment or distribution pursuant to the terms of this Subordinated Guarantee the Fiscal Agent and the holders of this Subordinated Guarantee shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Article 3(b) are pending, (ii) upon a certificate of the liquidating trustee or agent or other person making such payment or distribution to the Fiscal Agent or to the holders of this Subordinated Guarantee or (iii) upon the trustee, agents or representatives for the holders of Senior Guarantor Indebtedness or upon the holders of Senior Guarantor Indebtedness for which there are no such representatives for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Guarantor Indebtedness, and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to the terms hereof. In the event that the Fiscal Agent determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Guarantor Indebtedness to participate in any payment or distribution pursuant to this Article 3, the Fiscal Agent may request such person to furnish evidence to the reasonable satisfaction of the Fiscal Agent as to the amount of Senior Guarantor Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such person under this Article 3 and, if such

D-2-4

evidence is not furnished, the Fiscal Agent may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

(k) The Fiscal Agent, in its capacity as Fiscal Agent or paying agent pursuant to the Fiscal Agency Agreement, shall not be deemed to owe any fiduciary duty to the holders of Senior Guarantor Indebtedness and shall not be liable in either capacity to any such holders if it shall mistakenly pay over or distribute to holders of this Subordinated Guarantee, the Guarantor, or any other person, money or assets to which any holders of Senior Guarantor Indebtedness shall be entitled by virtue of this Article 3 or otherwise.

(l) Each holder of this Subordinated Guarantee by accepting a Subordinated Note shall be deemed to acknowledge and agree that the provisions of this Article 3 are, and are intended to be, an inducement and a consideration to each holder of any Senior Guarantor Indebtedness whether such Senior Guarantor Indebtedness was created or acquired before or after the issuance of the Subordinated Guarantee, to acquire and continue to hold, or to continue to hold, such Senior Guarantor Indebtedness and such holder of Senior Guarantor Indebtedness shall be deemed conclusively to have relied on this Article 3 in acquiring and continuing to hold, or in continuing to hold, such Senior Guarantor Indebtedness.

4. (a) The Guarantor will not merge or consolidate with any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its properties to any other corporation, unless (i) either the Guarantor shall be the continuing corporation or the successor corporation (if other than the Guarantor) (the “successor corporation”) shall be a corporation organized under the laws of the United States of America or of a state thereof and such successor corporation shall expressly assume the due and punctual payments of all amounts due under this Guarantee and the due and punctual performance of all of the covenants and obligations of the Guarantor under this Guarantee endorsed on all the Notes, by supplemental agreement satisfactory to the Fiscal Agent executed and delivered to such Fiscal Agent by the successor corporation and the Guarantor and (ii) the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenant or obligation.

(b) Upon any such merger or consolidation, sale, conveyance, transfer or other disposition, such successor corporation shall succeed to and be substituted for, and may exercise every right and power of and shall be subject to all the obligations of, the Guarantor under this Guarantee, with the same effect as if such successor corporation had been named as the Guarantor herein, and the Guarantor shall be released from its liability as Guarantor under this Guarantee and under the Fiscal Agency Agreement.

5. The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee, and to constitute the same the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization and other laws of general application relating to or affecting the rights of creditors or by general principles of equity, including the limitation that specific performance, being an equitable remedy, is discretionary and may not be ordered,

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have been done and performed and have happened in due and strict compliance with all applicable laws.

6. This Guarantee shall be construed in accordance with and governed by the laws of the State of New York, United States of America.

7. This Guarantee is dated the date of the Note upon which it is endorsed.

D-2-6

IN WITNESS WHEREOF, the Guarantor has caused this Subordinated Guarantee to be duly executed.

GENERAL ELECTRIC CAPITAL CORPORATION

By:_________________________

D-2-7

Exhibit E

[Form of Issuer Accession Letter]

ISSUER ACCESSION LETTER

[DATE]

GENERAL ELECTRIC CAPITAL CORPORATION

201 High Ridge Road

Stamford, CT 06927

Attention: Senior Vice President - Corporate Treasury

and Global Funding Operation

[Name of Additional Issuer]

[Address]

Attention:_________________________

THE BANK OF NEW YORK MELLON

One Canada Square

London E14 5AL

United Kingdom

Attention: [Manager, Institutional Trust Services]

Ladies and Gentlemen:

Reference is hereby made to the Thirteenth Amended and Restated Fiscal and Paying Agency Agreement dated as of April 4, 2014 (the “Fiscal Agency Agreement”) among General Electric Capital Corporation, as an issuer and as guarantor (“GE Capital”), the other issuers named therein or acceded thereto (together with GE Capital, each an “Issuer”), The Bank of New York Mellon, as fiscal and paying agent (the “Fiscal Agent”), The Bank of New York Mellon (Luxembourg) S.A., as initial registrar and Luxembourg transfer agent pursuant to which Euro Medium-Term Notes of each such Issuer are distributed from time to time. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Fiscal Agency Agreement.

1.	Pursuant to Section 16(b)(i) of the Fiscal Agency Agreement, this Issuer Accession Letter is being entered into by GE Capital, [Name of Additional Issuer] (the “Company”), the Fiscal Agent and the Paying Agent to provide for the accession of the Company as an Additional Issuer party to the Fiscal Agency Agreement as of the date hereof (the “Accession Date”).

2.	In accordance with Section 16(a) of the Fiscal Agency Agreement, GE Capital and the Company hereby confirm that the Company is a Subsidiary of GE Capital and that each Note issued by the Company shall be irrevocably and unconditionally guaranteed by GE Capital.

3.	In accordance with Section 16(b)(ii) and 16(b)(iii) of the Fiscal Agency Agreement, GE Capital and the Company hereby certify to the Fiscal Agent that each of the persons signing this Issuer Accession Letter on behalf of the GE Capital and the Company is an Issuer Authorized Representative as defined in Section 3(a) of the Fiscal Agency Agreement and that each of the forms of Notes, including the form of the Guarantee appearing thereon, attached hereto as Annex A-1 through A-[__] has been approved
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pursuant to the authority delegated to such Issuer Authorized Representative by the Board of Directors of each of GE Capital and the Company. In addition to the above, the following persons are Issuer Authorized Representatives of the Company: [List each Additional Issuer Authorized Representative, if any.]

4.	In accordance with Section 16(b)(iv) of the Fiscal Agency Agreement, the Company and the Guarantor hereby confirm that an Issuer Accession Notice has been sent to each of the Dealers party to the Distribution Agreement, a copy of which is attached hereto as Annex B.

5.	All notices to the Company under Section 17 of the Fiscal Agency Agreement shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission to the Company as follows (in each case with a copy to GE Capital at the address or facsimile number appearing in Section 17 of the Fiscal Agency Agreement):

[Company Name]

[Address]

Attention:________________________

Phone:__________________________

Fax:____________________________

Please countersign where indicated below to indicate your acceptance and agreement to the foregoing, whereupon this Issuer Accession Letter shall become a valid and binding agreement of the parties as of the date first above written.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By:__________________________

Name:

Title:

[NAME OF ADDITIONAL ISSUER]

By:__________________________

Name:

Title:

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Accepted and Agreed:

THE BANK OF NEW YORK MELLON

By:________________________________

Name:

Title:

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

By:________________________________

Name:

Title:

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